                       SECURITIES AND EXCHANGE COMMISSION

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       DRANSFIELD CHINA PAPER CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                    Territory of the British Virgin Islands
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      2676
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                 None Required
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                           36-42 Pok Man Street, 2/F
                          Mongkok, Kowloon, Hong Kong
                          Telephone 011-852-2787-0838
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                   Copies to:
Thomas J. Kenan, Esq.                              Horace Yao
100 North Broadway, Suite 3300                     36-42 Pok Man Street, 2/F
Oklahoma City, OK 73102 U.S.A.                     Mongkok, Kowloon, Hong Kong
Telephone 405-239-3300                             Telephone 011-852-2787-0838
-------------------------------
(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of                           Proposed        Proposed
each class                         maximum         maximum
of securities                      offering        aggregate      Amount of
to be            Amount to be      price per       offering       registration
registered       registered        unit            price          fee
-------------------------------------------------------------------------------
Common Stock       338,428         $5.00           $1,692,140     $  513(1)

Common Stock
  Purchase
  Warrants         946,004         $   0           $        0     $    0(2)

Common Stock       946,004         $5.50           $5,203,022     $1,577(3)
                                                                  ------

                                                                  $2,090
-------------------------------------------------------------------------------

(1) 150,000 of these shares are to be offered by the Company at a price determined and set at the time this registration statement becomes effective. The Registrant makes a bona fide estimate that the maximum offering price for these 150,000 shares shall be $5.00 a share. The registration fee for these shares is based upon such $5.00 price. 188,428 of these shares are to be offered by selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $4.00 and an ask price of $5.00 on May ____, 1997, on the Nasdaq SmallCap Market. Reg. 230.457(a) and (c).

(2) These 946,004 Common Stock Purchase Warrants are to be offered for resale, from time to time, by certain selling Warrant Holders. No registration fee is required for the warrants, because the securities to be offered pursuant to the warrants are being registered in this same registration statement. Reg. 230.457(g). The full value of the exercise of the warrants is reflected in the 946,004 underlying shares of Common Stock (see footnote 3).

(3) These 946,004 shares underlie the 946,004 Common Stock Purchase Warrants described in footnote (2). The registration fee is based upon the $5.50 exercise price of the Warrants. Reg. 230.457(g)(1).

                        ------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to Section 8(a), may determine.

                       DRANSFIELD CHINA PAPER CORPORATION
                         338,428 SHARES OF COMMON STOCK
                946,004 CALLABLE COMMON STOCK PURCHASE WARRANTS
 946,004 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE CALLABLE WARRANTS

         Dransfield China Paper Corporation (the "Company") is offering 150,000 shares of its Common Stock, no par value, at $5.00 a share (the "Company Shares"). Certain selling shareholders, are offering 188,428 shares of the Company's Common Stock from time to time at fluctuating market prices (the "Selling Securityholders Shares"). The Company Shares and the Selling Securityholders Shares are referred to herein as the "Shares." Certain selling warrantholders are offering 946,004 Callable Common Stock Purchase Warrants (the "Callable Warrants") of the Company. This Prospectus also relates to the 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants. The Shares and the Callable Warrants may be purchased separately and will trade separately.

         The selling shareholders and the selling warrantholders are referred to herein as "Selling Securityholders." See "Registration for Selling Securityholders."

         Each Callable Warrant entitles the registered holder thereof to purchase one share of Common Stock of the Company at a price of $5.50 during the period that expires August 26, 1998. The Callable Warrants are subject to call by the Company (that is, an acceleration of the expiration date) on not less than 30 days' notice provided that the closing bid price of the Common Stock as reported on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) averages $8.00 a share or above for the ten consecutive trading days ending on the day prior to the date on which the notice of call is given. The holders of the Callable Warrants shall have exercise rights until the close of the business day immediately preceding the date fixed for the call. See "Description of Securities - Callable Warrants" and "Registration for Selling Securityholders").

         The Shares are listed and quoted on the Nasdaq SmallCap Market under the symbol DCPCF. See "Risk Factors - Absence of Seasoned Public Market; Possible Volatility of Market Price."

         The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the 188,428 Selling Securityholders Shares or their sale of the unexercised Callable Warrants. The Company will receive the proceeds from the sale of the 150,000 Company Shares and the 946,004 shares of Common Stock that would be issuable upon the exercise of the Callable Warrants. See "Description of Securities - Callable Warrants" and "Registration for Selling Securityholders."

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. PURCHASERS SHOULD CONSIDER CAREFULLY THE MATTERS DESCRIBED UNDER "RISK FACTORS" ON PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================
                                                                                  Proceeds to Selling
                                                          Underwriting Discounts    Securityholders
                                     Price to Public         and Commissions        or to Company(1)
-------------------------------------------------------------------------------------------------------
 Per Company Share ............            $5.00                   $0.25(2)            $4.75(3)
-------------------------------------------------------------------------------------------------------
      Total ...................          $750,000                  $37,500            $712,500(3)
-------------------------------------------------------------------------------------------------------
 Per Selling Securityholders                (4)                      (5)                  (6)
 Share.........................
-------------------------------------------------------------------------------------------------------
 Per Callable Warrant .........             (4)                      (5)                  (6)
-------------------------------------------------------------------------------------------------------
 Per Share Underlying
 Callable Warrants ............            $5.50                      0              $5,203,022(3)
-------------------------------------------------------------------------------------------------------
      Total ...................         $5,203,022(7)                 0              $5,203,022(3)
=======================================================================================================

(1) Before deducting expenses of the offering payable entirely by the Company estimated at $50,090.
(2) The Company is offering the 150,000 Company Shares both directly and through broker-dealers who are members of the National Association of Securities Dealers, Inc. No underwriting discounts or commissions will be paid on Company Shares sold directly by the Company. A five percent commission will be paid on shares sold through NASD broker-dealers. See "Plan of Distribution" for information concerning indemnification of such broker- dealers and other matters.
(3)      These proceeds would be received by the Company.
(4) Sales by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise.
         Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.
(5) The Selling Securityholders may effect such transactions by selling their securities directly to a purchaser, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).
(6)      These proceeds would be received by the Selling Securityholders.
(7) This total relates only to the proceeds from the sale of the shares of Common Stock that are issuable upon exercise of the Callable Warrants.

            The date of this Prospectus is ________________________.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to foreign private issuers and, in accordance therewith, files reports, including annual reports on Form 20-F, and other information with the Securities and Exchange Commission (the "Commission"). However, as a "foreign private issuer," the Company is exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and the Company's officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of shares of Common Stock and Warrants. In addition, the Company is not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, the Company intends to furnish its shareholders with annual reports containing financial statements (prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP")) which will be examined and reported on, with an opinion expressed by, an independent public accounting firm.

         The Company prepares its financial statements in accordance with U.S. GAAP. The Company publishes its financial statements in Hong Kong dollars ("HK$"), the lawful currency of Hong Kong. Translations of amounts from Hong Kong dollars to United States Dollars are for the convenience of the reader and for reference only and, except as provided herein, have been made in this Prospectus at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997, of HK$7.7497 = $1.00. No representation is made that Hong Kong dollar amounts could have been, or could be, converted into United States Dollars at that rate or at any other certain rate. All references in this Prospectus to "$" are to United States Dollars, references to "HK$" are to Hong Kong Dollars and "Rmb" to Renminbi Yuan, the lawful currency of the People's Republic of China ("PRC").

         IN CONNECTION WITH THIS OFFERING OF CALLABLE WARRANTS, CERTAIN MARKET MAKERS OF THE COMPANY'S COMMON STOCK MAY ACQUIRE SOME OF THE CALLABLE WARRANTS AND ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M OF THE SECURITIES AND EXCHANGE COMMISSION.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus. All financial statements set forth herein for the Company have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

THE COMPANY

         Dransfield China Paper Corporation (which, together with its subsidiaries, is referred to herein as the "Company") is a Hong Kong-based company with operations in Hong Kong, Macau, and the People's Republic of China ("PRC"). It was incorporated as an International Business Company under the laws of the British Virgin Islands (the "B.V.I.") on June 24, 1996. On February 26, 1997, it merged with Dransfield Paper Holdings Limited, another B.V.I. international business company, which had been incorporated on March 11, 1994, and had succeeded to, and expanded, the business of A Dransfield & Co., Ltd., conducted since 1975, of distributing in Hong Kong and Macau paper handkerchiefs under the brand name of "Tempo." The Tempo products were manufactured by Vereinigte Papierwerke, a Swiss company, which product rights were sold to Proctor & Gamble in 1995.

         Based on the Company's surveys and management estimates, Tempo's market share of paper handkerchiefs in Hong Kong and Macau was 46% when the Company ceased distribution of this product in June 1997 in anticipation of commencing distribution in July 1997 of its own manufactured and branded paper products - paper handkerchiefs, tissues, napkins and toilet rolls.

         In November 1994 the Company's predecessor, Dransfield Paper Holdings Limited, initiated a planned expansion of its business to become a vertically integrated, consumer hygienic paper manufacturing and distribution company. Four paper mills are planned to be built in China; two are under construction; one is partially operational.

         Some 95% of the equity of the Company is owned by Dransfield Holdings Limited, a Hong Kong-based Cayman Islands company listed on the Hong Kong Stock Exchange since April 1993.

         The Company's mailing address is 36-42 Pok Man Street, 1st and 2nd Floors, Mongkok, Kowloon, Hong Kong. Its direct dial telephone number (from the United States) is 011-852-2787-0838.

RISK FACTORS

         Certain risk factors should be considered in evaluating the Company and its business before purchasing the securities offered hereby. Such factors include, among others, the unseasoned public market for the Company's securities, the Company's ability to implement its expansion strategy, the volatility of the price of pulp, risks associated with operating in the PRC, and the Company's dependence upon key personnel. For a discussion of these and certain other factors, see "Risk Factors."

THE OFFERING

Securities Offered by
         Selling Securityholders  . . . .   188,428 shares of Common Stock and
                                            946,004 Callable Common Stock
                                            Purchase Warrants ("Callable
                                            Warrants")

Securities Offered by the Company . . . .   150,000 shares of Common Stock and
                                            946,004 shares of Common Stock
                                            underlying the Callable Warrants

Public Offering Price for the
         150,000 Company Shares   . . . .   $5.00 a Share

Public Offering Price by Selling
         Securityholders    . . . . . . .   At market prices prevailing at the
                                            time of sale or at negotiated prices

Callable Warrants:
         Outstanding.       . . . . . . .   946,004

         Exercise Terms     . . . . . . .   Each Callable Warrant entitles the
                                            holder to purchase one share of
                                            Common Stock for $5.50 and expires
                                            August 26, 1998.  See "Description
                                            of Securities - Callable Warrants."

         Call Feature       . . . . . . .   The Callable Warrants are callable
                                            by the Company (that is, the Company
                                            may accelerate the expiration date)
                                            on not less than 30 days' notice
                                            provided that the closing bid price
                                            of the Common Stock as reported on
                                            the Nasdaq Stock Market averages
                                            $8.00 a share or higher for the ten
                                            consecutive trading days ending the
                                            day before the date notice of the
                                            call is given.  See "Description of
                                            Securities - Callable Warrants."

Common Stock:

         Outstanding        . . . . . . .   14,250,000 shares

Use of Proceeds(1)          . . . . . . .   Purchase of equipment for proposed
                                            and planned Paper Mills Nos. 3 and 4
                                            in the Tianjin area
                                          in northern China and in the
                                          Sichuan area in western China.

Nasdaq Stock Market Symbols:

         Common Stock       . . . . . .   DCPCF

         Callable Warrants  . . . . . .   No symbol


---------------

(1) The Selling Securityholders receive all the proceeds from the sale of the 188,428 Selling Securityholders Shares of Common Stock and from the sale of the unexercised 946,004 Callable Warrants offered herein. The Company will receive, however, all the proceeds, less any commissions, or a minimum of $712,500 from the sale of the 150,000 Company Shares of Common Stock and all the proceeds from the exercise of the 946,004 Callable Warrants, which proceeds, should all the Callable Warrants be exercised, would be $5,203,022. The use of proceeds described above refers to the proceeds that might be received by the Company from the sale of all 150,000 Company Shares of Common Stock and from the exercise of all 946,004 Callable Warrants.

                                  RISK FACTORS

         An investment in the Securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the Securities offered hereby.

         1. Unseasoned Public Market. The Company's Common Stock was only recently listed on the Nasdaq National Market. Trading volume has been light. No assurance is given that recent or current trading prices will reflect the prices the Common Stock will trade at in the future.

         2. No Assurance of Success of Planned Business Expansion. The Company is engaged in an effort to effectuate an ambitious plan to expand its operations to those of a vertically integrated paper manufacturer and distributor of paper products. There is, and can be, no assurance that this business expansion will be realized. A considerable part of the capital expenditures required for this business expansion have been obtained or made available by the Company's corporate parent. Additional funds, not yet obtained, are required. There is and can be no assurance that these additional funds will be obtained. Further, the success of this planned business expansion can be affected by many other factors which are not in the Company's control, such as political and economic decisions made by the Chinese government and economic developments affecting the paper manufacturing industry throughout the world. The planned expansion is complex in conception. Its parts are interdependent. Delays in one area can create delays in other areas. The Company has no prior experience in paper manufacturing as a company, even though it has acquired experienced personnel to effectuate this expansion. Further, execution of the entire plan over the next several years requires that the Company obtain the manufacture, by other companies in the PRC, of certain equipment now being imported by the Company from the United States and Europe. While the Company believes such equipment manufacture in the PRC can be achieved, no assurance can be given that it will be. A failure to achieve such equipment manufacture in the PRC should be expected to materially and adversely affect the cost of the planned business expansion, by reason of recent actions of the Chinese government in significantly raising import duties on some of the equipment to be needed in the future. A projection, updated from earlier projections, is made herein of the timing of the planned business expansion, but no assurance is or can be given that the timing can be met; indeed, it has been and will be subject to periodic revisions caused by unanticipated delays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         3. Reliance on Key Personnel. The Company will be reliant on the continued services of several key personnel. The loss of any of them could have a materially adverse effect on the future operations of the Company.
These persons are Horace Yao, deputy chairman and chief executive officer of the Company; Warren Ma, treasurer and secretary; Jeremy Lu, assistant to Mr. Yao; James Madison, general manager for deinked pulp and tissue; Yeung Chee Chow, plant manager of Guangzhou Dransfield Paper Ltd.; and Manuel Alvarez, general manager for paper converting operations. For example, an illness to Mr. Alvarez in early 1996 caused a delay of two months in commencing operations at the Company's paper converter facility at Paper Mill No. 1 in Conghua in the PRC. Two experienced persons had to be recruited to fill Mr. Alvarez's position during his absence (Mr. Alvarez expects to return to full-time employment in September 1997). The Company is continually identifying and sourcing experienced paper industry personnel, particularly in the United Kingdom and the United States, but there can be no assurance, particularly because of its efforts at expansion, that the loss of key personnel will not materially and adversely affect its operations and, particularly, its expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

         4. Volatility of Price of Pulp. The profitability of the Company's paper making operations can be severely affected by the price of pulp used in the manufacture of paper. In the recent past, the price of pulp has been most unstable and subject to significant increases and decreases within a single year's period. Even though conservative inventory practices may be followed, some raw materials must be purchased in advance to assure a continued supply. Until such time as a planned, vertically-integrated paper business is achieved, which integration can tend to offset increased costs of raw materials by higher prices obtainable for finished goods, the Company's profitability can be affected quarter to quarter by the volatility of pulp prices.

         5. Political Considerations. The Company's business may be adversely affected by political, economic and social uncertainties in China. A change in policies by the Chinese government could adversely affect the Company's interests by, among other things, changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of suppliers, or the expropriation of private enterprises. Although the Chinese government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting China's political, economic and social life. See "Risk Factors - Legal System" and see generally "Appendix
A:  The People's Republic of China."

         6. Economic Considerations. The economy of China differs significantly from the United States economy in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation and self-sufficiency, rate of inflation and balance of payments position, among others. Since the early 1950s, the economy of China has been a planned economy subject to five-year and annual plans adopted by central authorities which set forth production goals. Only recently has the Chinese government encouraged substantial private economic activity. The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy. There can be no guarantee that the government's pursuit of economic reforms will be consistent or effective. Action by the central government of China could have a significant adverse effect on economic conditions in China. Further, much of the economic activity is export driven and, therefore, affected by developments in the economies of China's principal trading partners. See generally "Appendix A: The People's Republic of China".

         7. Legal System. In December 1982, the National People's Congress of China amended the Constitution of China to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in China. Despite the subsequent activity and progress in developing the legal system, China does not have a comprehensive system of laws. Enforcement of existing laws may be uncertain and sporadic and implementation and interpretation thereof inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of such law or to obtain enforcement of a judgment by a court of another jurisdiction. See "Enforceability of Civil Liabilities".

                 While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all plant and facilities would revert to the state in exchange for just compensation.

         8. Government Control of Currency Conversion and Exchange Rate Risks. The Company receives its revenues in the PRC in Renminbi, which is not freely convertible into foreign exchange. However, the Company requires foreign currency to fund a portion of its operations. For example, the Company requires, and expects to require in the future, U.S. dollars to purchase equipment for expansion projects. In addition, revenues will need to be converted into United States dollars, Hong Kong dollars and other currencies in the amounts needed for the Company to discharge obligations denominated in foreign currency.

                 The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

                 In general, domestic enterprises operating in the PRC must price and sell their goods and services in the PRC in Renminbi and are also required, with certain exceptions, to sell all their foreign exchange revenues to designated foreign exchange banks in the PRC. In addition, domestic enterprises must provide satisfactory evidence of their need for foreign currency before converting Renminbi to foreign currency through designated foreign exchange banks. However, according to regulations which took effect on July 1, 1996, foreign investment enterprises may be able to access foreign exchange from both designated foreign exchange banks and swap centers, provided that such foreign exchange will be used for current account transactions.

                 Prior to January 1, 1994, there was significant volatility in the exchange rate of Renminbi to U.S. dollars. Although the Renminbi to U.S. dollar exchange rate has been relatively stable since January 1, 1994 and the PRC Government has stated its intention to intervene in the future to support the value of the Renminbi, there can be no assurance that exchange will not again become volatile or that the Renminbi will not devalue significantly against the U.S. dollar. See "Exchange Rate Information." Exchange rate fluctuations may adversely affect the Company's financial performance and ability to meet its obligations because of its current and future foreign currency denominated liabilities and may materially adversely affect the value, translated into U.S. dollars, of the Company's net fixed assets, earnings and any declared dividends.

                 The current restrictions and uncertainties relating to the currency conversion system in the PRC give rise to risks affecting the ability of the Company to obtain adequate foreign exchange at acceptable rates to meet its foreign exchange needs.

         9. Environmental Liability Exposure. The Company is subject to PRC national and local environmental protection regulations which currently impose fees for the discharge of waste substances, require the payment of fines for pollution, and provide for the closure by the PRC Government of any facility that fails to comply with orders requiring it to cease or improve upon certain activities causing environmental damage. Due to the nature of the Company's business, the Company produces significant amounts of waste water and solid waste materials during the course of its production. The Company has established environmental protection systems to treat such waste materials and to safeguard against accidents. The Company believes its environmental protection facilities and systems are adequate for it to comply with the existing national, provincial, and local environmental protection regulations. However, there can be no assurance that the PRC national, provincial, or local authorities will not impose additional or more stringent regulations which would require additional expenditure on environmental matters or changes in the Company's processes or systems. See "Information About Dransfield Paper - Properties - Environmental Controls."

         10. Dividends Not Likely. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the

Company will be used to finance the growth of the Company, and cash dividends will not be paid to holders of the Common Stock.

         11. Impact of Inflation. Although the Company has not attempted to calculate the effect of inflation, management does not believe inflation has had a material effect on its results of operations. Material increases in costs and expenses, particularly packaging, raw material and labor costs, in the future, could have a significant impact on the Company's operating results to the extent that the effect of such increases cannot be transferred to its customers.

         12. Forward-Looking Information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements made by the Company in its disclosures to the public. There is certain information contained herein, in the Company's press releases and in oral statements made by authorized officers of the Company which are forward-looking statements, as defined by such Act. When used herein, in the Company's press releases and in such oral statements, the words "estimate," "project," "anticipate," "expect," "intend," "believe," "plans," and similar expressions are intended to identify forward-looking statements. See the paragraph immediately before "Business" for a discussion of the risks and uncertainties which could cause actual results to differ materially from the forward-looking information.

         13. Rollout of New Product; Termination of Distributorship of Proctor & Gamble Product. The Company has been dependent since inception upon revenue received from the distribution of Tempo-brand paper handkerchiefs manufactured by Proctor & Gamble. In June 1997, by agreement with Proctor & Gamble, the Company ceased distribution of the Tempo product. The cessation was prompted by the Company's intention to commence distribution, which it did in August 1997, of its own manufactured brand of four paper products - handkerchiefs, tissues, napkins and toilet rolls. While the Company's margin on sales of its own manufactured products is expected to be significantly higher than its margin on sales of Tempo-brand paper handkerchiefs, there can be no assurance - and none is given - that there will be consumer acceptance of the Company's own branded products or that the Company will be able to bring to market these new products without unforeseen delays. Proctor & Gamble will continue to market its Tempo-brand product through its own distribution network and other sub-distributors and will compete with the Company's new products.

                                USE OF PROCEEDS

         No funds will be raised for the Company through the sale by the Selling Securityholders of the 188,428 shares of Common Stock and the unexercised 946,004 Callable Warrants offered herein. However, should all 150,000 Company Shares of Common Stock be sold and should all the Callable Warrants be exercised, the Company would receive $712,500 (assuming five percent commissions are paid) from the sale of the 150,000 Company Shares and $5,203,022 from the sale of the 946,004 shares of Common Stock underlying the Callable Warrants, which funds would be used as part of the capital requirements for Dransfield Paper's planned Paper Mills Nos. 3 and 4. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Liquidity and Capital Resources."

                                DIVIDEND POLICY

         The Company has no plans to pay dividends on its Common Stock in the foreseeable future and intends to use earnings for business expansion purposes (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources").

                          NATURE OF TRADING MARKET AND
                        DETERMINATION OF OFFERING PRICE

         The Company's Common Stock trades on the Nasdaq SmallCap Market. The Callable Warrants do not trade. There is no established foreign public trading market for either the Common Stock or the Callable Warrants.

         The range of high and low bid information for the Company's Common Stock since trading commenced on April 2, 1997, is 4.50 high and 2.50 low, as reported initially on the NASD OTC Bulletin Board, and, since May 21, 1997, on the Nasdaq SmallCap Market. Such over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions. The bid price of the Common Stock on September 19, 1997 was $4.00.

         Less than five percent of the outstanding 14,250,000 shares of Common Stock of the Company are held in the United States, and 52.9 percent of the outstanding 946,004 Callable Warrants are held in the United States. There are approximately 1,350 record holders of the Common Stock and nine record holders of the Callable Warrants.

         The exercise price of the Callable Warrants was established by negotiation between the Selling Securityholders and management of Dransfield Holdings Limited, a Cayman corporation which owns 95% of the equity of the Company.

                      ENFORCEMENT OF CIVIL LIABILITIES AND
                     CERTAIN FOREIGN ISSUER CONSIDERATIONS

         The Company is incorporated in the Territory of the British Virgin Islands as an international business company and has no assets there. All but two of the Company's directors and officers and certain experts named herein reside outside the United States either in Hong Kong, in the Peoples Republic of China (the "PRC") or in the British Virgin Islands, and virtually all the assets of the Company and of such persons are or may be located outside the United States. Therefore, with respect to the enforcement by investors of civil liabilities under the U.S. Federal securities laws, it may not be possible for investors to effect service of process within the United States against such persons or, if service is effected and a judgment in U.S. courts is obtained against such persons, it is unlikely that such a judgment could be enforced in the U.S. courts. In July 1997 Hong Kong becomes part of the PRC, and as the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission ("the Commission"), and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law and the Company's Articles of Association to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. Finally, the Company has been advised by Harney, Westwood & Riegels, solicitors in the British Virgin Islands, that there is uncertainty as to whether the courts of the British Virgin Islands would enforce (i) judgments of United States courts obtained against the Company or such persons predicated solely upon the civil liability provisions of the Federal securities laws or (ii), in original actions brought in the British Virgin Islands, liabilities against the Company or such persons predicated solely upon the Federal securities laws. With respect to judgments of U.S. courts obtained against the Company, Harney, Westwood & Riegels advises that a final and conclusive monetary judgment obtained against the Company in a U.S. court would be treated by the courts of the British Virgin Islands as a cause of action in itself, provided that (a) such U.S. court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident and/or carrying on business within the jurisdiction and was duly served with process; (b) the judgment given was not in respect of penalties, taxes, fines or other fiscal obligations of the Company; (c) there was no fraud on the part of the judgment creditor in obtaining judgment; (d) enforcement of the judgment would not be contrary to public policy; and (e) the proceedings pursuant to which judgment was obtained were not contrary to public policy.

         Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. British Virgin Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions.

         While British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors derivatively (i.e., in the name of and for the benefit of the Company) and to sue the Company and its directors for his benefit and the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those rights of shareholders of a corporation incorporated in the United States.

         Under the British Virgin Islands International Business Companies Act, subject to the Articles of Association of the Company, the members (shareholders) of an International Business Company are required to vote on a merger or consolidation of the Company. Members' consent is also required where the Company intends to sell, dispose of or transfer more than 50% of its assets where such sale, disposal or transfer takes place other than in the usual or ordinary course of the business of the Company.

         As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company and, subject to any limitations to the contrary in the Articles of Association of the Company, the Board of Directors is entrusted with the power to manage the business and affairs of the Company and has all powers of the Company that are not given to the members. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director to the company is basically limited to cases of wilful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under its Memorandum and Articles of Association, the Company is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Company, provided such person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Company's Memorandum and Articles of Association also permits the Company to indemnify any director, officer or liquidator of the Company who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company has obtained directors' and officers' liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

                             SELECTED FINANCIAL DATA

         The following selected financial data for the five years ended March 31, 1997, are derived from the audited consolidated financial statements of the Company and of Dransfield Paper Holdings Limited, with whom the Company merged on February 26, 1997. The data should be read in conjunction with the consolidated financial statements and the related notes, which are included elsewhere in this Prospectus.

                                            Years ended March 31,  (audited)                          9 months ended  (unaudited)
                          ---------------------------------------------------------------------   ---------------------------------
                             1993        1994        1995        1996       1997        1997      12/31/96    12/31/97     12/31/97
                           HK$'000     HK$'000     HK$'000     HK$'000    HK$'000(1)  US$'000(1)   HK$'000    HK$'000(1)  US$'000(1)
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income Statement
Data:

Net Sales(2)                 65,322      78,387      94,359     307,047     147,244      19,000     114,948      47,265       6,098

Income/(loss) before
  interest and
  income taxes
  and minority
  interests                   2,049       4,809       6,951      13,443         329          43       3,136      (1,923)       (249)

Interest income
  /(expenses),
  net(2)                       (131)         60        (198)     (5,603)     (1,810)       (234)     (1,551)       (486)        (62)

Provision for
  income taxes                 (336)       (960)     (1,130)     (1,391)       (309)        (40)       (926)        (31)         (4)

Income (loss)
  after income
  taxes but
  before minority
  interests                   1,582       3,909       5,623       6,449      (1,790)       (231)        659      (2,440)       (315)

Net income
  (loss)(2)                   1,582       3,909       5,215       5,034         (24)         (3)        978      (2,440)       (315)

Income (loss)
  per share (cent)              N/A         N/A         N/A         N/A        (0.2)       (0.0)      98.26       (22.4)      (2.89)

                                                   As at March 31, (audited)                           As at (unaudited)
                             --------------------------------------------------------------------    --------------------
                               1993         1994       1995        1996        1997        1997      12/31/97     12/31/97
                              HK$'000     HK$'000    HK$'000     HK$'000     HK$'000(1)  US$'000(1)  HK$'000(1)  US$'000(1)
                             --------    --------    --------    --------    --------    --------    --------    --------
Balance Sheet Data:

Fixed assets(3)                12,644      12,780      25,467      57,880     123,161      15,892     176,304      22,748

Total assets(3)                41,629      69,216      91,518     176,577     209,466      27,029     211,119      27,241

Long term
  liabilities(4)                   --          --          --      73,459     120,652      15,569      90,838      11,721

-------------------------

(1) The translation from Hong Kong dollars into U.S. dollars for the 1997 audited and unaudited data is at US$1.00 equals HK$7.7497 and HK$7.75 respectively, the conversion rate prevailing on March 31, 1997 and December 31, 1997, respectively.

(2) For a discussion of the reasons for the significant changes in certain selected financial data between fiscal years 1995, 1996 and 1997 as well as the nine-month periods ended December 31, 1996 and 1997, see below, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the subsections thereof as follows: for "Net Sales" in the table above, see "Sales" below; for "Interest income/(expenses), net" above, see "Interest Expense" below; and for "Net income/(loss)" above, see "Net income" below.

(3) Total assets increased to US$27 million in 1997, an increase of US$4.2 million over 1996 which had seen an increase of US$11 million over 1995. The 1996 increase over 1995 was mainly attributable to increased accounts receivable of US$5.4 million, increased inventories of US$1.2 million and fixed assets acquisition of US$3.7 million. The 1997 increase of US$4.2 million over 1996 is mainly attributable to increase of US$3.9 million due from fellow subsidiaries, decrease accounts receivable of US$8.3 million and an increase of US$8.4 million in fixed assets.

(4) Long-term liabilities as at March 31, 1997 are composed mainly of US$13.8 million owed to the Company's parent, Dransfield Holdings Limited. In 1995 this loan was classified as a current liability.

         The following table sets forth certain information concerning exchange rates between Hong Kong dollars and U.S. dollars for the periods presented, expressed in HK$ per US$:

         Calendar
         Period     Period End    Average  High         Low
         ------     ----------    -------  ----         ---
         1991         7.7800      7.7713  7.8025       7.7155
         1992         7.7430      7.7412  7.7765       7.7237
         1993         7.7280      7.7348  7.7650       7.7230
         1994         7.7375      7.7284  7.7530       7.7225
         1995         7.7323      7.7354  7.7665       7.7300
         1996         7.7330      7.7348  7.7440(1)    7.7310(1)


-------------------------


Source: Federal Revenue Bank of New York.

Note: The average rates were determined by averaging the noon buying rate in New York for cable transfers payable in New York in foreign currencies on the last business day of each month.

(1) Average High and Low are through 9/17/96; average highs and lows are no longer published and, therefore, not available for 12/31/96.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified entirely by the foregoing and by other more detailed financial information appearing elsewhere. See "Financial Statements." All dollar amounts are in Hong Kong dollars unless otherwise noted.

OVERVIEW

     The Company had no business until it merged on February 26, 1997, with Dransfield Paper Holdings Limited ("Dransfield Paper"). The financial statements included herein (see "Financial Statements") and the references below to the Company's business operations refer also to Dransfield Paper's financial statements and business operations before the merger, to which the Company succeeded upon its merger with Dransfield Paper. Further, the financial information appearing in the financial statements for the year ended March 31, 1994 are almost entirely the results of operations of a predecessor company, A. Dransfield & Co. Ltd., which also is a wholly owned subsidiary of Dransfield Holdings Limited, the parent of the Company, and relates almost entirely to the paper distribution business conducted that year by A. Dransfield & Co. Ltd. Dransfield Paper succeeded this business and then merged with the Company. Certain vertical integration activities (see "Outlook" below) are reflected in the statements of operation and cash flows for the fiscal years ended March 31, 1995, 1996 and 1997.

RESULTS OF OPERATIONS.

     The following table presents, as a percentage of sales, certain selected consolidated financial data for each of the three years in the period ended March 31, 1997:

Year ended March 31                               1995     1996     1997
-------------------------------------------------------------------------
Sales                                             100.0%   100.0%   100.0
Cost of sales                                      80.9     89.6     90.2
                                                 ------------------------
Gross margin                                       19.1     10.4      9.8
                                                 ------------------------

Selling, general and
  administrative expenses                          11.5      7.7     11.0
Interest expense                                    0.1      1.8      1.3
Other income and expenses, net                      2.0     (0.7)    (2.5)
                                                 ------------------------
                                                   13.6      8.8      9.8
                                                 ------------------------

Net income                                          5.5%     1.6%    (0.0%)
                                                 ------------------------

SALES.

     Sales for 1997 decreased approximately HK$159.8 million (US$20.6 million) or 52% from the prior year as compared with an increase of HK$212.7 million (US$27.5 million) or 225% in 1996 over 1995. The fluctuations were due to the institution and, then, contraction of paper merchanting activities, in an effort to obtain experience and establish business contacts for a planned expansion into hygienic paper manufacturing. These paper merchanting activities were commenced in November 1994 and amounted to HK$24.4 million (US$3.1 million) in the five months of operations in fiscal 1995, increased markedly by HK$207.2 million (US$26.7 million), or 851%, in 1996 and then decreased by HK$164.5 million (US$21.2 million), or 71%, in 1997. The expansion in 1996 and, then, contraction in 1997 in sales in paper merchanting activities was the result of decisions made regarding the selection of suppliers and customers, decisions based upon the experiences of 1995 and 1996. Sales of the Tempo brand handkerchief for 1997 increased approximately HK$4.7 million (US$606,000) to HK$80.2 million (US$10.3 million), or 6%, over 1996 as compared with an increase of HK$5.5 million (US$707,600) to HK$75.5 million (US$9.7 million), or 8%, over 1995. In June 1997 the Company terminated its distributorship of Proctor & Gamble's Tempo paper handkerchiefs, preparatory to the Company's distributing its own manufactured "D&F" branded products, which commenced in August 1997.

     NINE MONTHS SALES. Sales for the nine months ended December 31, 1997 decreased HK$67.7 million (US$8.7 million) or 59% for the same period during the preceding year. This reflects the termination of the Company's Tempo-brand paper handkerchief agency with Proctor & Gamble on June 2, 1997 and a 42% reduction in the Company's paper merchanting business. The termination of the Tempo agency was a corollary to the Company's commencing to market its own brand of paper products. The paper merchanting activity is conducted primarily to establish contacts and credibility with suppliers of waste paper in preparation for the time when the Company's paper mills are ready to de-ink waste paper.

GROSS MARGIN.

     Gross margin decreased by HK$17.6 million (US$2.3 million) in 1997 or 55% from 1996 as compared with an increase of HK$14.1 million (US$1.8 million) in 1996 or 78% over 1995. As a percentage of sales, however, the 1997 gross margin decreased to 9.8% of sales from 10.4% of sales in 1996 and 19.1% of sales in 1995. The 1997 decrease from the 1996 level was due largely to a decrease in the gross margin of sales of Tempo-brand paper handkerchiefs as a result of a new distribution agreement with a fellow subsidiary of Dransfield Holdings Limited (see Item 13), the earlier prospect of which being a major reason for the Company's decision to integrate its activities and develop its own brand of paper products, but due also to a decrease in the gross margin of the paper merchanting business.

     NINE MONTHS GROSS MARGIN. Gross margin for the nine months ended December 31, 1997 decreased HK$8.3 million (US$1.1 million) or 68% for the same period during the preceding year. The percentage decrease is consistent with the decrease in net sales (see "- Nine months sales"). The thin margin made from sales of the Tempo-brand paper handkerchiefs is one of the main reasons attributable to the Company's decision to manufacture its own brand of paper products.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

     Selling, general and administrative expenses for fiscal 1997 decreased by HK$7.6 million (US$975,000) or 32% below 1996. In 1996 these expenses increased HK$12.9 million (US$1.7 million) or 119% over 1995. The 1996 increase was attributable to an increase in business activities in paper merchanting. The 1997 decrease was due to a reduction in the paper merchanting business and a new distribution arrangement with a fellow subsidiary of Dransfield Holdings Limited (see Item 13). The two-year disparity reflected a continuation of the expenses noted above for 1996 associated with expanding the Company's paper business to a vertically-integrated, hygienic paper producer and distributor.

     NINE MONTHS SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended December 31, 1997, decreased HK$7.4 million (US$1 million) or 56% for the same period during the preceding year. An amount of HK$862,000 US$111,000) representing amortization of stock option expenses has been charged to the nine months period ended December 31, 1997 in accordance with APB Opinion No.25 and related interpretations. The corresponding figures in 1996 did not contain this amortization. Therefore, the decrease, excluding stock option expenses, should be adjusted to HK$8.3 million (US$1.1 million) or 63%. The percentage decrease is consistent with the 59% decrease in net sales (see "- Nine months sales").

INTEREST EXPENSE.

     The interest expenses of HK$482,000 (US$62,000) in fiscal 1995, HK$5.7 million (US$736,000) in fiscal 1996 and HK$1.84 million (US$238,000) in fiscal 1997 were attributable mainly to the financing of the Company's paper merchanting activities. The substantial increase in interest expense in fiscal 1996 over fiscal 1995 was due to the substantial increase in such trading, and the 68% decrease in 1997 from 1996 reflected a reduction in bank loans caused by reduced activities in paper merchanting.

     NINE MONTHS INTEREST EXPENSE. Interest expense for the nine months ended December 31, 1997 decreased HK$1.1 million (US$141,000) or 69% from the same period during the preceding year. This reduction was a result of improved controls over inventories and receivable as well as the planned reduction in paper merchanting activities.

NET INCOME.

     The Company had a net loss of HK$24,000 (US$3,000) in 1997 compared with net income of HK$5.0 million (US$650,000) in 1996 and net income of HK$5.2 million (US$673,000) in 1995. The Company had earlier projected net earnings for fiscal 1997 of HK$2.7 million (US$350,000), which projection had been taking into account HK$2.7 million (US$354,000) in compensation received from a minority shareholder. This compensation ultimately was accounted for, however, as a capital contribution in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The 1997 decrease also reflects HK$1.8 million (US$234,000) in reorganization expenses associated with the Company's merger in late fiscal 1997 with Dransfield Paper and losses in paper merchanting activities not overcome by modest gains in profits from sales of Tempo paper handkerchiefs. Dransfield Paper's management has reduced its paper merchanting activities to the initial needs of its planned paper mills. Yet the activities, beginning in November 1994 over a period of great volatility in prices, are believed by Dransfield Paper to have been successful in establishing its credibility and business contacts among suppliers of waste paper. Sourcing raw materials will be a critical part of Dransfield Paper's planned vertical integration of its paper business.

     NINE MONTHS NET INCOME (LOSS). The Company had a net loss of HK$2,440,000 (US$315,000) for the nine-month period ended December 31, 1997, as compared with net income of HK$978,000 (US$126,000) for the same period during the preceding year. Of the net loss HK$1,912,000 (US$246,000) is due to three major items: an amount of HK$644,000 (US$83,000), which represented corporate promotion expense incurred in connection with introducing the Company to the U.S. financial community after the Company's Common Stock was listed on The Nasdaq Stock Market, a loss of HK$406,000 (US$52,000) on disposal of subsidiaries, and an amount of HK$862,000 (US$111,000) amortization of stock option expenses (see "- Nine months selling, general and administrative expenses").


BALANCE SHEET ITEMS. Significant changes in several balance sheet items occurred from 1996 to 1997, in particular accounts receivable, inventories, fixed assets, and shareholders' equity. These changes reflect the reduction of the Company's operations of the high volume, large inventory, and low gross margin paper merchanting activities. The increase in "Amount Due from Fellow Subsidiaries" is the result of a new distribution arrangement with respect to paper products, as detailed in

Item 13. The increase in fixed assets from HK$57.8 million (US$7.5 million) in 1996 to HK$123.1 million (US$15.9 million) in 1997 reflecting the acquisition of plant and equipment for Paper Mill Nos. 1 and 2, and the conversion into capital stock of HK$26.6 million (US$3.4 million) in debt owed to the Company's parent, Dransfield Holdings Limited. Shareholders' equity increased to HK$33.3 million (US$4.3 million) in fiscal year 1997 from HK$5.1 million (US$0.6 million) in fiscal 1996.

     NINE MONTHS BALANCE SHEET ITEMS. For the nine-month period ended December 31, 1997, several balance sheet items reflect the Company's business transition from being a marketer of Proctor & Gamble's Tempo-brand paper handkerchief to being a manufacturer of its own brand paper products and commencing to sell these products. Total assets increased by HK$1.7 million (US$0.2 million) or 0.8% over total assets as at March 31, 1997; liabilities decreased by HK$74.2 million (US$9.6 million) or 42%; and - most significantly - shareholders' equity increased by HK$75.8 million (US$9.8 million) or 228%. "Bank loans and overdrafts" are entirely related to the Company's paper merchanting activities. While the Company continued to receive substantial funding from its parent, Dransfield Holdings Limited, approximately HK$71.6 million (US$9.3 million) of debt owed to the parent was converted to Common Stock during this period.

LIQUIDITY AND CAPITAL RESOURCES.

     The Company had positive cash flows from operations of HK$17.3 million (US$2.2 million) in 1997 compared with negative cash flows from operations of HK$5.6 million (US$0.7 million) in 1996 and HK$10.9 million (US$1.4 million) in 1995. The improvement in 1997 was attributable primarily to decreases in accounts receivable of HK$64.2 million (US$8.3 million) and in inventories of HK$9.4 million (US$1.2 million). The acquisition of fixed assets and equipment for its planned paper business expansion (see "Outlook" below) reduced cash flow by HK$5.9 million (US$767,000) in 1997 and by HK$6.0 million (US$772,000) in 1996. The 1995 and 1996 shortfalls in liquidity were provided by advances from Dransfield Holdings and bank loans. Fiscal 1997, however, saw a HK$23.8 million (US$3.1 million) reduction in bank loans, and a HK$26.6 million (US$3.4 million) conversion of debt to capital stock. Significant capital expenditures have been both made and committed with respect to the acquisition, refurbishment, and installation of equipment, land and buildings for the Company's planned paper business expansion. Additional capital expenditures of HK$93 million (US$12 million) must be made to complete the first two paper mills, and additional capital expenditures of approximately HK$233 million (US$30 million), not yet obtained or committed, must be made should the Company be able to complete its proposed third and fourth paper mills, as follows:

                                                              US$000s
                                           --------------------------------------------
                                                              To Be
Capital Requirement                        Purchased        Purchased            Timing
-------------------                        ---------        ---------            ------
MILL NO. 1:
Used Deink Line (Belgium)                                                      Apr 96
Used Paper Making Machine (USA)                                                Nov 96-Apr 97
Used Paper Converting (USA, Japan)                                             Jan 96
Land & Building (USA)                                                          Jan 95-Jun 98
                                           ---------
         Sub-Total                           10,820
New Auxiliary Equipment (China)                               3,600            Jan 97-Sep 97
New Environmental Control
  Equipment (China/USA)                                       1,400            Jan 97-Jun 98
Infrastructure (China)                        1,940           1,700            Dec 96-Jun 98
                                           ---------        ---------
         Sub-Total                           12,760           6,700

MILL NO. 2:
Used Deink Line (USA)                                                          Jan 96
Used Paper Making Machine (Belgium)                                            Jan 96
Used Paper Converting (USA, Japan)                                             Apr 96
Land & Building (USA)                                                          Sep 96-Dec 97
                                           ---------
         Sub-Total                            4,900
New Auxiliary Equipment (China)               1,300           2,800            Nov 96-Mar 98
New Environmental Control
  Equipment (China/USA)                                       1,500            Jan 97-Dec 98
Infrastructure (China)                        1,740           1,000            Nov 96-Dec 98
                                           ---------        ---------
         Sub-Total                            7,940           5,300

MILL NO. 3:
Used Paper Making Machine                    1,000                             Nov 96-Apr 97
                                           ---------
(USA)
         Sub-Total                           1,000

MILL NO. 4:
Used Paper Making Machine                    1,000                             Nov 96-Apr 97
                                           ---------
(USA)
         Sub-Total                           1,000
                                           ---------        ---------
                  TOTAL                     22,700           12,000

     The source of funds for these capital expenditures for Paper Mill Nos. 1 and 2 was US$20.8 million of advance from parent, Dransfield Holdings Limited and preferred stock, from November 1996 to December 1997. Of the advances from Dransfield Holdings Limited and preferred stock, the followings were converted into common stock:

     o US$3.4 million were converted into preferred stock on September 4, 1996, which were then converted into common stock on May 30, 1997

     o US$5.0 million were converted into common stock on May 30, 1997 at US$5 per share

     o US$4.25 million were converted into common stock on September 19, 1997 at US$4.25 per share

     The sources of funds to complete Paper Mill Nos. 1 and 2 are as follows:

     o US$12 million is proposed to be raised in the second quarter of 1998 to complete the construction of Paper Mills Nos.1 and 2

     o US$10 million of working capital for paper Mills Nos. 1 and 2 is proposed to be raised in the second quarter of 1998

     o US$2.75 million before August 1998 from the exercise of 500,000 US callable Warrants distributed to 8 persons in the Spinoff-Merger transaction between Dransfield Paper and the Company

     o US$2.45 million before August 1998 from the exercise of 446,004 Merger Callable Warrants distributed to Dransfield Holdings Limited in the Spinoff-Merger transaction between Dransfield Paper and the Company

     The proposed sources of funds for Paper Mill Nos. 3 and 4 are as follows:

     o $30 million by July 1999 from the sale of shares of the Company in a rights offering with standby underwriters.

     The proposed source of funds to complete Paper Mills Nos. 1, 2, 3 and 4 would involve the issuance of equity securities by the Company and, accordingly, represent potential dilution of interest to the Company's shareholders.

     NINE MONTHS LIQUIDITY AND CAPITAL RESOURCES. For the nine-month period ended December 31, 1997, the Company had positive cash flows from operations of HK$14.4 million (US$1.9 million), a decrease of HK$26.8 million (US$3.5 million) over the same period during the preceding year. During the nine-month period ended December 31, 1997, additional cash flow of HK$40.5 million (US$5.2 million) was obtained through financing activities - primarily from HK$47.9 million (US$6.2 million) in advances from Dransfield Holdings Limited and HK$5.8 million (US$746,000) from the new issuance of common stock, from which inflows of cash HK$11.2 million (US$1.4 million) was used to repay bank loans. These increases in cash flow were used primarily to pay for fixed assets which are part of the Company's Paper Mills Nos. 1 and 2 - HK$53.1 million (US$6.9 million) - and the acquisition of a further interest in a subsidiary - HK$5.2 million (US$669,000).

OUTLOOK.

     The statements contained in this Outlook are based on current expectations. These statements are forward looking, and actual results may vary materially.

     The Company's earlier ability to consistently achieve a market share of more than forty percent of the paper handkerchiefs market, through its sales of Tempo-brand handkerchiefs, represented an excellent base from which a vertically-integrated, multi-products, consumer hygienic paper manufacturing and distribution business could be built. Such a business expansion began to be planned in 1993. Business contacts in the buying and selling of unfinished paper were made. Business alliances for two plants in China were made. Material capital expenditures were both made and committed, and the first paper converting plant is operational for test-production.

     In June 1997 the distributorship agreement with Proctor & Gamble for Tempo-brand handkerchiefs was terminated in preparation for the introduction by the Company of its own "D&F"-brand paper products in August 1997. As part of this distribution termination, Proctor & Gamble purchased from the Company the right to use the Company's name as its distributor to September 1997.

     Paper merchanting activities were started November 1994 for the purpose of establishing business contacts and acquiring skill in buying raw materials, the quality and mix of which would bear directly on the Company's competitiveness and profitability later in recycling waste paper into pulp, making tissue paper, converting tissue paper into finished hygienic paper products and selling the products to consumers. After a year - fiscal 1996 - of high volume in sales and highly volatile paper prices, the Company reduced its paper merchanting activities to the initial needs of its planned paper mills. From average monthly turnover volume of HK$19.3 million (US$2.5 million) in 1996 and an operating profit of HK$9.2 million (US$1,192,000 million) for fiscal 1996, the Company had average monthly turnover of only HK$5.6 million (US$721,000) in fiscal 1997 and an operating loss of HK$2.8 million (US$362,000) for fiscal 1997. Yet the activities were successful in establishing credibility and business contacts among suppliers of office waste paper. Current paper merchanting activities are breaking even or are marginally profitable.

         The Company's vertical integration plans embrace the following activities, one of which is operational but all of which are still in the development stage:

         o Recycled pulp production. Waste paper will be processed into recycled pulp. Until needed for its own further processing, approximately half of this would be offered for sale to other companies in China with paper mills and approximately half would be supplied to Dransfield Paper's own paper making operation.

         o Paper making. Paper making machines will process recycled pulp into jumbo rolls. Until needed for its own further processing, approximately half of the production would be offered for sale to other companies in China with paper converting plants and approximately half would be supplied to Dransfield Paper's own paper converting plants.

         o Paper converting. Jumbo rolls of paper will be converted into finished paper products, such as bathroom tissue, facial tissue, napkins and handkerchiefs, which finished paper products will be packaged and distributed to customers.

         TIMING OF THE EXPANSION. The business expansion is planned to take place in two phases, Phase One being the development and completion of Paper Mills No. 1 and No. 2 and Phase Two being the development and construction of Paper Mills No. 3 and No. 4. The projected dates for the completion and commencement of operations of the plants in each of the four paper mills are as follows:

                                  Recycled Pulp             Paper               Paper
                                   Production               Making           Converting
                                  -------------             ------           ----------
Phase 1:  Under construction
----------------------------
  Paper Mill No. 1                February 1998             March 1988       Operational
  Paper Mill No. 2                December 1997             December 1997    February 1998

Phase 2:  Planned.                Not under construction
--------------------              ----------------------
  Paper Mill No. 3                December 1998             December 1998    December 1998
  Paper Mill No. 4                June 1999                 June 1999        June 1999

                 PAPER MILL NO. 1. The Company invested $6 million in establishing a paper conversion plant, a conference center, and a research and development center in Conghua in the city of Guangzhou, Guangdong Province in southern China. The paper conversion plant tested production in August 1996, came on stream in August 1997, and converts jumbo rolls of paper into such products as toilet tissue, paper handkerchiefs, napkins and facial tissue. Its maximum capacity is approximately 30 metric tons a day. It will also serve as a training and as a research and development center to develop the Company's paper business. An expert plant manager with 30 years' experience was brought from the U.S. to manage and supervise this plant and to develop a capable production team to spearhead Dransfield's expansion.

         Distribution of paper products from the paper conversion plant commenced in August 1997 under the Company's brand name "D&F."

Distribution of Proctor & Gamble's "Tempo"-brand paper handkerchiefs ceased in June 1997 due to the conflict in interest which would exist once distribution of D&F products commenced. The Company cannot provide assurance that this transition from distributing a product manufactured by another company to manufacturing and distributing its own branded products will be successful or that profitable operations, if achieved, will come quickly.

         A used de-inking plant for recycled pulp production was purchased in Belgium, dismantled, shipped to China in May 1996, and is planned to commence operations by February 1998 with an output capacity of approximately 90 metric tons a day. The targeted customers for half of the recycled pulp production of this plant are located in the Pearl River delta area, which is within 8 miles from this mill, which customers have present annual demand exceeding 800,000 metric tons.

                 PAPER MILL NO. 2. The Company will invest approximately $13 million for a 60 percent controlling voting interest and a 48 percent equity interest in a paper mill to be established in the city of Jiangyin in Jiangsu Province 90 minutes west of Shanghai, China.

         Paper Mill No. 2 is owned by a Sino-foreign equity joint venture among the Company, Jiangsu Huaxi Holdings Corporation and Broadsino Investment Company Ltd. ("Broadsino"). The joint venture company, Jiang Ying Dransfield Paper Co. Ltd. ("Jiang Ying") is 40 percent owned by Jiang Su Huaxi Holdings Corporation and 60 percent owned by Dransfield Broadsino Paper Holdings Limited ("Dransfield Broadsino Paper"), a company 80 percent owned by the Company and 20 percent owned by Broadsino. The Company has agreed to provide Broadsino's equity contribution (approximately $1.8 million) to the joint venture through a loan to Broadsino bearing compound interest at the rate of 6% a year.

         The project site is located adjacent to a tributary of the Yangtze River, which tributary will supply water to the paper mill. The Chinese partners are contributing a 12,000-kilowatt-hour, coal-fired, power plant for their 40% interest in the joint venture. The power plant is currently supplying electricity to other plants nearby and will supply the required amount of electricity and steam to the paper mill.

         Unsorted office waste will be purchased directly from U.S. suppliers such as Weyerhaeuser, Smurfit, Allan & Co., and Rock-Tenn. The Company will also make use of other grades of waste paper to reduce its cost of production.

         A used 120-metric-tons-a-day de-inking plant for recycled pulp production has been purchased from Georgia Pacific Company in the U.S., and a used 28-metric-tons-a-day paper making plant has been purchased from VPK in Belgium. Both arrived in China in May and July 1996.

         Until needed for its own end products, it is estimated that less than half of the 120-metric tons-a-day recycled pulp production will be used in Paper Mill No. 2's own tissue paper plant and more than half of the production shall be offered for sale to other paper mills in the Jiangsu and Zhejiang Provinces, which have an annual demand of 1,400,000 metric tons.

         Operations are scheduled to commence at the recycled pulp production plant by November 1997, at the paper conversion plant by January 1998, and at the paper making plant by November 1997.

                 PAPER MILLS NO. 3 AND 4. Complete paper mills - plants for recycled pulp production, paper making, and paper conversion - are planned for two other areas. One is in northern China in the Tianjin area, and the other is in western China in the Sichuan area. These two paper mills will be installed after the first two mills, now under construction, are operational. Subject to funding, the Company's plans envision the commencement of full operations at Paper Mills No. 3 and 4 by the last quarter of 1998 and the first quarter of 1999, respectively. Considerable equipment has already been acquired for the paper conversion plants for Paper Mills No. 3 and No. 4.

         The Company's plans include recycling waste paper into pulp, which is against the trend in China of importing virgin fiber. The Company estimates that, until needed for its own end products, approximately half of its recycled paper will be allocated to its own paper converting and tissue making facilities and half will be allocated for sale to other China paper mills that produce packaging grade cartons and hygienic paper. The Company's survey indicates that the present annual demand for recycled pulp and jumbo rolls, such as the Company expects to produce, in the areas that would be served by its 4 planned paper mills, and the annual production of these 4 planned paper mills, are as follows:

                                                                    DCPC's Planned
                                                   Potential        Maximum
                                                   Demand           Production
         Phase I Province/City                     (Metric Tons)    (Metric Tons)
         ------- -------------                     -------------    -------------
         No. 1   Guangdong Province                  861,022           60,000
         No. 2   Jiangsu Province                    767,050           72,000
         No. 2   Zhejiang Province                   679,100
         No. 2   Shanghai Municipality               234,547
                                                   ---------          -------

                                  Total            2,541,719          132,000

                                                                    DCPC's Planned
                                                   Potential        Maximum
                                                   Demand           Production
         Phase II         Province/City            (Metric Tons)    (Metric Tons)
         --------         -------------            -------------    -------------
         No. 3   Tianjin Municipality              221,400             60,000
         No. 3   Beijing Municipality              101,000
         No. 3   Heibei Province                   128,000
         No. 4   Sichuan Province                  238,750             60,000
                                                                      -------

                                  Total            689,150            120,000

         The Company's planned production represents only 4 percent of the annual requirements of the targeted markets.

         Over recent years the price of virgin pulp has ranged from $390 to $960 a metric ton. The price of office waste paper in the U.S. has ranged from $20 to $250 a metric ton. For instance, prices in September 1996 were $610 (cost and freight from U.S. West Coast to China) for virgin pulp plus $12.20 duty, or $622.20 a metric ton, compared with $165 (cost, freight and duty) for office waste paper. Recycling costs in China are estimated to average $200 a ton and not to exceed $250 a metric ton. There is little recycled fiber in China, which fiber sells at prices 5 to 10 percent cheaper than virgin fiber. The Company expects that the net operating margin of its paper recycling division will range from 10 to 15 percent.

         The Company has purchased equipment and is planning to make, into jumbo rolls, various grades of hygienic paper from approximately half of its recycled pulp. Until needed for its own end products of consumer hygienic paper, it plans to offer for sale to other paper mills in China approximately
half of the production of jumbo rolls of hygienic paper it makes.   It expects
that the net operating margin of this division will range from 11 to 16 percent.

         With reference to the volatility of the prices of virgin pulp and office waste paper and the plans of the Company to offer to other China paper mills, until required for its own needs, approximately half of its production both of recycled fiber and of jumbo rolls of hygienic paper, the table below illustrates, pro forma, how its planned integrated facilities would dampen the effects of price volatility with respect to profit margins:

                                                                      ($ a Metric Ton)
                                                   August 1995      March 1996       March 1997
                                                   -----------      ----------       ----------
1.       Virgin Pulp Cost                  $960                     $390                      $520

2.       Secondary Fiber
         -Raw Material
          (Office Waste)                   $170-250                 $ 20-70                   $ 30-100
         -Freight Cost                       80                       80                        50
         -Processing Cost
          (Average)                         200                      200                       200
                                           --------                 --------                  --------
                                           $450-530                 $300-350                  $280-350

3.       Profit Margin
         -Recycled Pulp(1)                 High                     Low                       Medium
         -Jumbo Roll(1)                    Medium                   Low                       Medium
         -Finished Products                Low                      High                      Medium

--------------------------

(1) Until needed for its own production of consumer hygienic paper products, approximately half of this production is planned to be available for sale to other paper mills in China.

         From mid-1994 through March 1997, the price of virgin pulp experienced the most volatility in the last thirty years.

         Finally, the Company's paper converting facility in Plant No. 1 is in operation and the equipment for Plant No. 2's paper converting facility has been purchased and is expected to be operating in February 1998. It plans to convert and market relatively high grade hygienic paper, using the distribution channels it developed for the Tempo paper handkerchiefs and expanding its distribution network through working with small paper converter companies who have established distribution networks for lower grade products. The Company expects its net operating margin in this division to range from 18 to 23 percent.

         The expansion into manufacturing and distribution commencing August 1997 of its own branded paper products is the first exposure in the market place for the Company's long-planned and partially-executed vertical business expansion. It is accompanied by the cessation of the distribution of Proctor & Gamble's Tempo-brand paper handkerchief, which has been the backbone of the Company's business since inception.

         The Company's branded products initially will be manufactured by it in its Paper Mill No. 1. Four products will be made for distribution by the Company, with the mill capacity for each product initially set as follows:

                      Product                         Percent
                      -------                         -------
                 Paper handkerchiefs                     9
                 Tissues                                21
                 Napkins                                18
                 Toilet rolls                           52

The Company expects its gross margins on sales to be greater than the margins it received distributing Proctor & Gamble's manufactured Tempo-brand paper handkerchief. Further, the Company will be distributing four products, not one. In any event, past operating results, which are based on distributing Tempo products, are not indicative of future results, which will be influenced to a major extent by still unproven manufacturing operations.

         The Company's future results of operations and the other forward-looking statements contained in this Outlook, in particular the statements regarding achievement of its expansion plans, capital spending, costs of office waste paper and virgin fiber, and marketing, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: volatility of prices of office waste paper and virgin fibers, risk of nonpayment of accounts receivable, inability of the Company to obtain its necessary capital, political instability in China, inflation, unforeseen competition, weather, loss of personnel as a result of accident or for health reasons, funding delays, supply interruption, currency fluctuation, market changes, government interference, or change of laws.

                                    BUSINESS

GENERAL

         The Company is a 95%-owned subsidiary of Dransfield Holdings Limited ("Dransfield Holdings"), a Cayman Islands company which was founded by Sir Kenneth Fung, CBE, JP, in the 1940s to market and to distribute consumer products in Hong Kong. Dransfield Holdings has four business divisions - a consumer electronics division which distributes household appliances under the brand names of AIWA and Turbo; a paper business conducted by the

Company, which bought and sold a Proctor & Gamble brand-name paper handkerchief, which the Company distributed to retailers until June 1997, and which business division is expanding its operations to include paper manufacturing and distribution of its own brand-name paper products; a food and beverage division which has breweries in China and the United Kingdom, an edible oil factory in China, and which distributes alcoholic and non-alcoholic beverages in Hong Kong; and a logistics and services division which provides warehousing, deliveries, repair, exhibition and buying- program services to affiliated and non-affiliated companies in Hong Kong and China.

         The Company's parent, Dransfield Holdings, has been listed on the Hong Kong Stock Exchange since April 1993.

         The business of the Company was conducted until February 26, 1997, by Dransfield Paper Holdings Limited, which merged with the Company on that date.

         The purpose of the merger was to transfer, from the Hong Kong Stock Exchange to the Nasdaq Stock Market in the U.S., Dransfield Holdings' equity in its paper business division. The paper business dates back to 1975, when A Dransfield & Co. Ltd., a wholly-owned subsidiary of Dransfield Holdings Limited (the parent of the Company), secured the exclusive distribution for Tempo paper handkerchiefs from Vereinigte Papierwerke in Hong Kong and Macau. In 1994 Dransfield Paper, before its merger with the Company, succeeded to this business from its sister company and continued to develop a substantial distribution network principally through supermarkets, drug stores and newspaper stands for Tempo handkerchiefs.

         The Company's earlier ability to consistently achieve market share of more than 40% of the paper handkerchiefs market in Hong Kong, through its sales of Tempo-brand handkerchiefs, represented an excellent base for the Company's preparation to manufacture and distribute its own "D&F" branded paper products, and thus, in June 1997, the Company ceased distributing the Proctor & Gamble's Tempo product. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook."

         In November 1994, the Company undertook to establish business contacts and to gain experience in buying waste paper, which it did both on an indent basis (a pre-sold basis) or on an agency basis, all in support of a plan to expand its business to that of an integrated manufacturer and distributor of hygienic paper products for consumers. See above, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Sales, and Outlook." This paper merchanting operation was organized through the formation of a subsidiary company named C.S. Paper Holdings (International) Ltd., which conducts the following operations:

         o A paper agency company, Central National Hong Kong., Ltd., through a joint venture with Central National Gottesman, Inc., a U.S. company.

         o A paper trading company in Hong Kong, Dransfield Paper (HK) Trading, Ltd., selling packaging grade papers through indent or from stock.

         In August 1997, the Company commenced test-production of its D&F brand-name paper products at a paper converting facility it established situated in Conghua in the city of Guangzhou, Guangdong Province in Southern China - a major step in its plan to expand its operations to those of a vertically-integrated hygienic paper producer and distributor in some of the largest population and fastest growing economies of China as well as in Hong Kong. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook."

THE PAPER INDUSTRY IN CHINA

         China has more than 5,000 paper mills with the majority of them producing less than 10,000 metric tons a year. In 1992 there were 16.2 million metric tons of paper and paper boards produced and 1.2 million metric tons of hygienic paper produced by these paper mills.

         Annual per capita consumption of hygienic paper in China is only a small fraction of that in the West. For instance, the annual per capita consumption of hygienic paper in the U.S. is 18.6 kilograms, in Hong Kong is 5 kilograms, and in China is less than 1 kilogram.

         It is the Company's belief that most of the paper mills that are producing hygienic paper in China are under- financed, poorly managed, and producing low-quality products. The Company is building two paper mills that target the medium- and premium-quality paper products markets in which there is little competition. The only competition in these markets from an international company is Scott Shanghai (now owned by Kimberly-Clark), which has a plant with an output of 14,000 metric tons a year.

         Despite recent double-digit economic growth in China and projected annual growth of 8%, the Company's management assumes that the majority of consumers in China will not afford themselves the luxury and expense of hygiene paper products sold at premium prices for several more years to come. Nevertheless, the Company proposes to position itself in the premium-priced products market at the same time it develops the medium-priced and medium-quality market, because of the huge size of these two markets. The paper market targeted by the Company covers 10% of the population of China, which is equivalent to a market base almost half the size of that of the U.S.

PROPERTIES.

         CONGHUA - PAPER MILL NO. 1.

         The Company has the land use rights to 16,011 square meters in a development zone in Conghua, Guangzhou, PRC on which it has constructed a paper conversion plant and warehouse, a conference center, and a 52-room guest house. The recycled pulp production and paper making facilities are planned to be located on a tract of approximately 35,000 square meters in Xinhui, near Guangzhou, on a major river with ready access to road and river transportation facilities, near other manufacturers of tissue and industrial grades of paper, and with an abundant supply of electricity.

         JIANGYIN - PAPER MILL NO. 2.

         The Company and its joint venture partners have a 50-year land use agreement with the local authority in Jiangyin for a 65,000 square meters tract on which Paper Mill No. 2 is being constructed. The tract is adjacent to a navigable river, accessible to a nearby major highway, near other manufacturers of industrial grade papers, and adequate to meet medium-term expansion needs. Electricity is provided by Jiangsu Huaxi Holdings Corporation, a PRC government corporation, one of the joint venture partners.

         OFFICE FACILITIES.

         The Company rents office facilities in Hong Kong from another subsidiary corporation of its parent, Dransfield Holdings, and shares these facilities with other subsidiary corporations of Dransfield Holdings.

DEPENDENCE ON MAJOR CUSTOMERS AND SUPPLIERS. The Company distributes its paper products through two sister companies, Dransfield Trading Limited and Dransfield Pacific Limited, neither of which relies on any single customer for 10% or more of its consolidated revenues. It does not have and does not anticipate significant backlogs, because orders are usually met out of stock within four days after receipt of an order. The indent business consists of orders received in advance at least 30 days on a back-to-back basis. The Company did depend entirely on Proctor & Gamble and its manufacturers for its supply of Tempo paper handkerchiefs the Company distributed, but this business activity ceased in June 1997.

         As for business in the PRC, because raw materials are subject to import duty, profits could be affected for a short period of time when the government raises the duty. However, the current direction of the PRC government is for a reduction in duties, not an increase.

RESEARCH AND DEVELOPMENT. The Company has not incurred any significant expenditures on research and development activities.

ENVIRONMENTAL CONTROLS. It is anticipated that the Chinese Government will increase its requirements for environmental controls. With this in mind, the Company is installing and employing environmental control standards that meet U.S. standards, which are higher than those currently required by the PRC.

         With respect to Paper Mill No. 2, the environmental controls proposed by and being installed by the Company have been approved by the Provincial authorities and the Central Government. The paper mills will use an enzymatic process as the deinking agent, which employs a biological agent rather than the traditional chemical process. Approximately 90% less chemicals will be used. The entire deinking process has been designed by in-house U.S. and European experts assisted by an independent consultant. The effluent output is mostly clay, which can be used as a construction material, and the effluent water will be treated in lagoons. Similar environmental controls are proposed for Paper Mill No. 1 and are expected to be approved by the Provincial authorities and the Central Government.

         The effluent water, after treatment, will meet the standards set by the Chinese Government for biological oxygen demand (BOD), chemical oxygen demand (COD), suspended solids (SS) and pH.

         The Company's waste treatment process and plants have been designed by specialists in the U.S. but are built locally in China.

         The Company does not anticipate having to pay any significant environmental clean-up costs in its operations other than as part of its regular operating requirements, because prior to actual installation of the equipment, the company's environmental procedures will have met the local authority requirements and approval.

NUMBER OF EMPLOYEES. On March 31, 1997 the Company employed 85 persons. Once the operation in Conghua goes into full operation, the number of employees will increase substantially, as it will when installation of the deinking and tissue making operations commence at the paper mills.

VENUE OF SALES. Less than 10% of sales during the year ended March 31, 1997 were attributable to exports to China. Most of the sales for the last three fiscal years were in Hong Kong.

PATENTS, COPYRIGHTS AND INTELLECTUAL PROPERTY.

         The Company holds no patents, copyrights or intellectual property other than trade marks established for its new paper products for the consumer market. The Company is not aware of any patents, trademarks, licenses, franchises and concessions that would affect its business and production described herein.

LEGAL PROCEEDINGS.

         Neither the Company nor any of its property is a party to or the subject of any material pending legal proceedings other than ordinary routine litigation incidental to its business.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

         Set forth below are the names, and terms of office of each of the directors, executive officers and significant employees of the Company and a description of the business experience of each.

                                                                    Office
                                                                    Held            Term of
         Person                        Office                       Since           Office(1)
         ------                        ------                       -----           ------
Horace YAO Yee Cheong, 50         Deputy Chairman                   Apr 1994         Apr 1998
                                  and Chief Executive
                                  Officer

Warren MA Kwok Hung, 39           Treasurer and                     Apr 1994         Apr 1998
                                  Secretary, Director

Jeremy LU Yuen Tong, 38           Assistant to                      Feb 1996         Apr 1998
                                  Chief Executive
                                  Officer, Director

Thomas J. KENAN, 65               Director                          Mar 1997         Apr 1998

Jan YANG, Ph.D., 36               Director                          Apr 1997         Apr 1998


James MADISON, 46                 General Manager                   May 1996         Apr 1998
                                  Deinked Pulp
                                  and Tissue

CHOW Yeung Chee, 54               Plant Manager of                  Jan 1996         Apr 1998
                                  Guangzhou Dransfield
                                  Paper Ltd.

Manuel ALVAREZ, 60                General Manager                   Apr 1995         Apr 1998
                                  for paper con-
                                  verting operations

Eddy WU, 37                       General Manager,                  Dec 1996         Apr 1998
                                  Hygienic Paper
                                  (Pacific Basin)

Joseph PANKRATZ, 41               Manager of Pulp                   Sep 1996         Apr 1998
                                  and Paper Making


--------------------------

(1) Subject to earlier removal without cause by the directors of Dransfield.

EXECUTIVE DIRECTORS.

         HORACE YAO YEE CHEONG. Mr. Yao spent 17 years with Arthur Young & Company, international accountants, where he worked in accounting and business advisory services and rose to managing partner covering Hong Kong and the PRC. Mr. Yao's responsibilities include strategic planning, business development, administration and management of the Group. Mr. Yao holds a master of business administration degree from a university in the U.S. and is a certified public accountant in the U.S., Australia and Hong Kong.

         WARREN MA KWOK HUNG. Mr. Ma is a fellow of the Chartered Association of Certified Accountants and an associate of the Hong Kong Society of Accountants. He spent 16 years in the accounting profession of which 10 years are with Dransfield Holdings. He holds a Higher Diploma in Accountancy from Hong Kong Polytechnic.

         JEREMY LU YUEN TONG. Mr. Lu has over sixteen years of international experience in banking, general management and direct investment in Hong Kong, Southeast Asia, Canada and China. He graduated from the University of Southern California in Finance and Accounting. Mr. Lu is an Executive Director of Dransfield Paper Holdings Ltd., assisting Mr. Horace Yao in corporate planning and finance.

NONEXECUTIVE DIRECTORS.

         THOMAS J. KENAN. Mr. Kenan has 34 years experience as a practicing attorney in the United States, primarily in securities, corporation, and business reorganization law. He holds a master's of comparative laws degree from New York University.

         JAN YANG, PH.D. Dr. Yang is the founder, president and technical director of EDT, a bioindustrial company based in Georgia specializing in providing products and technical service to the pulp and paper industry. Dr. Yang holds a bachelor of science degree in chemical engineering from Tianjin University of Light Industry in China, and a doctor of philosophy degree in biotechnology from Royal (Swedish) Institute of Technology. He has published over 20 scientific articles and holds numerous patents related to pulp and paper manufacturing. He is also an honorary professor at Tianjin University of Light Industry.

SENIOR EXECUTIVES.

         JAMES MADISON. Mr. Madison has more than 24 years experience in tissue paper making and converting. He holds a bachelor of science degree in mechanical engineering from a university in the U.S.

         CHOW YEUNG CHEE. Mr. Chow has more than 31 years experience chemical engineering and managing manufacturing plants. He has a bachelor of science degree in chemistry.

         MANUEL ALVAREZ. Mr. Alvarez has more than 30 years experience in the paper converting business in the U.S. Prior to joining the Group, he was the Vice President of Production of a major paper company in the U.S.

         EDDY WU. Mr. Wu has a master's of business administration degree and more than 13 years' experience in managing factories and being responsible for sales and marketing for several Chinese consumer product companies, the last of which was a large company listed on the Hong Kong Stock Exchange.

         JOE PANKRATZ. Mr. Pankratz has more than 24 years' experience in recycled pulp and paper making, working for Fort Howard Paper and for Pope & Talbot. He specializes in the design of effluent treatment processes.

COMPENSATION OF DIRECTORS AND OFFICERS

         The directors and officers of the Company received from it and its subsidiaries an aggregate of US$564,241 of compensation in the last fiscal year for their services in all capacities. There are no present plans, arrangements, or understandings concerning any change in compensation for them. The Company has no pension, retirement or similar benefits for directors and officers pursuant to a plan contributed to by the Company.

STOCK OPTION PLAN

         The Company has adopted a stock option plan ("the Plan"), the major provisions of which Plan are as follows:

         Nontransferable options may be granted by the directors to employees and executive officers of the Company. The options are for 4-year terms but may not be exercised during the first year. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's Common Stock during the five trading days prior to the grant of the option or, if the Common Stock is not trading, not less than the net book value per share of the Company's Common Stock as reflected in the Company's most recent balance sheet. The total number of shares of Common Stock which can be subject to the options at any time, both under this plan and otherwise, shall not exceed 10 percent of the number of shares of Common Stock then outstanding. No person can be granted options which, if fully exercised, would result in that person's owning more than 25% of the outstanding shares of Common Stock after such exercise. Some 625,000 options have been granted under the Plan by the Company in April 1997 at an exercise price of $2.80.

CERTAIN TRANSACTIONS

         Since its inception in March 1994, the Company's predecessor, Dransfield Paper, and since the merger on February 26, 1997, between Dransfield Paper and the Company, the Company have had transactions with fellow subsidiary companies (that is, companies which are subsidiaries of Dransfield Holdings Limited) in which Mr. Horace Yao, chief executive officer and a director earlier of Dransfield Paper and now of the Company, had a direct or indirect interest as a director or as a beneficial shareholder. The fellow subsidiary companies provided accounting services, electronic data processing, and building lease and management services, all at rates believed by the directors of Dransfield Paper and now the Company to be at approximately normal commercial rates. It is proposed that such transactions will continue during the present fiscal year. The amounts involved are not deemed to be material by the Company.

         Similarly, the Company and its predecessor have had, since April 1996, and still have, transactions with Dransfield Trading Limited, a subsidiary of Dransfield Holdings Limited which employs and accounts for the activities of the sales personnel and for the distribution in Hong Kong and Macau not only of the Company's Tempo products but of the consumer products distributed by other business divisions of Dransfield Holdings Limited (see "Business - General"). Dransfield Trading Limited allocates its costs and overhead plus a profit for itself to its sister companies, including the Company, in proportion to the amount of its activities devoted to the distribution of the products sold by each sister company. The Company believes that its use of Dransfield Trading Limited in this manner results in lower distribution costs for a sales force. The Company has continued to make use of Dransfield Trading Limited for the sales and distribution of its own D&F-branded paper products, distribution of which products commenced in August 1997.

         Mr. Jan Yang was elected a director of the Company in May, 1997. He is the president of EDT (Enzymatic Deinking Technologies) of Norcross, Georgia. EDT is a specialty chemical provider to the pulp and paper industry. It produces and sells naturally occurring enzymatic products for specific applications in pulp and paper mills with emphasis on the deinking process.
The Company, after consideration of EDT's products and different products offered by EDT's competitors, initially proposes to use EDT's enzymatic products in the Company's paper mills. To the knowledge of the Company, EDT's enzymatic product cannot be obtained elsewhere in the volume expected to be needed. Other, competing types of chemicals are available at less cost per pound but generally at more total cost, due to the need for more pounds of product to achieve a desired result. No purchases have yet been made by the Company of EDT's enzymatic products.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of the date of this Prospectus and as adjusted to reflect the sale of the 150,000 Company Shares offered herein and the exercise of all 946,004 Callable Warrants offered hereby, with respect to the beneficial ownership of shares of Common Stock, by
(i) each person known to the Company to beneficially own more than 10% of the Company's Common Stock, and (ii) all directors and officers as a group.


                                                                           Percentage of Beneficial Ownership
                                                                           ----------------------------------
                                                                      Before Sale of                 After Sale of
 Beneficial Owner                   Amount and Nature of            Company Shares and             Company Shares and
 ----------------                   Beneficial Ownership           Exercise of Warrants           Exercise of Warrants
                                    --------------------           --------------------           --------------------
 Dransfield Holdings Limited
                                        13,600,000(1)                      95.4%                         88.6%

 Officers and Directors as a             13,626,786                        95.6%                         88.8%
 Group (12 Persons)

-------------------------

(1) Represents sole voting and investment powers with respect to these shares.

                            NATURE OF TRADING MARKET

OUTSIDE THE UNITED STATES

         There is currently no trading market outside the United States for the Company's Common Stock or its Callable Warrants.

INSIDE THE UNITED STATES

         The Company's Common Stock is listed for trading on the Nasdaq SmallCap Market under the symbol DCPCF. There is no trading market for the Callable Warrants.

         The Common Stock commenced trading in the U.S. on April 2, 1997. The reported high and the low sales prices ranged from $2.50 to $5.25 from April 2 to September 19, 1997. The volume of trading was light, and it should not be assumed that an assured or mature market in the Common Stock has developed.

         There have been no reported trades in the Company's Callable Warrants.

         Of the 14,250,000 outstanding shares of Common Stock, 550,000 shares are held in the United States by approximately 1,350 record holders and 13,700,000 shares are held in Hong Kong by three shareholders, one of whom, Dransfield Holdings Limited, a Cayman corporation, owns 13,600,000 shares. Of the 946,004 Callable Warrants, 500,000 warrants are held in the United States by eight record holders and 446,004 warrants are held in Hong Kong by one record holder, Dransfield Holdings Limited.

                    REGISTRATION FOR SELLING SECURITYHOLDERS

         The registration statement of which this prospectus forms a part relates to (i) 26,786 shares of Common Stock acquired by J. Douglas Bowey, a "finder," and 11,642 shares of Common Stock acquired by T. E. King, a "promoter," prior to the Company's merger on February 26, 1997, with Dransfield Paper Limited (see "Business - General"), (ii) 50,000 shares of Common Stock acquired in early June 1997 at $5.00 a share by 37 persons, none of whom have ever had any material relationship with the Company, its predecessors or affiliates, (iii) 100,000 shares of Common Stock acquired in early June 1997 at $5.00 a share by two persons, each of whom is affiliated with investment banking firms in Hong Kong that have acted as investment bankers for Dransfield Holdings Limited, the majority shareholder of the company, (iv) 500,000 Callable Warrants owned by eight persons, each of whom may be deemed to be a "promoter" of the Company prior to such merger with Dransfield Paper Limited, and (v) 446,004 Callable Warrants owned by the Company's parent, Dransfield Holdings Limited, and acquired by it as part of the terms of the merger between Dransfield Paper and the Company. All of such persons are the Selling Securityholders - the persons offering the securities offered herein other than the 150,000 Company Shares.

         All 188,428 shares of Common Stock and 946,004 Callable Warrants offered for sale by the Selling Securityholders may be deemed to be "restricted securities" (as such term is defined in Regulation D of the Securities and Exchange Commission) in the hands of the present holders. The 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants are not registered for sale to the present holders, should they exercise the Callable Warrants, but are registered for sale to persons to whom the Selling Securityholders sell the Callable Warrants pursuant to this Prospectus or to their transferees.

         It is likely that sales of the 188,428 Selling Securityholders Shares of Common Stock offered hereby, the 946,004 Callable Warrants, or the shares of Common Stock underlying the Callable Warrants, or even the potential of such sales at any time, would have an adverse effect on the market price of the Common Stock and the Callable Warrants. See "Risk Factors - Unseasoned Public Market."

         The tables below set forth certain information with respect to the Selling Securityholders. The Company will not receive any of the proceeds from the sale by the Selling Securityholders of their securities but will receive proceeds from the exercise of the Callable Warrants.

                                                                Shares of Common                       Shares of Common
                                         Relationship             Stock Owned           Shares           Stock Owned
   Selling Securityholder                With Company          Prior to Offering        Offered       After the Offering
   ----------------------                ------------          -----------------        -------       ------------------
 J. Douglas Bowey                        Finder                      26,786             26,786                0
 2127 Sawtell Blvd., Suite D
 Los Angeles, CA 90025

 T.E. King                               Promoter and                38,428             11,642              26,428
 49 Strawberry Lane, Suite 200           former President
 Palos Verdes Peninsula, CA 90274        and former sole
                                         Director

 Kingsway Securities Holdings Limited    Investment Banker           50,000             50,000                0
 10 ice House Street
 Hong Kong

 Ko Kin Hang                             Investment Banker           50,000             50,000                0
 China Resources Bldg., Room 1808
 26 Harbour Road
 Wanchai, Hong Kong

 Fred Bell C/F                           None                        1,000               1,000                0
 Brooks Bell
 NC Unf Transfer to Minors Act
 P. O. Box 668484
 Charlotte, NC 28266

 Fred Bell                               None                        8,000               8,000                0
 Nancy Bell
 Jt Ten/WROS
 P. O. Box 668484
 Charlotte, NC 28266

 William L. Burroughs                    None                        2,000               2,000                0
 6916 Folger Drive
 Charlotte, NC 28270

 Carol Cotton                            None                        1,000               1,000                0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 2812 Cross Point Cir. #25
 Matthews, NC 28105

 Florence Cour and                       None                        1,000               1,000                0
 Thomas Cour, Jt Ten
 3421 West 117th Street
 Marionette, IL 60655

 Michael Davidson                        None                         500                 500                 0
 P. O. Box 241894
 Charlotte, NC 28224

 Jerry Dennis                            None                        5,000               5,000                0
 Special Account
 423 Janice Avenue
 High Point, NC 28263

 F. Wright Evins                         None                        1,000               1,000                0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 5904 Alexa Road
 Charlotte, NC 28277

 Mark D. Ferguson                        None                        1,000               1,000                0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 120 Misty Woods Private
 Drive #2
 Blountville, TN 37617

 Margaret E. Gentzle IRA                 None                        1,000               1,000                0
 Raymond James & Assoc Inc CSDN
 2401 Merrywood Road
 Charlotte, NC 28210

 Louis Greer                             None                        1,000               1,000                0
 Louis Greer SEP/IRA
 Rauscher Pierce Refsnes C/F
 8832 Taunton Drive
 Huntersville, NC 28078

 Sally Holt                              None                        2,000               2,000                0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 4215 Firwood Lane
 Charlotte, NC 28209

 Charles Jordan and                      None                        1,000               1,000                0
 Frances C. Jordan, Jt Ten
 412 Parallel Drive
 Charlotte, NC 28075

 Paul A. McLean                          None                        2,000               2,000                0
 Route 2, Box 480
 Lillington, NC 27546

 Jamie Meekins                           None                         500                 500                 0
 157 North Canterbury Road
 Charlotte, NC 28217

 Edward A. Nicholson and                 None                        1,000               1,000                0
 Beverly M. Nicholson, JT/WROS
 4425 Old Forge Road
 Gastonia, NC 28056

 Patricia T. Osborne                     None                        2,000               2,000                0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 301 Bass Lane
 Charlotte, NC 28270

 Gary D. Pigg                            None                         500                 500                 0
 1111 D5 Arbor Drive
 China Grove, NC 28023

 Sarah E. Ritter                         None                         500                 500                 0
 425 Kelford Lane
 Charlotte, NC 28270

 Robert Michael Slemp                    None                        2,000               2,000                0
 405 Keller Lane
 Marion, VA 24354

 William D. Smith                        None                         500                 500                 0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 1812 Edgewater Drive
 Charlotte, NC 28210

 Wayne A. Smith                          None                        2,000               2,000                0
 4325 Duck Haven Lane
 Lake Wylie, SC 29710

 Eugene Tinker                           None                         500                 500                 0
 4919 Hardwicke Road
 Charlotte, NC 28211

 Adalberto Torres                        None                        1,000               1,000                0
 345 Fairgreen Drive
 Charlotte, NC 28217

 William Wells                           None                         500                 500                 0
 HC 71, Box 70E
 Graysville, TN 37338

 Kathy D. White                          None                        4,000               4,000                0
 Kathy D. White SEP/IRA
 Rauscher Pierce Refsnes C/F
 6401 Camel Road, #100
 Charlotte, NC 28276

 Wiley White #2                          None                        2,000               2,000                0
 Wiley White SEP/IRA
 Rauscher Pierce Refsnes C/F
 6401 Camel Road, #100
 Charlotte, NC 28276

 Michale Wilkes                          None                         500                 500                 0
 7530 Caswell Road
 Stanley, NC 28164

 Ruby Wilks IRA                          None                        2,000               2,000                0
 Raymond James & Assoc Inc CSDN
 Route 2, Box 185
 Bellevue, TX 76228

 Grady H. Williams                       None                         500                 500                 0
 Grady H. Williams SEP/IRA
 Rauscher Pierce Refsnes C/F
 2600 Kendrick Avenue
 Charlotte, NC 28269

 Franz J. Schubert                       None                         500                 500                 0
 P. O. Box 2034
 Madison, TN 37116

 Lillard T. Walker, Jr. and              None                         500                 500                 0
 Lillard T. Walker, III, Jt Ten
 425 Northcrest Drive
 Nashville, TN 37211

 Henry H. Quimby and Ruth H. Quimby,     None                         500                 500                 0
 Tenants in Common
 327 Suburban Road
 Knoxville, TN 37923

 Robert B. Johnson, Personal             None                         500                 500                 0
 Representative, Estate of Annette B.
 Johnson
 966 Williamson County Line Road
 Fairview, TN 37076

 Robert B. Johnson                       None                         500                 500                 0
 966 Williamson County Line Road
 Fairview, TN 37062-7002

                                                                             Callable Warrants        Callable Warrants
                                                                                Owned Prior              Owned After
                                                                                to Offering             the Offering
                                                                                -----------             ------------
                                                       Relationship
                                                       ------------
 Selling Securityholder                                with Company       Amount        Percent     Amount      Percent
 ----------------------                                ------------       ------        -------     ------      -------
 Dransfield Holdings Limited                           Controlling        446,004       47.1%           0          0%
 36-42 Pok Man Street, 1st & 2nd Floor                 Shareholder
 Mongkok, Kowloon, Hong Kong

 T.E. King                                             Former             250,000       26.4%           0          0%
 49 Strawberry Lane, Suite 200                         President and
 Palos Verdes Peninsula, CA 90274                      Director

 J. Douglas Bowey                                      Finder              30,000        3.2%           0          0%
 2127 Sawtelle Blvd., Suite D
 Los Angeles, CA 90025

 Albert L. Welsh                                       Former              40,000        4.2%           0          0%
 3828 NW 69th Street                                   President and
 Oklahoma City, OK 73116                               Director

 George W. Cole(1)                                     None                40,000        4.2%           0          0%
 6500 North Grand Boulevard
 Oklahoma City, OK 73116

 John E. Adams(2)                                      None                40,000        4.2%           0          0%
 1205 Tedford Way
 Oklahoma City, OK 73116

 Gary E. Bryant                                        None                40,000        4.2%           0          0%
 3 Gavina
 Monarch Beach, CA 92629

 Robert G. Rader(3)                                    None                40,000        4.2%           0          0%
 7009 North Shawnee
 Oklahoma City, OK 73116

 Thomas J. Kenan(4)                                    Director and        20,000        2.1%           0          0%
 8511 Glenwood Avenue                                  U.S. securities
 Oklahoma City, OK 73114                               law counsel


-------------------------

(1) These Callable Warrants are held of record by Marjorie J. Cole, Mr. Cole's spouse.

(2) These Callable Warrants are held of record by Meridyne Corporation, of which Mr. Adams is an officer and director.

(3) These Callable Warrants are held of record by Judith Rader, Mr. Rader's spouse.

(4) These Callable Warrants are held of record by the Marilyn C. Kenan Trust, a testamentary trust of which Marilyn C. Kenan, Mr. Kenan's spouse, is the trustee and beneficiary.

                              PLAN OF DISTRIBUTION

         The 150,000 Company Shares of Common Stock are offered directly by the Company and also through broker-dealer firms which are members of the National Association of Securities Dealers, Inc. ("NASD"). As of the date of this Prospectus, only one such firm, Birchtree Financial Services, Inc., has advised the Company of its intention to solicit purchasers of such Shares. No solicitations to purchase the 150,000 Company Shares have been made prior to the date of this Prospectus, and no assurance is given that any of them will be sold. Should Birchtree Financial Services, Inc. or any other NASD-member firm sell any of the 150,000 Company Shares, it shall receive from the Company a five percent sales commission on all Shares sold but no other compensation or any reimbursement of expenses. No commission will be paid to any person with respect to Company Shares sold directly to purchasers by the Company.

         The Company will indemnify any NASD-member firm that sells any of the 150,000 Company Shares against liabilities under the Securities Act caused by misstatements of material facts, or omissions to state material facts in this Prospectus or the Registration Statement of which this Prospectus is a part.

         Sales by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         The Selling Securityholders may effect such transactions by selling their securities directly to a purchaser, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Securityholders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         With respect to the plan of distribution for the sale by the Selling Securityholders as stated above, (i) to the extent that the securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would need to be set forth in this Prospectus; (ii) if the securities are sold in block transactions and the purchaser wishes to resell the securities purchased, such arrangements would need to be described in this Prospectus; and (iii) if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required. The Company has been advised that the Selling Securityholders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution, including arrangements either individually or as a group that would constitute an orchestrated distribution of the securities or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

         Should sales of the Callable Warrants be made to broker-dealers who make a market in the Company's Common Stock, their market-making activities (until disposition of the warrants) would have to be conducted in accordance with the "passive market making" restrictions of Regulation M of the Securities and Exchange Commission. Such restrictions, in general, severely limit the daily activity of a passive market maker, require that a passive market maker not bid for or purchase shares of the Company's Common Stock at prices higher than that of the highest independent bid for the Common Stock, require that a passive market maker lower its bid price to the bid price of the highest independent bid should the independent bidders lower their bids, require that the passive market maker display on the electronic quotation system its status as a passive market maker, and require that a passive market notify the National Association of Securities Dealers in advance of its intention to engage in passive market making and report information concerning its purchases.

                        SHARES ELIGIBLE FOR FUTURE SALE

         The Company has 14,250,000 shares of Common Stock outstanding. Of these shares, 461,572 are freely tradeable without restriction or further registration required under the Securities Act. Should the 150,000 Company Shares of Common Stock offered herein and the 188,428 Selling Securityholders Shares of Common Stock offered herein by the Selling Securityholder be sold, there would be 800,000 shares of Common Stock freely tradeable without restriction or further registration required under the Securities Act. This number would be increased to 1,746,004 should all the Callable Warrants be sold and then exercised.

         The Company has 946,004 Callable Warrants outstanding and has reserved for issuance 946,004 shares of Common Stock upon exercise of the Callable Warrants. Purchasers of these Callable Warrants pursuant to this Prospectus shall receive freely tradeable Callable Warrants without restriction or further registration required under the Securities Act, and they (or their transferees) will receive freely tradeable shares of Common Stock if they exercise the Callable Warrants pursuant to this Prospectus or another Prospectus of the Company in effect at the time of such exercise.

         All 188,428 Selling Securityholders Shares of Common Stock and 946,004 Callable Warrants offered herein, while owned by the current shareholders of the Company, are "Restricted Securities" within the meaning of Rule 144 under the Securities Act, and, together with any shares of Common Stock which are purchased by affiliates of the Company, as the term is defined in Rule 144, may be sold only by the respective holders thereof pursuant to an effective registration statement under the Securities Act or in accordance with one or more other exemptions under the Securities Act (including Rule 144).

         In general, Rule 144 as currently in effect, provides that an affiliate of the Company or a person (or persons whose sales are aggregated) who has beneficially owned Restricted Securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares (142,500 shares at the time of this offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not deemed to have been an "affiliate" of the Company at any time during the three months preceding a sale, and who has beneficially owned Restricted Securities for at least two years, would be entitled to sell his shares under Rule 144 without regard to the volume limitations, manner-of-sale provisions, notice or current public information requirements.

                           DESCRIPTION OF SECURITIES

         The Company is organized under the laws of the British Virgin Islands, ("the BVI"). The relevant BVI law imposes no limitations on the rights of nonresidents or foreign owners to hold or vote securities of the Company, nor are there any charters or other constituent documents of the Company that would impose similar limitations. There are no BVI governmental laws, decrees or regulations affecting the remittance of dividends or other payments to nonresident holders of the Company's securities. U.S. holders of the securities of the Company are subject to no taxes or withholding provisions under existing BVI laws and regulations. By reason of the fact that the Company conducts no business operations within the BVI, there are no applicable reciprocal tax treaties between the BVI and the U.S. that would affect the preceding statement that there are no BVI taxes, including withholding provisions, to which U.S. security holders are subject under existing laws and regulations of the BVI.

COMMON STOCK. The Company is authorized to issue 40 million shares of Common Stock, no par value. The Company has 14,250,000 shares of Common Stock issued and outstanding.

         VOTING RIGHTS. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including proposals to merge or consolidate the Company with another corporation or to sell more than 50% of its assets in a transaction not in the ordinary course of business. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

         DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

         LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

         PREEMPTIVE RIGHTS. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

         REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City serves as the transfer agent and registrar of the Common Stock of the Company.

         DISSENTERS' RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's memorandum and articles of association.

PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, no par value. The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors. There are no shares of Preferred Stock issued or outstanding.

WARRANTS. The Company has authorized the issuance of 946,004 Callable Warrants, each of which Callable Warrants entitles the holder to purchase 1 share of Common Stock of the Company for $5.50. All of the authorized Callable Warrants have been issued. Each warrant expires August 26, 1998, but is subject to call by the Company on 30-days notice at such time as the Company's common stock has traded at or above an $8 closing price for ten consecutive trading days.

         CALL FEATURE OF THE CALLABLE WARRANTS. Should the Company be able to exercise its right to call the Warrants, as described above, holders of the Callable Warrants will forfeit their rights to exercise the Warrants unless the rights are exercised before the call date set in a notice of the call.

         Notice of a call of the Warrants shall be made by the Company (i) to the record holders of the Warrants by registered mail or other means of mail that provides a record of delivery, to the extent such means are available in the countries of the record holders of the Warrants, and, should the Warrants be widely distributed, (ii) publication of the notice of the call in Hong Kong in the Hong Kong English and Chinese Newspaper and in the U.S. in the national edition of the Wall Street Journal no less than once a week for four weeks prior to the date of the call, and (iii) continuously during the period of the call through the electronic facilities of Nasdaq or the NASD.

                 DETERMINATION OF EXERCISE PRICE OF THE CALLABLE WARRANTS. There was no public market for the Company's Common Stock at the time the exercise price was set for the Callable Warrants. The exercise price was arbitrarily determined by negotiation between the Company and Dransfield Paper Holdings Limited, which was merged into the Company in February 1997. Among other factors considered in determining the exercise price were the earnings and certain other financial and operating information of Dransfield Paper (now part of the Company) in recent periods, its future prospects and its expansion plans. There can be no assurance that the Company's Common Stock will sell in the public market at or above the exercise price of the Callable Warrants.

                 REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City is the registrar and transfer agent of the Company's Callable Warrants.

                                    TAXATION

         EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE EFFECTS OF APPLICABLE UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

         The following discussion is a summary of certain anticipated tax consequences of the operations of the Company and of an investment in the Company's Common Stock under British Virgin Islands income tax laws, U.S. Federal income tax laws, Hong Kong tax laws and PRC income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock. The discussion does not take into account or discuss the tax laws of any other countries or tax consequences or state, local and other tax laws. Each person should consult his or her tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the securities described herein. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

BRITISH VIRGIN ISLANDS TAXATION.

         The Company is incorporated under the International Business Companies Ordinance of the British Virgin Islands. It conducts no business operations in the British Virgin Islands. Such Ordinance provides an exemption for the Company from income tax on all income arising to it and on all distributions made by it to persons who are not resident in the British Virgin Islands.

U.S. FEDERAL INCOME TAXATION.

         TAXATION OF THE COMPANY.

                 The Company will not be a "controlled foreign corporation" and will be subject to U.S. Federal income tax only to the extent that it has U.S.-source income. Currently the Company has no U.S.-source income and anticipates none after the Merger.

         TAXATION OF SHAREHOLDERS.

                 The following discussion addresses the U.S. Federal income taxation of a U.S. person (that is a U.S. citizen or resident, a U.S. corporation, a U.S. partnership, or an estate or trust subject to U.S. tax on all of its income regardless of source) ("a U.S. investor") who makes an investment in the securities of the Company. This discussion does not address the U.S. tax treatment of certain types of investors (that is, individual retirement and other tax-deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. investors, all of whom may be subject to tax rules that differ significantly from those summarized below.

                 TAX ON DIVIDENDS. A U.S. investor receiving a distribution on the Common Stock will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under U.S. Federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for U.S. Federal income tax purposes, as a nontaxable return on capital to the extent of the U.S. investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the shares constitute a capital asset in the hands of the U.S. investor. Dividend income with respect to the Common Stock will generally be subject to the separate limitations for "passive income" for purposes of the foreign tax credit limitation. Shareholders who are corporations will not be eligible for the corporate dividends received deduction.

                 SALE OR OTHER DISPOSITION. With certain exceptions, gain or loss on the sale or exchange of the shares will be treated as capital gain or loss (if the shares are held as a capital asset). Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held the shares for more than one year at the time of the sale or exchange.

HONG KONG TAXES.

         TAX ON DIVIDENDS. No tax will be payable in Hong Kong in respect of dividends paid by the Company.

         PROFITS TAX. No tax will be imposed in Hong Kong in respect of gains from the sale of the Shares if the Shares are listed on the Nasdaq Stock Market.

         ESTATE DUTY. No estate duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the Nasdaq Stock Market.

         STAMP DUTY. No stamp duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the Nasdaq Stock Market.

TAXATION OF THE COMPANY BY THE PRC.

         INCOME TAX. Income tax payable by wholly-foreign owned enterprises is governed by the Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises as well as the Detailed Rules for the Implementation of the Income Tax Law of the PRC for Foreign Investment Enterprises and Foreign Enterprises. This law and rules provide for an income tax rate of 33%, unless a lower rate is provided by law, administrative regulations, or state council regulations.

         The Company's Paper Mill No. 1 operations are conducted through Guangzhou Dransfield Paper Ltd., a co-operative joint venture formed in the PRC, and its Paper Mill No. 2 operations are conducted through Jaing Ying Dransfield Paper Co. Ltd., an equity joint venture formed in the PRC. These two ventures are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. As such, they are eligible to full exemption from joint venture income tax for the first two years starting from their first profitable year of operations followed by a 50% deduction of the applicable tax rate from the third to the fifth year. No PRC income taxes have been levied on either of such companies, as they had not commenced operations by the close of their last full fiscal year.

         VALUE ADDED TAX. Effective January 1, 1994 the PRC introduced a value added tax ("VAT") which is assessed on the sale of products within the PRC, the importation of products, and the provision of processing or repair services within the PRC. The VAT rate on exported goods is zero, unless otherwise decided by the State Council. The VAT is levied at a rate of 17% or, in certain limited circumstances, 13%, depending on the product. Credit is allowed for VAT previously paid in respect of components of a given product.

                           EXCHANGE RATE INFORMATION

         The business of the Company is conducted in and from Hong Kong and the People's Republic of China ("the PRC") in Hong Kong dollars and the PRC Renminbi. Periodic reports will be made to U.S. shareholders (see "Additional Information - Reports to Shareholders") and will be expressed in U.S. dollars using the then-current exchange rates.

         The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. The conversion of the Renminbi into U.S. dollars must be based on the PBOC Rate. The PBOC Rate is set based on the previous day's PRC interbank foreign exchange market rate and with reference to current exchange rates on the world financial markets. In line with the unification of the two exchange rates, the Renminbi was revalued at HK$1.00=RMB1.12 and US$1.00=RMB8.70 on January 3, 1994. Since revaluation, the exchange rate has fluctuated between a range of US$1.00 = RMB8.30 and US$1.00 = RMB8.70.

         The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:

                                                              NOON BUYING RATE(1)
                                                   -------------------------------------
PERIOD                    PERIOD END               AVERAGE(2)       HIGH              LOW
------                    ----------               -------          ----              ---
                                                            (EXPRESSED IN RMB PER US$)
1989                        4.7339                   3.8149         4.7339            3.7314
1990                        5.2352                   4.8175         5.2352            4.7334
1991                        5.4478                   5.3431         5.4478            5.2352
1992                        5.7662                   5.5309         5.9007            5.4124
1993                        5.8145                   5.7769         5.8245            5.7076
1994                        8.6044                   8.6402         8.7128            8.5999
1995                        8.3374                   8.3692         8.3993            8.3543
1996                        8.3284                   8.3395
1997                        8.3264                   8.3495


---------------------------

Source: The Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

Notes:

(1) The Noon Buying Rate did not differ significantly from the Official Rate prior to January 1, 1994, the date on which the Official Rate was abolished. Prior to the adoption of the PBOC Rate, there was a significant degree of variation between the Official Rate and the rates obtainable at Swap Centers, such as the Shanghai Swap Center. After January 1, 1994 and the unification of the foreign currency exchange system there have not been significant differences between the Noon Buying Rate, the PBOC Rate and the Shanghai Swap Center Rate. As of March 28, 1997, the Noon Buying Rate was US$1.00 = RMB8.33.

(2) Determined by averaging the rates on the last business day of each month.

         The Hong Kong dollar is freely convertible into the U.S. dollar.
Since October 17, 1983, the Hong Kong dollar has been linked to the U.S. dollar at the rate of HK$7.80 to US$1.00. The central element in the arrangements which give effect to the link is an agreement between the Hong Kong government and the three Hong Kong banknote issuing banks, the Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and the Bank of China, whereby certificates of indebtedness, which are issued by the Hong Kong Government Exchange Fund to the banknote issuing bank to be held as cover for their banknote issues, are issued and redeemed only against payment in U.S. dollars, at the fixed exchange rate of US$1.00 = HK7.80. When the banknotes are withdrawn from circulation, the banknote issuing banks surrender the certificates of indebtedness to the Hong Kong Government Exchange Fund and are paid the equivalent of U.S. dollars at the fixed rate. Exchange rates between the Hong Kong dollar and other currencies are influenced by the linked rate between the U.S. dollar and the Hong Kong dollar.

         The market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be determined by the forces of supply and demand in the foreign exchange market. However, against the background of the fixed rate system which applies to the issue of Hong Kong currency in the form of banknotes, as described above, the market exchange rate has not deviated significantly from the level of HK$7.80 to US$1.00. See "Selected Financial Data." The Hong Kong government has stated its intention to maintain the link at that rate. The Hong Kong government has stated that is has no intention of imposing exchange controls in Hong Kong and that the Hong Kong dollar will remain freely convertible into other currencies (including the U.S. dollar). The PRC and the United Kingdom agreed in 1984 pursuant to the Joint Declaration of the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the People's Republic of China on the Question of Hong Kong ("the Joint Declaration") that, after Hong Kong became a special administrative region of the PRC on July 1, 1997 (the "SAR"), the Hong Kong dollar will continue to circulate and remain freely convertible. However, no assurance can be given that the Hong Kong government, or the successor SAR government, will maintain the link at HK$7.80 to US$1.00, if at all.

                                 LEGAL MATTERS

         The validity of the Shares being offered hereby and certain legal matters in connection with this offering with respect to British Virgin Islands law will be passed upon for the Company by Harney, Westwood & Riegels, British Virgin Islands counsel to the Company. Certain legal matters in connection with this offering with respect to United States law will be passed upon for the Company by Thomas J. Kenan of Oklahoma City, Oklahoma, as United States counsel to the Company.

                                    EXPERTS

         The consolidated balance sheet of the predecessor of the Company, Dransfield Paper Holdings Limited, as of March 31, 1996, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1997, have been included herein in reliance on the report of Ernst & Young, Hong Kong, independent public accountants, given on the authority of that firm as experts in auditing and accounting. The balance sheet of the Company as of November 30, 1996, which was before the Company's merger with Dransfield Paper Holdings Limited, is included herein in reliance on the report of Hogan & Slovacek, independent public accountants, given on the authority of that firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERT AND COUNSEL

         Certain legal matters in connection with this offering with respect to United States law will be passed upon for the company by Thomas J. Kenan of Oklahoma City, Oklahoma. Mr. Kenan is a director of the Company and his spouse, Marilyn C. Kenan, is the trustee and beneficiary of the Marilyn C. Kenan Trust which is the record owner of 26,786 shares of Common Stock of the Company and 20,000 Callable Warrants of the Company, which Callable Warrants are part of the securities being offered herein. Mr. Kenan disclaims any beneficial interest in the securities owned by his spouse's trust.

                             ADDITIONAL INFORMATION

         REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees. The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

         On February 26, 1997, the Company merged with Dransfield Paper Holdings Limited ("Dransfield Paper"). Prior to the merger, the Company was a corporate shell and not an operating entity. The merger was accounted for as if Dransfield Paper recapitalized. The historical financial statements of the Company became, at the time of the merger, those of Dransfield Paper.

  On the following pages there appear the financial statements of the Company.

DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES:
         Report of Independent Auditors                                      F-1
         Consolidated Balance Sheets as of March 31, 1996 and
                 March 31, 1997                                              F-2
         Consolidated Statements of Income for the years ended
                 March 31, 1995, March 31, 1996, and March 31, 1997          F-3
         Consolidated Statements of Cash Flows for the years ended
                 March 31, 1995, March 31, 1996, and March 31, 1997          F-4

         Consolidated Statements of Changes in Shareholders' Equity
                 for the years ended March 31, 1995, March 31, 1996,
                 and March 31, 1997                                          F-5
         Notes to Consolidated Financial Statements                          F-6

         Consolidated Balance Sheet as of March 31, 1997 and
                 (Unaudited) December 31, 1997                               F-25
         Consolidated Statements of Income (Unaudited) for the
                 nine months ended December 31, 1996 and
                 December 31, 1997                                           F-26
         Condensed Consolidated Statements of Cash Flows
                 (Unaudited) for the nine months ended
                 December 31, 1996 and December 31, 1997                     F-27
         Notes to Consolidated Financial Statements (Unaudited)              F-28

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO SUCH PERSON IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS


Prospectus Summary. . . . . . . . . . . . . . . . . . .   4
Risk Factors. . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds . . . . . . . . . . . . . . . . . . . .  10
Dividend Policy . . . . . . . . . . . . . . . . . . . .  11
Nature of Trading Market and Determination
  of Offering Price . . . . . . . . . . . . . . . . . .  11
Enforcement of Civil Liabilities and
  Certain Foreign Issuer Considerations . . . . . . . .  11
Selected Financial Data . . . . . . . . . . . . . . . .  14
Management's Discussion and Analysis. . . . . . . . . .  16
Business. . . . . . . . . . . . . . . . . . . . . . . .  28
Management. . . . . . . . . . . . . . . . . . . . . . .  32
Principal Shareholders. . . . . . . . . . . . . . . . .  36
Nature of Trading Market. . . . . . . . . . . . . . . .  36
Registration for Selling Securityholders  . . . . . . .  37
Plan of Distribution. . . . . . . . . . . . . . . . . .  42
Shares Eligible for Future Sale . . . . . . . . . . . .  44
Description of Securities . . . . . . . . . . . . . . .  44
Taxation. . . . . . . . . . . . . . . . . . . . . . . .  46
Exchange Rate Information . . . . . . . . . . . . . . .  49
Legal Matters . . . . . . . . . . . . . . . . . . . . .  50
Experts . . . . . . . . . . . . . . . . . . . . . . . .  50
Interest of Named Expert and Counsel. . . . . . . . . .  51
Additional Information. . . . . . . . . . . . . . . . .  51
Financial Statements. . . . . . . . . . . . . . . . . .  F-1
Appendix A - The People's Republic of China
  ("PRC") . . . . . . . . . . . . . . . . . . . . . . .  A-1

                                ---------------


        UNTIL ______________________, 1997 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors and Shareholders
         Dransfield China Paper Corporation




         We have audited the accompanying consolidated balance sheets of Dransfield China Paper Corporation and subsidiaries as of March 31, 1996 and 1997 and the related statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dransfield China Paper Corporation and subsidiaries at March 31, 1996 and 1997, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended March 31, 1997, in conformity with accounting principles generally accepted in the United States of America.



                                                        /s/ ERNST & YOUNG

                                                        ERNST & YOUNG



Hong Kong

August 25, 1997

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1996
                               AND MARCH 31, 1997
       (Amounts in thousands, except number of shares and per share data)

                                                               Notes      1996       1997        1997
                                                                           HK$        HK$         US$
                                                               -----   --------   --------   --------
ASSETS
Current assets
    Cash and bank balances                                                  853      3,254        420
    Accounts receivable, net                                       6     85,480     21,255      2,743
    Inventories, net                                               7     21,866     12,441      1,605
    Prepaid expenses                                                      2,392      4,359        562
    Due from fellow subsidiaries                                   8         --     29,902      3,858
                                                                       --------   --------   --------
Total current assets                                                    110,591     71,211      9,188
Fixed assets                                                       9     57,880    123,161     15,892
Loan to a related company                                         10      6,230     13,366      1,725
Deposit for fixed assets                                                  1,510      1,011        131
Deferred tax asset                                                 5        166        517         67
Other assets                                                                200        200         26
                                                                       --------   --------   --------
                                                                        176,577    209,466     27,029
                                                                       ========   ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Bank loans and overdrafts, secured                            11     40,530     16,718      2,157
    Accounts payable                                                     19,198      8,050      1,039
    Accrued liabilities                                                   3,741      7,007        904
    Income tax payable                                             5      1,028        719         93
    Due to holding company                                        12      1,884         --         --
    Due to fellow subsidiaries                                     8     17,724     15,851      2,045
    Due to a minority shareholder                                 13      7,000      2,103        271
                                                                       --------   --------   --------
Total current liabilities                                                91,105     50,448      6,509
Minority interests                                                        6,944      5,101        658
Due to holding company                                            12     67,229    107,286     13,844
Loan from a related company                                       10      6,230     13,366      1,725
                                                                       --------   --------   --------
                                                                        171,508    176,201     22,736
Commitments and contingencies                                     14         --         --         --
Shareholders' equity:
Common stock, no par value,
    40,000,000 shares authorized;
    9,800,000 (1996: 9,300,000) issued, and fully paid up                 3,001      3,004        388
Preferred stock, no par value,
    10,000,000 shares authorized;
       Convertible preferred stock - Series A;                    22
          2,300,000 shares issued and outstanding                            --     26,687      3,444
Contributed surplus                                               23         --      1,530        197
Retained earnings                                                         2,068      2,044        264
                                                                       --------   --------   --------
Total shareholders' equity                                                5,069     33,265      4,293
                                                                       --------   --------   --------
Total liabilities and shareholders' equity                              176,577    209,466     27,029
                                                                       ========   ========   ========



                 The accompanying notes form an integral part
                  of these consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
     FOR THE YEARS ENDED MARCH 31, 1995, MARCH 31, 1996 AND MARCH 31, 1997

       (Amounts in thousands, except number of shares and per share data)


                                                   Notes     1995        1996        1997        1997
                                                             HK$          HK$         HK$         US$
                                                   -----   --------    --------    --------    --------
Net sales:
    Paper handkerchiefs
       - third parties                                       64,693      68,011          --          --
       - fellow subsidiaries                         15       5,314       7,480      80,180      10,346
    Other paper products to third parties                    24,352     231,556      67,064       8,654
                                                           --------    --------    --------    --------
                                                             94,359     307,047     147,244      19,000
Cost of sales:
    Paper handkerchiefs                                     (54,099)    (61,086)    (68,705)     (8,866)
    Other paper products                                    (22,266)   (213,917)    (64,107)     (8,272)
                                                           --------    --------    --------    --------
                                                            (76,365)   (275,003)   (132,812)    (17,138)

Gross profit                                                 17,994      32,044      14,432       1,862
Commission income                                                --       5,644       3,966         512
Selling, general and administrative expenses          3
    - third parties                                          (2,471)    (12,938)     (9,582)     (1,236)
    - fellow subsidiaries                            15      (8,366)    (10,822)     (6,626)       (855)
                                                           --------    --------    --------    --------
                                                            (10,837)    (23,760)    (16,208)     (2,091)

Interest income                                                 284          94          32           4
Interest expense                                     11        (482)     (5,697)     (1,842)       (238)
Other expenses, net                                            (206)       (485)        (46)         (6)
Reorganization expenses                              19          --          --      (1,815)       (234)
                                                           --------    --------    --------    --------

Income/(loss) before income taxes                             6,753       7,840      (1,481)       (191)

Provision for income taxes:                           5
    - Current                                                (1,113)       (965)       (660)        (85)
    - Deferred                                                  (17)       (426)        351          45
                                                           --------    --------    --------    --------
                                                             (1,130)     (1,391)       (309)        (40)
                                                           --------    --------    --------    --------

Income/(loss) before minority interests                       5,623       6,449      (1,790)       (231)
Minority interests                                             (408)     (1,415)      1,766         228
                                                           --------    --------    --------    --------

Net income/(loss)                                             5,215       5,034         (24)         (3)
                                                           ========    ========    ========    ========

Earnings/(loss)  per common and common
    equivalent share (cents)                          2        56.1        54.1        (0.2)         --
                                                           ========    ========    ========    ========
Pro forma loss  per common and
    common equivalent share (cents)                   2         N/A         N/A        (0.2)         --
                                                           ========    ========    ========    ========

                  The accompanying notes form an integral part of these consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED MARCH 31, 1995, MARCH 31, 1996 AND MARCH 31, 1997

                             (Amounts in thousands)


                                                          1995        1996         1997        1997
                                                           HK$         HK$          HK$         US$
                                                       --------     --------    --------    --------
Cash flows from operating activities:
Net income/(loss)                                         5,215       5,034         (24)         (3)
Adjustments to reconcile income to net
    cash provided by operating activities:
Minority interests                                          408       1,415      (1,766)       (228)
Depreciation                                                192         456         439          57
Deferred income taxes                                        17         426        (351)        (45)
Loss/(profit) on disposal of fixed assets                    --         113         (72)         (9)
Other                                                        --         209          --          --
(Increase) decrease in current assets:
Accounts receivable                                     (21,881)    (41,286)     64,225       8,287
Inventories                                               5,583      (9,165)      9,425       1,216
Prepaid expenses                                          5,335      (1,406)     (1,967)       (254)
Due from fellow subsidiaries                             (1,268)      5,736     (29,902)     (3,858)
Increase (decrease) in current liabilities:
Accounts payable                                         (6,333)     16,967     (11,148)     (1,439)
Accrued liabilities                                       3,098         583       3,266         421
Income tax payable                                          212         704        (762)        (98)
Due to fellow subsidiaries                               (1,481)     14,587     (14,076)     (1,816)
                                                       --------    --------    --------    --------
Net cash provided by operating activities               (10,903)     (5,627)     17,287       2,231
                                                       --------    --------    --------    --------

Cash flows from investing activities:
Acquisition of fixed assets                              (3,844)     (5,013)     (5,047)       (651)
Payment of deposit for purchase of fixed assets              --      (1,510)     (1,011)       (130)
Proceeds from disposal of fixed assets                       --          --         111          14
Proceeds from disposal of other assets                       --         557          --          --
                                                       --------    --------    --------    --------
Net cash used in investing activities                    (3,844)     (5,966)     (5,947)       (767)
                                                       --------    --------    --------    --------

Cash flows from financing activities:
Capital contribution from a minority
    shareholder of a subsidiary                           5,000          --          --          --
Advances from a minority shareholder                      1,000       6,000          --          --
Advances from holding company                            27,053      19,930      17,861       2,305
Repayment of loan to a minority shareholder                  --          --      (2,158)       (279)
Repayment of loan to holding company                     (9,335)    (40,320)         --          --
Bank loans and overdrafts, secured                      (11,571)     25,275     (23,812)     (3,073)
New issue of common stock                                    --          --           3          --
Dividend paid to a minority shareholder                      --          --        (833)       (107)
                                                       --------    --------    --------    --------
Net cash provided by financing activities                12,147      10,885      (8,939)     (1,154)
                                                       --------    --------    --------    --------

Net increase/(decrease) in cash and cash equivalents     (2,600)       (708)      2,401         310
Cash and cash equivalents, at beginning of year           4,161       1,561         853         110
                                                       --------    --------    --------    --------

Cash and cash equivalents, at end of year                 1,561         853       3,254         420
                                                       ========    ========    ========    ========



                  The accompanying notes form an integral part of these consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
     FOR THE YEARS ENDED MARCH 31, 1995, MARCH 31, 1996 AND MARCH 31, 1997

                             (Amounts in thousands)

                                                                                                   Retained
                                                                                                  earnings/
                                                    Preferred         Common    Contributed    (accumulated
                                                        stock          stock        surplus         deficit)
                                                          HK$            HK$            HK$              HK$
                                                 ------------   ------------   ------------    ------------
Balance at March 31, 1994                                  --          3,001             --          (4,160)

Net income                                                 --             --             --           5,215

Distribution to parent (Note 1)                            --             --             --          (4,021)
                                                 ------------   ------------   ------------    ------------

Balance at March 31, 1995                                  --          3,001             --          (2,966)

Net income                                                 --             --             --           5,034
                                                 ------------   ------------   ------------    ------------

Balance at March 31, 1996                                  --          3,001             --           2,068

New issue                                                  --              3             --              --

New issue on conversion of amount due to
    holding company (Note 1)                           26,687             --             --              --

Capital contribution from minority shareholder             --             --          1,530              --

Net loss                                                   --             --             --             (24)
                                                 ------------   ------------   ------------    ------------

Balance at March 31, 1997                              26,687          3,004          1,530           2,044
                                                 ============   ============   ============    ============





                  The accompanying notes form an integral part of these consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION

                  Dransfield China Paper Corporation ("the Company") was incorporated in the British Virgin Islands on June 24, 1996 for the purpose of merging with Dransfield Paper Holdings Limited ("DPHL"), a wholly-owned subsidiary of Dransfield Holdings Limited ("DHL"), a company incorporated in the Cayman Islands and the shares of which are listed for trading on the Hong Kong Stock Exchange.

                  Pursuant to an agreement executed on August 20, 1996 and amended on November 15, 1996 (the Merger Agreement") with DPHL and SuperCorp Inc. ("SuperCorp"), the then controlling shareholder of the Company, the Company merged with DPHL on February 26, 1997 and became a subsidiary of DHL. The officers and directors of DPHL became the officers and directors of the Company, the surviving corporation.

                  Prior to the merger, the Company distributed 500,000 shares of its no par value common stock to shareholders outside the DHL group. On February 26, 1997, DHL exchanged its 80 shares of common stock in DPHL for a total of 9.3 million shares of common stock in the Company and the 2.3 million shares of Series A convertible preferred stock of DPHL issued and outstanding were exchanged for 2.3 million shares of Series A convertible preferred stock of the Company.

                  The Company was a corporate shell and had no business operations at the time it merged with DPHL on February 26, 1997. The merger transaction has been treated as a recapitalization of DPHL with DPHL as the acquirer (reverse acquisition). The historical financial statements of the Company prior to February 26, 1997 are those of DPHL.

                  DPHL was incorporated in the British Virgin Islands on March 11, 1994 and was inactive until May 19, 1994 when it acquired 100% of the issued share capital of Grandom Dransfield (International) and Company Limited ("GDI") and Holdsworth Investments Limited ("Holdsworth") from DHL. DPHL, in consideration for the above acquisition, issued 1 share of common stock at a par value of US$1 to DHL.

                  The Company and its subsidiaries (hereinafter aggregately referred as the "Group") is principally engaged in a single product segment of trading of various types of paper in Hong Kong, Macau and the People's Republic of China ("PRC"). The Group is mainly engaged in the trading of paper handkerchiefs and fine paper which includes box board, art paper and woodfree paper.

                  The acquisition by DPHL of GDI and Holdsworth has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests and accordingly, the historical basis has been used to record the assets and liabilities of GDI and Holdsworth as of March 31, 1995 and 1996 and retroactive effect has been given to account for the operations of GDI and Holdsworth in these financial statements at the historical cost of DHL. Intercompany balances and transactions have been eliminated on consolidation.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION (continued)

                  The consolidated financial statements have been prepared on a "stand-alone" basis that reflects all costs incurred by the Group in operating the business. Such expenses have been adjusted in the income statements to reflect all of the cost of doing business. The net effect of the above adjustments for the years ended March 31, 1995 and 1996 is reflected as a distribution to parent in the statement of changes in shareholders' equity.

                  The consolidated financial statements were prepared in accordance with U.S. GAAP. This basis of accounting differs from that used in the statutory accounts of the Group which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to accounting principles and practices generally accepted in Hong Kong.

                  The principal adjustments made to conform with the statutory accounts to U.S. GAAP included the following:

         o        Write-off of advertising expenses deferred;
         o        Compensation from related parties; and
         o        Deferred taxation.

                  The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars ("US$") prevailing on March 31, 1997 which was US$1.00 = HK$7.7497. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars at that rate or any other certain rate on March 31, 1997.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Cash and bank balances

                  Cash and bank balances include cash on hand and demand deposits with banks with an original maturity of three months or less. None of the Group's cash is restricted as to withdrawal or use.

         (b)      Inventories

                  Inventories comprising raw materials held for production and goods held for resale, are stated at lower of cost, on a first-in, first-out basis, or market.

         (c)      Fixed assets and depreciation

                  Property, machinery and equipment are stated at cost less accumulated depreciation. Depreciation of property, machinery and equipment is computed using the straight-line method over the assets' estimated useful life. The principal annual rates used are as follows:

         Land and buildings held in the PRC        Over the period of the
                                                     land use rights

         Buildings                                 4%

         Leasehold improvements                    20% or over the lease terms,
                                                     whichever is shorter

         Furniture, fixtures and
          office equipment                         20%

         Machinery and equipment                   20 - 50%

         Motor vehicles                            20 - 25%

         (d)      Income taxes

                  Income taxes are accounted for under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes", which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

         (e)      Foreign currency translation

                  Foreign currency transactions are translated into Hong Kong dollars at the approximate rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Hong Kong dollars at the approximate rates of exchange ruling at that date. Exchange differences are accounted for in the statement of income.

                  On consolidation, the assets and liabilities of overseas subsidiaries are translated to Hong Kong dollars at the approximate rates of exchange ruling at the balance sheet date and the income and expenses of overseas subsidiaries are translated to Hong Kong dollars at the average rate. The resulting translation differences are included in the exchange fluctuation reserve.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (f)      Operating leases

                  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to income on the straight-line basis over the lease terms.

         (g)      Revenue recognition

                  Revenue from sales of goods are recognized on delivery to third party customers. Commission income is recognized as the services are provided.

         (h)      Advertising expenses

                  Advertising expenses, net of cooperative advertising reimbursements, are charged to the statement of income when incurred.

         (i)      Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from stated estimates.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          (j)     Earnings/(loss) per common and common equivalent share

                  The earnings per common share for the years ended March 31, 1995 and 1996 were computed by dividing net income by 9.3 million shares of common stock on the assumption that such shares issued to DHL upon the effectiveness of the merger had existed at April 1, 1994.

                  The loss per common and common equivalent share for the year ended March 31, 1997 was computed by dividing net loss applicable to common and common equivalent shares by the weighted average number of 9,606,849 shares of common stock and common stock equivalents outstanding during the year on the assumption that the 9.3 million shares of common stock issued to DHL upon the effectiveness of the merger had existed at April 1, 1996. The number of shares issuable on conversion of the Series B preferred stock was added to the number of shares of common stock. The conversion of the 2.3 million shares of Series A preferred stock and the exercise of warrants were not assumed in the calculation of loss per common and common equivalent share because the effect would have been antidilutive.


                  The pro forma loss per common and common equivalent share for the year ended March 31, 1997 is based on the net loss applicable to common and common equivalent share of HK$24, the weighed average number of shares of common stock and common stock equivalents as set out above, the issuance of one million shares of common stock to DHL at US$5 per share on conversion of HK$38,685 (US$5,000) of the amount due to the holding company, and the issuance of one million shares of common stock to DHL at US$4.25 per share on conversion of HK$32,936 (US$4,250) of the amount due to the holding company (see note 24). The pro forma loss per common and common equivalent share is determined on the assumption that the two million shares of common stock issued to DHL on conversion of the amount due to the holding company had existed at April 1, 1996.


                  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per share" ("FAS 128"), which is required to be adopted on March 31, 1998. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of FAS 128 on the calculation of earnings per share for the year ended March 31, 1997 is not expected to be material


3.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                                  Year ended March 31,
                                                           1995       1996      1997     1997
                                                            HK$        HK$       HK$      US$
                                                          ------     ------    ------   ------
Selling, general and administrative expenses:
    Depreciation                                              192       456        94       12
    Advertising expenses                                    1,383       599       825      106
    Exchange loss/(gain), net                                 (36)     (680)      187       24
                                                           ======    ======    ======   ======

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


4.       SUPPLEMENTAL CASH FLOW INFORMATION


                                                            Year ended March 31,
                                                     1995     1996     1997     1997
                                                      HK$      HK$      HK$      US$
                                                    ------   ------   ------   ------
Cash paid during the year for:
    Interest                                           687    6,805    4,687      605
    Income taxes                                       901      149    1,422      183
                                                    ======   ======   ======   ======
Non cash investing and financing activities:
    Loan from a related company
       financed by a loan to a
       related company - note 10                        --    6,230    7,136      921
    Fixed assets paid by
       holding company                               9,035   27,698   46,999    6,065
    Fixed assets paid by certain
       fellow subsidiaries                              --       --   12,203    1,575
    Issuance of preferred stock on
       conversion of the amount
       due to holding company                           --       --   26,687    3,444
    Compensation from a minority
       shareholder - note 23                            --       --    2,747      354
                                                    ======   ======   ======   ======



5.       INCOME TAXES

                  The Company was incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, is not subject to tax on income or on capital gains.

                  Grandom Dransfield (International) and Company Limited and Dransfield Paper (HK) Trading Limited ("DPT"), wholly-owned subsidiaries of the Company, were incorporated in Hong Kong and under the current Hong Kong tax law, any income arising in and deriving from business carried on in Hong Kong is subject to Hong Kong tax. No tax is charged on dividends received and capital gains earned.

                  Dransfield Paper (S.E.A.) Pte. Limited ("DPSEA"), a 66.7% subsidiary of the Company, was incorporated in the Republic of Singapore and is subject to Singapore tax and under the current Singapore tax law, any income accrued in, derived from or received in Singapore is subject to Singapore tax at a rate of 27%.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


5.       INCOME TAXES (continued)

                  Guangzhou Dransfield Paper Limited, a co-operative joint venture formed in the PRC in which the Company has a 100% interest, and Jiang Ying Dransfield Paper Co. Ltd. ("JYDP"), an equity joint venture formed in the PRC in which the Company has a 48% interest, are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. These two joint ventures are eligible for full exemption from joint venture income tax for the first two years starting from its first profitable year of operations followed by a 50% deduction from the third to fifth year. Under the Income Tax Law applicable to Sino-foreign joint ventures, no PRC income tax was levied on the above companies as they have not commenced operation as at March 31, 1997.

                  Total income tax expense differs from the amount computed by applying Hong Kong statutory income tax rate of 16.5% (1996: 16.5% and 1995: 16.5%) to income before taxes as follows:



                                                               Year ended March 31,
                                                    1995        1996        1997        1997
                                                     HK$         HK$         HK$         US$
                                                  --------    --------    --------    --------
Computed expected income taxes                      (1,114)     (1,294)        244          31
Non-deductible losses of subsidiaries                  (31)       (126)       (522)        (67)
Difference between Hong Kong statutory
    rate and Singapore statutory tax rate               --         (10)        (40)         (5)
Other                                                   15          39           9           1
                                                  --------    --------    --------    --------
                                                    (1,130)     (1,391)       (309)        (40)
                                                  ========    ========    ========    ========


                  The deferred tax asset arises from temporary difference associated with tax losses carried forward.


6.       ACCOUNTS RECEIVABLE, NET

Accounts receivable are comprised of:                           March 31,
                                                       1996       1997        1997
                                                        HK$        HK$         US$
                                                     --------   --------    --------
Accounts receivable - trade                            85,480     21,305       2,749
Less: Allowance for doubtful debts                         --        (50)         (6)
                                                     --------   --------    --------

Accounts receivable, net                               85,480     21,255       2,743
                                                     ========   ========    ========
Movement of allowance for doubtful debts
Balance as at April 1,                                     --         --          --
Provided during the year                                   --         50           6
                                                     --------   --------    --------

Balance as at March 31,                                    --         50           6
                                                     ========   ========    ========

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


7.       INVENTORIES, NET

Inventories are comprised of:                                    March 31,
                                                       1996        1997        1997
                                                        HK$         HK$         US$
                                                     --------    --------    --------
Raw materials                                           1,299       2,207         285
Finished goods                                         21,269      11,496       1,483
Less: Allowance for obsolescence                         (702)     (1,262)       (163)
                                                     --------    --------    --------

Inventories, net                                       21,866      12,441       1,605
                                                     ========    ========    ========
Movement of allowance for obsolescence
Balance as at April 1,                                     --         702          91
Provided during the year                                  702         710          92
Deduction during the year                                  --        (150)        (20)
                                                     --------    --------    --------

Balance as at March 31,                                   702       1,262         163
                                                     ========    ========    ========


8.       DUE FROM (TO) FELLOW SUBSIDIARIES

                  Balances with fellow subsidiaries are unsecured, interest-free and repayable within one year. The Group utilized the banking facilities of certain fellow subsidiaries and the interest incurred on the banking facilities were reimbursed by the Group.


9.       FIXED ASSETS

                                                                  March 31,
                                                        1996        1997        1997
                                                         HK$         HK$         US$
                                                     --------    --------    --------
Land and buildings                                     18,325      38,304       4,943

Leasehold improvement                                     132         278          36
Machinery and equipment                                38,596      81,803      10,555
Motor vehicles                                            819         797         103
Furniture, fixtures and office equipment                1,303       3,533         456
                                                     --------    --------    --------
                                                       59,175     124,715      16,093

Less: Accumulated depreciation                         (1,295)     (1,554)       (201)
                                                     --------    --------    --------

                                                       57,880     123,161      15,892
                                                     ========    ========    ========

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


9.       FIXED ASSETS (continued)

                  The Group's land and buildings are located in the PRC and held under land use rights of 50 years from December 1, 1992 to November 30, 2041.

                  During the year, no depreciation was provided on the machinery and equipment as they have not been put into use at the balance sheet date. No depreciation was provided on the land and buildings and machinery and equipment in 1995 and 1996 as they had not been put into use at the respective balance sheet dates. The carrying value of assets which are under construction at the balance sheet date amounted to HK$101,339 (1996: HK$56,921).


10.      LOANS WITH A RELATED COMPANY

                  In May 1995, the Company entered into an agreement with a third party, Broadsino Investment Company Limited ("Broadsino") to establish Dransfield Broadsino Paper Holdings Limited ("DBPHL"), a company which is 80% owned by the Company. DBPHL then entered into an agreement to establish a Sino-foreign equity joint venture company, JYDP, which is 60% owned by DBPHL and is principally engaged in paper manufacturing. DBPHL has committed to contribute an amount of US$9.26 million (approximately HK$72 million) to JYDP, to be financed by a shareholders' loan.

                  The Company, DBPHL and Broadsino entered into a loan agreement whereby the Company and Broadsino agreed to make an interest-free shareholders' loan of US$9.26 million (approximately HK$72 million) (the "Shareholders' Loan") to DBPHL. Pursuant to another agreement, the Company agreed to make a loan of US$1,852 (approximately HK$14 million) to Broadsino, bearing compound interest at the rate of 6 percent per annum, to finance its share of the Shareholders' Loan to DBPHL. DBPHL has pledged all its assets with the Company and Broadsino for the repayment in full of the Shareholders' Loan. In addition, DBPHL also undertakes to apply any amounts, including dividends, which may be distributed by JYDP to it to repay, in full, the Shareholders' Loan. Broadsino has pledged both its 20 per cent shareholding in DBPHL and any amount it may receive from DBPHL as repayment of its proportion of the Shareholders' Loan to secure the repayment, in full, of the loan from the Company. A promissory note has been issued by a wholly owned subsidiary of Broadsino in favour of the Company.

                  As at March 31, 1997, the Company advanced HK$13,366 (US$1,725) to Broadsino for the capital injection in JYDP, which is classified as a loan to a related company. The same amount of HK$13,366 (US$1,725) is recorded in the consolidated financial statements as long term loan payable to Broadsino by DBPHL. The loan to and loan from a related company have no fixed repayment terms.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS

                  The Company and its principal subsidiaries obtained certain working capital credit facilities from a banker, representing letters of credit of HK$115 million (US$14.8 million). As at March 31, 1997, the unutilized credit facilities amounted to HK$107 million (US$13.8 million). The credit facilities are collateralized by:

         (a) corporate guarantees given by DHL to the extent of HK$79 million (US$10.2 million);

         (b) personal guarantees given by a minority shareholder of a subsidiary to the extent of HK$40 million (US$5.2 million); and

         (c) a charge over a bank deposit of HK$3 million (US$387) plus accrued interest held by the above minority shareholder of a subsidiary.

                  In addition, the Company and its principal subsidiaries also obtained working capital credit facilities from several banks which are shared with DHL and certain of the Company's fellow subsidiaries (the "Shared Facilities"). These facilities comprise short-term loans and overdrafts of HK$35 million (US$4.5 million) and letters of credit of HK$52 million (US$6.7 million). As at March 31, 1997, the unutilized amount of the Shared Facilities amounted to HK$61 million (US$7.9 million) representing short-term loans and overdrafts of HK$22 million (US$2.8 million) and letters of credit of HK$39 million (US$5 million). As at March 31, 1997, the Company and its subsidiaries have not drawn down the Shared Facilities. The Shared Facilities are collateralized by:

         (a) a corporate guarantee given by DHL to the extent of HK$60 million (US$7.7 million);

         (b) a corporate guarantee given by a fellow subsidiary to the extent of HK$21 million (US$2,710); and

         (c) unlimited cross guarantees given by certain subsidiaries of the Company and a fellow subsidiary.

                  The weighted average interest rates on bank borrowings as at the balance sheet date are as follows:


                                                        March 31,
                                                   1996           1997
                                                   ----           ----
          Interest on bank loans and overdrafts      9%             9%

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS (continued)

                  Interest expense on bank loans, net of the amounts capitalized, is as follows:

                                              Year ended March 31,
                                     1995        1996       1997        1997
                                      HK$         HK$        HK$         US$
                                  --------    --------    --------    --------
Interest incurred                      687       6,805       4,687         605
Interest capitalized                  (205)     (1,108)     (2,845)       (367)
                                  --------    --------    --------    --------

Interest expense                       482       5,697       1,842         238
                                  ========    ========    ========    ========


12.      DUE TO HOLDING COMPANY

                  The holding company has agreed that it will not demand payment of the amount prior to April 1, 1998. The Group utilized the banking facilities of the holding company and the interest incurred on the banking facilities were reimbursed by the Group.


13.      DUE TO A MINORITY SHAREHOLDER

                  The balance at March 31, 1997 represents a loan from a minority shareholder. The balance is unsecured, interest-free and is repayable within one year. The balance at March 31, 1996 represented loans from a minority shareholder and a director of a subsidiary, amounting to HK$5 million (US$646) and HK$2 million (US$259), respectively. The balances were unsecured and interest-free.


14.      COMMITMENTS AND CONTINGENCIES

                  Capital commitments

                  As of March 31, 1997, the Group had outstanding capital commitments of HK$7.5 million (US$968).

                  Contingencies

                  A subsidiary provided guarantees to certain banks for banking facilities granted to DHL and DHL group of companies for an unlimited amount as at March 31, 1997. The amount of banking facilities utilized by DHL group of companies as at March 31, 1997 is HK$46.9 million (US$6.1 million). Besides, another subsidiary also provided a guarantee to a bank for a supplier for an amount of HK$2 million (US$258) which was not utilized by the supplier as at March 31, 1997.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

                  The major related party transactions are described in further detail below. Management believes that the methods used in allocating costs are reasonable.

                                                          Year ended March 31,
Nature of transactions                   Notes      1995     1996     1997     1997
                                                     HK$      HK$      HK$      US$
                                         -----     ------   ------   ------   ------
Revenue:
Sales of products                          (a)      5,314    7,480   80,180   10,346
                                                   ======   ======   ======   ======
Expenses:
Electronic data processing and
    accounting services charges            (b)      1,425    2,312      801      103
Storage and delivery charges               (c)      4,436    7,069    5,561      718
Equipment rental                           (d)        434      105       55        7
Operating lease rental for land
    and building                           (e)      2,071    1,336      209       27
                                                   ------   ------   ------   ------
                                                    8,366   10,822    6,626      855
                                                   ======   ======   ======   ======

         (a)      Sales of products

                  The Group sold products to Victorison Marketing Limited and Dransfield Pacific Limited, fellow subsidiaries of the Company at cost plus 3% (3% to 6% in 1995 and 3% in 1996). Commencing April 1, 1996, the Group sold products to Dransfield Trading Limited ("DTL") at cost plus 18%. Under this arrangement, DTL is responsible for the marketing and distribution of the Group's paper handkerchief products. The mark-up is established based on the margins achieved by DTL on sales to ultimate customers after taking into account marketing and distribution costs incurred by DTL.

         (b)      Electronic data processing and accounting services charges

                  Dransfield Secretarial & Administrative Services Limited, a fellow subsidiary of the Company, provides various administrative services to the Group including electronic data processing, accounting, shipping, personnel, legal and general administrative services. The service fee charged by the fellow subsidiary is based on apportioned salary costs on the basis of estimated time incurred and cost of other resources consumed to provide these services to the Group.

         (c)      Storage and delivery charges

                  Victorison Logistics Limited, a fellow subsidiary of the Company, provide storage and delivery services to the Group at agreed prices, which, in the opinion of the management, approximate prices negotiated with third parties on an arm's length basis.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

         (d)      Equipment rental

                  The equipment rental is paid to A. Dransfield & Company, Limited, a fellow subsidiary of the Company, at the rate equivalent to the depreciation of the equipment over its estimated useful live.

         (e)      Operating lease rental for land and building

                  The rental under operating leases is paid to Well Assessed Limited, a fellow subsidiary of the Company based on the actual floor area occupied by the Group at agreed rates, which, in the opinion of the management, approximate rates negotiated with third parties on an arm's length basis.


16.      FINANCIAL INSTRUMENTS

                  The carrying amount of the Company's cash and bank balances approximate their fair value because of the short maturity of those instruments. The carrying amounts of the Company's borrowings approximate their fair value based on the borrowing rates currently available for borrowings with similar terms and average maturities, except for the loans from holding company, which, due to their nature, the fair value is not determinable.

                  The carrying amount reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.


17.      CONCENTRATION OF RISK

         Concentration of credit risk:

                  The Group's principal activities are distribution of fine paper and paper handkerchiefs. The Group has long standing relationships with most of its customers. The Group performs ongoing credit evaluation of its customers' financial conditions and, generally does not require collateral.

                  The allowance for doubtful accounts the Group maintains is based upon the expected collectibility of all accounts receivable.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


17.      CONCENTRATION OF RISK (continued)

                  Current vulnerability due to certain concentrations:

                  The Group has investments in the PRC. The value of the Group's investment may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 18 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.


18.      PENSION SCHEME

                  The Group is a member of a defined contribution pension scheme of DHL (the "Scheme"). All the full time permanent staff in Hong Kong, after completion of one year's service, are eligible to join the Scheme. The participants contribute 5% of their basic monthly salaries to the Scheme while the Group contributes 5% to 6.5% of the basic monthly salaries of the participants depending on the number of years of employment of individual participants and such contributions are charged to the profit and loss account as they become payable in accordance with the rules of the Scheme. When an employee leaves the Scheme prior to his/her interest in the Group employer contributions vesting fully, the ongoing contributions payable by the Group may be reduced by the relevant amount of forfeited contributions. Pension scheme expenses, net of forfeited contributions, is HK$62, HK$44 and HK$15 for the years ended March 31, 1995, 1996 and 1997.


19.      REORGANIZATION EXPENSES

                  The amount represents the costs incurred in connection with the reverse acquisition transaction.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


20.      SEGMENT REPORTING AND MAJOR SUPPLIERS

                  The Group operates in three industry segments, paper distribution, paper merchanting and paper manufacturing. Operations in paper distribution include the distribution of paper handkerchiefs. Operations in paper merchanting include the buying and selling of paper both on an indent basis and on an agency basis. Management believes that the operations in paper merchanting activities are incidental to the core business. The Group is in the process of setting up a paper manufacturing facility and operations have not commenced.

                  Operating profit is total revenue less operating expenses, excluding interest expense and general corporate expenses. Identifiable assets by industry segment include assets directly identified with those operations. Corporate assets consist primarily of prepayments and deposits. Information about the Group's operations in different industry segments were as follows:

                                                  1995        1996        1997        1997
                                                   HK$         HK$         HK$         US$
                                                --------    --------    --------    --------
NET SALES AND OTHER INCOME

Distribution of paper handkerchiefs
    - third parties                               64,829      68,062          --          --
    - fellow subsidiaries                          5,314       7,480      80,180      10,346
                                                --------    --------    --------    --------
                                                  70,143      75,542      80,180      10,346

Paper merchanting                                 24,500     237,243      67,064       8,654
                                                --------    --------    --------    --------

TOTAL REVENUE                                     94,643     312,785     147,244      19,000
                                                ========    ========    ========    ========


OPERATING PROFIT
Distribution of paper handkerchiefs                5,706       4,296       5,961         769
Paper merchanting                                  1,529       9,241      (2,926)       (377)
Paper manufacturing                                   --          --        (591)        (76)
                                                --------    --------    --------    --------

TOTAL OPERATING PROFIT                             7,235      13,537       2,444         316

Corporate office expenses                             --          --        (268)        (35)
Reorganization expenses                               --          --      (1,815)       (234)
Interest expense                                    (482)     (5,697)     (1,842)       (238)
                                                --------    --------    --------    --------

INCOME/(LOSS) BEFORE INCOME TAXES                  6,753       7,840      (1,481)       (191)
                                                ========    ========    ========    ========

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


20.      SEGMENT REPORTING AND MAJOR SUPPLIERS (continued)

                                                 1995       1996        1997       1997
                                                  HK$        HK$         HK$        US$
                                                --------   --------   --------   --------
IDENTIFIABLE ASSETS

    Distribution of paper handkerchiefs           35,967     20,499     22,979      2,965
    Paper merchanting                             29,990     90,594     44,350      5,723
    Paper manufacturing                           25,561     64,308    141,944     18,316
                                                --------   --------   --------   --------
                                                  91,518    175,401    209,273     27,004

    General corporate assets                          --      1,176        193         25
                                                --------   --------   --------   --------

TOTAL ASSETS                                      91,518    176,577    209,466     27,029
                                                ========   ========   ========   ========

DEPRECIATION AND AMORTIZATION

Distribution of paper handkerchiefs                  185        143         29          4
Paper merchanting                                      7        313         65          8
Paper manufacturing                                   --         --        345         45

CAPITAL EXPENDITURES

Distribution of paper handkerchiefs                  679          6         --         --
Paper merchanting                                     73        381        493         64
Paper manufacturing                               12,999     32,468     65,213      8,415
General corporate assets                              --         --         53          7


                  The Group's business is conducted in Hong Kong, Macau and the other parts of the PRC. The sales to Macau and the other parts of the PRC during the three years ended March 31, 1997 were insignificant. There is no single customer who accounted for more than 10% of net sales for the three years ended March 31, 1997.

                  In 1995, the Group purchased substantially all of its merchandise from two suppliers. In 1996, the Group had three suppliers who accounted for approximately 57% of total purchases. In 1997, the Group had three suppliers who accounted for approximately 75% of total purchases.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


21.      COMMON STOCK OPTIONS AND WARRANTS

                  Prior to the merger, the Company issued to the then existing shareholders, 500,000 callable common stock purchase warrants which entitle the registered holders to purchase common stock of the Company at a price of US$5.50 per share at any time on or before August 23, 1998. 446,004 common stock purchase warrants of the Company were issued to DHL on February 26, 1997 in accordance with the terms of the Merger Agreement. The callable warrants are subject to call by the Company on not less than 30 days' notice provided that the closing bid price of the common stock of the Company as reported on the Nasdaq Stock Market averages US$8 a share or above for the ten consecutive trading days ending on the day prior to the date on which the notice of call is given.

                  At the balance sheet date, the Company had 946,004 common stock purchase warrants outstanding.

                  On November 20, 1996, the then sole director of the Company adopted a stock option plan (the "Plan") whereby nontransferable options may be granted by the directors to employees and executive officers of the Company. The options are for 4-year terms but may not be exercised during the first year. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's common stock during the five trading days prior to the grant of the option. The total number of shares of common stock which can be subject to the options at any time, both under this plan and otherwise, shall not exceed 10 percent of the number of shares of common stock then outstanding. No person can be granted options which, if fully exercised, would result in that person owning more than 25 percent of the outstanding shares of common stock after such exercise. No options have been granted under the Plan by the Company during the year.

22.      PREFERRED STOCK

                  The holders of the Series A convertible preferred stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$0.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's common stock. In case of liquidation of the Company, these preferred stock holders shall be entitled to receive US$1.50 for each share of the Series A convertible preferred stock before any distribution of the assets of the Company to other capital stock holders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of preferred stock is convertible at the option of the holders into one share of common stock of the Company and has equal voting rights with the common stockholders.

                  At the balance sheet date, the aggregate and per share amount of the cumulative dividends in arrears was HK$1,531 (US$198) and HK$0.67 (US$0.09), respectively.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


23.      CONTRIBUTED SURPLUS

                  The amount represents a compensation from a minority shareholder of HK$2,747, net of related tax expense of HK$453 and minority interests thereon of HK$764, which has been accounted for as a capital transaction during the year.


24.      SUBSEQUENT EVENTS (UNAUDITED)

         (A) On May 30, 1997, the Company issued 2.3 million shares of common stock to DHL on conversion of its 2.3 million shares of Series A convertible preferred stock and issued an additional one million shares of common stock to DHL at US$5 per share on conversion of HK$38,685 (US$5,000) of the amount due to the holding company.

                          On September 19, 1997, the Company issued one million
                  shares of common stock to DHL at US$4.25 per share on conversion of HK$32,936 (US$4,250) of the amount due to the holding company.


         (B) In early June 1997, the Company issued 150,000 new shares of common stock at US$5 per share and is currently in the progress of a public offering of 150,000 additional new shares of common stock of the Company at US$5 per share. The Company filed a registration statement on Form F-1 with the Securities and Exchange Commission on June 12, 1997 to register these 300,000 new shares of common stock, 38,428 shares of common stock held by two shareholders, 946,004 callable common stock purchase warrants and 946,004 shares of common stock of issuable upon exercise of the callable common stock purchase warrants.

         (C)      Acquisition and disposal of subsidiaries

                          On March 27, 1997, the Company entered into a sale
                  and purchase agreement to acquire the remaining 33.3% interest in CS Paper Holdings (International) Limited, a 66.7% subsidiary of the Company, and certain of its wholly-owned subsidiaries (collectively the "CSP Group") and to dispose of Dransfield Paper (S.E.A.) Pte. Limited ("DPSEA") and Central National Hong Kong Limited ("CN"), subsidiaries in which the group have 66.7% and 34% equity interests, respectively. The consideration for the disposal of DPSEA was HK$0.001. The consideration for the acquisition of the CSP Group and the disposal of CN was based on the net book value of the respectively companies as at 30 September 1996.

                          The amount of consideration payable to the minority
                  shareholder of HK$3,000 was settled in cash subsequent to the balance sheet date.

                          As at the balance sheet date, the net book values of
                  minority interests being acquired and the subsidiaries being disposed of amounted to HK$5,212 and HK$234, respectively. The CSP Group contributed revenues of HK$65,166 and net loss of HK$3,833 to the group in the current year. The subsidiaries being disposed of contributed revenues of HK$5,276 and net income of HK$130 to the group in the current year.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)



24.      SUBSEQUENT EVENTS (UNAUDITED)(continued)

              The agreement was conditional on the shareholders of the DHL passing, at an extraordinary general meeting, an ordinary resolution approving the agreement and the transactions. The agreement was declared unconditional on 9 May 1997 pursuant to a shareholders resolution.




25.      COMPARATIVE AMOUNTS

              Certain comparative amounts have been reclassified to conform with the current year presentation.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1997

       (Amounts in thousands, except number of shares and per share data)


                                                                  (unaudited)      (unaudited)
                                            Notes     3/31/97       12/31/97         12/31/97
                                                         HK$            HK$              US$
ASSETS
Current assets
   Cash and bank balances                               3,254            419               54
   Accounts receivable, net                            21,255         13,043            1,683
   Inventories, net                           5        12,441          4,223              545
   Prepaid expenses                                     4,359          2,009              259
   Due from fellow subsidiaries               6        29,902             54                7
                                                     --------       --------         --------
Total current assets                                   71,211         19,748            2,548
Fixed assets                                          123,161        176,304           22,748
Loan to a related company                     7        13,366         14,350            1,852
Deposit for fixed assets                                1,011              -                -
Deferred tax asset                            3           517            517               67
Other assets                                              200            200               26
                                                     --------       --------         --------
                                                      209,466        211,119           27,241
                                                     ========       ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Bank loans and overdrafts, secured                  16,718          5,559              717
   Accounts payable                                     8,050            644               83
   Accrued liabilities                                  7,007          2,924              377
   Income tax payable                                     719            885              114
   Due to fellow subsidiaries                 6        15,851          1,183              153
   Due to a minority shareholder                        2,103            -                -
                                                     --------       --------         --------
Total current liabilities                              50,448         11,195            1,444
Minority interests                                      5,101             (1)             -
Due to holding company                        8       107,286         76,488            9,869
Loan from a related company                   7        13,366         14,350            1,852
                                                     --------       --------         --------
                                                      176,201        102,032           13,165
Shareholders' equity:
Common Stock, no par value,
   40,000,000 shares authorized;
   (3/31/97:  9,800,000) 14,250,000
   shares issued, and fully paid up           9         3,004        107,091           13,818
Preferred Stock, no par value,
   10,000,000 shares authorized;
   Convertible preferred stock - Series A:
   (3/31/97:  2,300,000) Nil shares issued             26,687            -                -
   and outstanding
Additional paid-in capital                   11           -              862              111
Contributed surplus                                     1,530          1,530              197
Retained earnings/(accumulated deficits)                2,044           (396)             (50)
                                                     --------       --------         --------
Total shareholders' equity                             33,265        109,087           14,076
                                                     --------       --------         --------
Total liabilities and shareholders' equity            209,466        211,119           27,241
                                                     ========       ========         ========




              The accompanying notes form an integal part of these
                       consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
       FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997

       (Amounts in thousands, except number of shares and per share data)


                                                                  Nine               Nine               Nine
                                                                months             months             months
                                               Notes             ended              ended              ended
                                                              12/31/96           12/31/97           12/31/97
                                                                   HK$                HK$                US$
Net sales:
     Paper handkerchiefs
     - third parties                                                  --               143                18
     - fellow subsidiaries                                        58,976            14,553             1,878
     Other paper products to third parties                        55,972            32,569             4,202
                                                            ------------      ------------      ------------
                                                                 114,948            47,265             6,098
Cost of sales:
     Paper handkerchiefs                                         (50,714)          (12,638)           (1,630)
     Other paper products                                        (51,974)          (30,666)           (3,957)
                                                            ------------      ------------      ------------
                                                                 102,688           (43,304)           (5,587)

Gross profit                                                      12,260             3,961               511

Commission income                                                  3,978                --                --

Selling, general and administrative expenses
     - third parties                             11               (9,244)           (4,286)             (554)
     - fellow subsidiaries                                        (3,955)           (1,871)             (241)
                                                            ------------      ------------      ------------
                                                                 (13,199)           (6,157)             (795)

Interest income                                                       32                 5                 1
Interest expense                                                  (1,583)             (491)              (63)
                                                            ------------      ------------      ------------
                                                                  (1,551)             (486)              (62)

Other income/(expenses)
     - compensation from supplier                                     --               750                97
     - loss on disposal of subsidiaries          4                    --              (406)              (52)
     - corporate promotion expenses              12                   --              (644)              (83)
     - others                                                         97               573                73
                                                            ------------      ------------      ------------
                                                                      97               273                35


Income/(loss) before income taxes                                  1,585            (2,409)             (311)

Provision for income taxes                       3
     - Current                                                      (905)              (31)               (4)
     - Deferred                                                      (21)               --                --
                                                            ------------      ------------      ------------
                                                                    (926)              (31)               (4)
                                                            ------------      ------------      ------------

Income/(loss) before minority interests                              659            (2,440)             (315)

Minority interest                                                    319                --                --
                                                            ------------      ------------      ------------

Net income/(loss)                                                    978            (2,440)             (315)
                                                            ============      ============      ============

Earnings/(loss) per share (cent)                 10                98.26            (22.40)            (2.89)
                                                            ============      ============      ============

Shares used in computation of
     earnings/(loss) per share                   10              995,353        12,882,546        12,882,546
                                                            ============      ============      ============


             The accompanying notes form an integral part of these
                       consolidated financial statements.

              DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997

       (Amounts in thousands, except number of shares and per share data)

                                                                  Nine            Nine            Nine
                                                                months          months          months
                                                                 ended           ended           ended
                                                              12/31/96        12/31/97        12/31/97
                                                                  HK$             HK$             US$

Net cash provided by
  operating activities                                          41,241           14,361          1,853

Cash flows from investing activities:
  Acquisition of fixed assets                                  (52,672)         (53,143)        (6,858)
  Acquisition of further interest in a subsidiary                   --           (5,182)          (669)
                                                              --------         --------       --------
  Proceeds from disposal of subsidiaries                            --              674             87
                                                              --------         --------       --------
Net cash used in investing activities                          (52,672)         (57,651)        (7,440)

Cash flows from financing activities:
  Advances from holding company                                 40,949           47,938          6,186
  Repayment of loan to a minority shareholder                   (3,218)          (2,103)          (271)
  New issue of common stock                                         --            5,779            746
  Bank loans and overdrafts, secured                           (23,693)         (11,159)        (1,440)
                                                              --------         --------       --------
Net cash provided by financing activities                       14,038           40,455          5,221
                                                              --------         --------       --------

Net increase/(decrease) in cash and cash equivalents             2,607           (2,835)          (366)

Cash and cash equivalents, at beginning
  of period                                                        853            3,254            420
                                                              --------         --------       --------
Cash and cash equivalents, at end of period                      3,460              419             54
                                                              ========         ========       ========

              The accompanying notes form an integal part of these
                       consolidated financial statements.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)


1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting of normal recurring accruals) considered necessary for a presentation have been included. Operating results for the nine months period ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended March 31, 1997 included in the previous Registration Statement.

2.   FOREIGN CURRENCY EXCHANGE

     The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars ("US$") prevailing on December 31, 1997 which was US$1.00 = HK$7.75. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into US$ at that rate or any other certain rate on December 31, 1997.

3.   INCOME TAXES

     The Company was incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, is not subject to tax on income or on capital gains.

     Grandom Dransfield (International) and Company Limited and Dransfield Paper
     (HK) Trading Limited ("DPT"), wholly-owned subsidiaries of the Company, were incorporated in Hong Kong and under the current Hong Kong

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)


3.   INCOME TAXES (continued)

     tax law, any income arising in and deriving from business carried on in Hong Kong is subject to Hong Kong tax. No tax is charged on dividends received and capital gains earned.

     Guangzhou Dransfield Paper Limited, a co-operative joint venture formed in the PRC in which the Company has a 100% interest, and Jiang Ying Dransfield Paper Co. Ltd. ("JYDP"), an equity joint venture formed in the PRC in which the Company has a 48% interest, are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. These two joint ventures are eligible for full exemption from joint venture income tax for the first two years starting from its first profitable year of operations followed by a 50% deduction from the third to fifth year. Under the Income Tax Law applicable to Sino-foreign joint ventures, no PRC income tax was levied on the above companies as they have not commenced operation as at December 31, 1997.

     Total income tax expense differs from the amount computed by applying Hong Kong statutory income tax rate of 16.5% (1996: 16.5%) to income before taxes as follows:

                                                        Nine             Nine              Nine
                                                      months           months            months
                                                      ended             ended             ended
                                                    12/31/96         12/31/97          12/31/97
                                                         HK$              HK$               US$
     Computed expected income taxes                    (261)             397                 51
     Non-deductible losses of subsidiaries             (625)            (428)              (55)
     Difference between Hong Kong
        statutory rate and Singapore
        statutory tax rate                              (40)                -                 -
                                                     ------           -------           -------
                                                       (926)              (31)               (4)
                                                     ======           =======           =======


     The deferred tax asset arises from temporary difference associated with tax losses carried forward.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)


4.   ACQUISITION AND DISPOSAL OF SUBSIDIARIES

     On March 27, 1997, the Company entered into a sale and purchase agreement to acquire the remaining 33.3% interest in CS Paper Holdings (International) Limited, a 66.7% subsidiary of the Company, and certain of its wholly-owned subsidiaries (collectively the "CSP Group") and to dispose of Dransfield Paper (S.E.A.) Pte. Limited ("DPSEA") and Central National Hong Kong Limited ("CN"), subsidiaries in which the group have 66.7% and 34% equity interests, respectively. The consideration for the disposal of DPSEA was HK$0.001. The consideration for the acquisition of the CSP Group and the disposal of CN was based on the net book value of the respective companies as at September 30, 1996.

     The amount of consideration payable to the minority shareholder of HK$3,000 was settled in cash during the nine months ended December 31, 1997.

     The agreement was conditional on the shareholders of the DHL passing, at an extraordinary general meeting, an ordinary resolution approving the agreement and the transactions. The agreement was declared unconditional on 9 May 1997 pursuant to a shareholders resolution.

     The above transaction has been accounted for using the purchase method of accounting. The excess of cost over the fair value of the net assets is HK$406 (US$52), which is reflected in the Company's statements of income for the nine months ended December 31, 1997.

5.   INVENTORIES, NET

     Inventories are comprised of:

                                                            (Unaudited)       (Unaudited)
                                              3/31/97         12/31/97          12/31/97
                                                  HK$              HK$               US$
         Raw materials                          2,207            2,376               307
         Finished goods                        11,496            2,601               336
         Less: Allowance for obsolescence      (1,262)            (754)              (97)
                                              -------       ----------         ---------
         Inventories, net                      12,441            4,223               545
                                              =======       ==========         =========

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)

6.   DUE FROM (TO) FELLOW SUBSIDIARIES

     Balances with fellow subsidiaries are unsecured, interest-free and repayable within one year. The Group utilised the banking facilities of certain fellow subsidiaries and the interest incurred on the banking facilities were reimbursed by the Group

7.   LOANS WITH A RELATED COMPANY

     In May 1995, the Company entered into an agreement with a third party, Broadsino Investment Company Limited ("Broadsino") to establish Dransfield Broadsino Paper Holdings Limited ("DBPHL"), a company which is 80% owned by the Company. DBPHL then entered into an agreement to establish a Sino-foreign equity joint venture company, JYDP, which is 60% owned by DBPHL and is principally engaged in paper manufacturing. DBPHL has committed to contribute an amount of US$9.26 million (approximately HK$72 million) to JYDP, to be financed by a shareholders' loan.

     The Company, DBPHL and Broadsino entered into a loan agreement whereby the Company and Broadsino agreed to make an interest-free shareholders' loan of US$9.26 million (approximately HK$72 million) (the "Shareholders' Loan") to DBPHL. Pursuant to another agreement, the Company agreed to make a loan of US$1,852 (approximately HK$14 million) to Broadsino, bearing compound interest at the rate of 6 percent per annum, to finance its share of the Shareholders' Loan to DBPHL. DBPHL has pledged all its assets with the Company and Broadsino for the repayment in full of the Shareholders' Loan. In addition, DBPHL also undertakes to apply any amounts, including dividends, which may be distributed by JYDP to it to repay, in full, the Shareholders' Loan. Broadsino has pledged both its 20 percent shareholding in DBPHL and any amount it may receive from DBPHL as repayment of its proportion of the Shareholders' Loan to secure the repayment, in full, of the loan from the Company. A promissory note has been issued by a wholly owned subsidiary of Broadsino in favour of the Company.

     As at December 31, 1997, the Company advanced HK$14,350 (US$1,852) to Broadsino for the capital injection in JYDP, which is classified as a loan to a related company. The same amount of HK$14,350 (US$1,852) is recorded in the consolidated financial statements a long term loan payable to Broadsino by DBPHL. The loan to and loan from a related company have no fixed repayment terms.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)


8.   DUE TO HOLDING COMPANY

     The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to April 1, 1999.

9.   NUMBER OF SHARES OUTSTANDING

     On May 30, 1997, the Company issued 2.3 million shares of common stock to the holding company on conversion of its 2.3 million shares of Series A convertible preferred stock and issued an additional one million shares of common stock to the holding company at US$5 per share on conversion of HK$38,685 (US$5,000) of the amount due to the holding company.

     At December 31, 1997, the aggregate and per share amount of the cumulative dividends in arrears was HK$1,977 (US$255) and HK$0.86 (US$0.11), respectively.

     In early June 1997, the Company issued 150,000 new shares of common stock at US$5 per share and is currently in the progress of public offering of 150,000 additional new shares of common stock of the Company at US$5 per share (based on the market price on that date).

     On September 19, 1997, the Company issued one million shares of common stock to the holding company at US$4.25 per share (based on the market price on that date) on conversion of HK$32,936 (US$4,250) of the amount due to the holding company.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)


10.  EARNINGS/(LOSS) PER SHARE

     The earnings per common and common equivalent share for the nine months ended December 31, 1996 were computed by dividing net income applicable to common and common equivalent shares by the weighted average number of 995,353 shares of common stock and common stock equivalents outstanding during the nine months ended December 31, 1996. The 2.3 million shares of convertible preferred stock has been considered to be the equivalent of common stock from its issuance on September 4, 1996. Each share of the preferred stock was converted into one share of common stock on May 30, 1997. The number of shares issuable on conversion of preferred stock was added to the number of common shares.

     The loss per common and common equivalent share for the nine months ended December 31, 1997 were computed by dividing net loss applicable to common and common equivalent shares by the weighted average number of 12,882,546 shares of common stock and common stock equivalents outstanding during the nine months ended December 31, 1997. The net loss applicable to common and common equivalent shares excludes dividends in arrears amounting to HK$446 (US$57) attributable to the series A convertible preferred stock for the period from April 1, 1997 to May 30, 1997 (date of conversion to common stock - see note 9). The conversion of the 2.3 million shares of the series A convertible preferred stock before May 30, 1997 and the exercise of warrants and stock options were not assumed in the calculation of loss per common and common equivalent share because the effect would have been antidilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per" ("FAS 128"), which is required to be adopted on March 31, 1998. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of FAS 128 on the calculation of earnings per share for the year ended March 31, 1997 is not expected to be material.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)

11.  STOCK OPTION

     The Company has adopted a stock option plan ("the Plan") since November 20, 1996, which were further amended on May 29, 1997. The Plan provides that non-transferable option may be granted by the directors to any employee, director, officer, consultant or advisor of the Company, its corporate parent, or its subsidiaries. The options are for 4-year terms but may not be exercised during the first year from date of grant. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's Common Stock during the five trading days prior to the date of grant or, if the Common Stock is not trading, not less than the net book value per share of the Company's Common Stock as reflected in the Company's latest balance sheet. The total number of shares of Common Stock which can be subject to the options at any time, both under the Plan and otherwise, shall not exceed 10 percent of the number of shares of Common Stock then issued and outstanding. No person can be granted options which, if fully exercised, would result in that person's owning more than 25 percent of the aggregate number of shares issuable under the Plan.

     The options of 575,000 shares with an exercise price of US$2.80 per share remained outstanding on December 31, 1997. The Company accounts for all options under APB Opinion No. 25 and related interpretations, under which an amount of HK$862(US$111) representing amortization of stock option expenses for the nine months period to December 31, 1997 has been charged to selling, general and administrative expenses with the corresponding credit being reflected as additional paid in capital.

12.  CORPORATE PROMOTION EXPENSES

     The Company became a listed company on Nasdaq in April 1997. An amount of approximately HK$644 (US$83) has been incurred and expended during the nine months period to December 31, 1997 for corporate expenses incurred in relation to various expenses associated with reporting, communicating to shareholders and investors and the maintenance costs associated with the various compliance filings as required by various authorities.

               DRANSFIELD CHINA PAPER CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       Nine Months ended December 31, 1997

               (Amounts in thousands, unless otherwise stated and
                   except number of shares and per share data)

13.  FINANCIAL INSTRUMENTS

     The carrying amount of the Company's cash and bank balances approximate their fair value because of the short maturity of those instruments. The carrying amounts of the Company's borrowing approximate their fair value based on the borrowing rates currently available for borrowings with similar terms and average maturities, except for the loans from holding company, which, due to their nature, the fair value is not determinable.

14.  CONCENTRATION OF RISK

     Concentration of credit risk:

     The Group's principal activities are distribution of fine paper and paper handkerchiefs. The Group has long standing relationships with most of its customers. The Group performs ongoing credit evaluation of its customers' financial conditions and, generally does not require collateral.

     The allowance for doubtful accounts the Group maintains is based upon the expected collectibility of all accounts receivable.

     Current vulnerability due to certain concentrations:

     The Group has investments in the PRC. The value of the Group's investment may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 18 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

                                   APPENDIX A

                     THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

AREA AND POPULATION

        The PRC has a territory of approximately 9.6 million square kilometers (3.71 million square miles) and is the third largest country in the world.

        The PRC is the most populous country in the world. It had a population at the end of 1993 of over 1.18 billion - about one-fifth of the world's population. Its population is unevenly distributed, being very dense in the east, particularly in the nine eastern coastal provinces and municipalities which make up 31.7% of the total population. The western part of the PRC is sparsely populated.

        The PRC is becoming increasingly urbanized. From 1949 to 1994, the PRC urban population increased from 11% of the total population to about 28% of the population (that is, more than 300 million people). Chongqing and Shanghai, with populations of approximately 15 to 13 million, respectively, are the largest cities in the PRC.

POLITICAL OVERVIEW

        The PRC political system is organized on the basis of the PRC Constitution. The National People's Congress ("NPC") is the highest organ and law-making body under the PRC Constitution, and the State Council is the highest executive organ of the laws and decisions made by the NPC.

        All state organs derive official authority from the PRC Constitution and other laws. The principal powers of the NPC include amending and enacting the PRC Constitution, promulgating and reviewing China's national laws and other regulations, appointing and removing the Premier and other members of the State Council, the Chairman of the Central Military Commission, the President of the Supreme People's Court, the Procurator General of the Supreme People's Procurate, and the President and Vice President of the PRC and approving national, social and economic plans. Delegates to the NPC come from the various provinces, regions, municipalities and armed force units and hold five year terms. The NPC meets annually with the Standing Committee of the NPC exercising state power when the NPC is not in session.

        The State Council is the highest executive organ of the state. The Premier of the State Council is appointed by the NPC. The State Council is responsible for the supervision and co-ordination of all ministries and commissions at the state level and all administrative agencies at the local level. It prepares and supervises the implementation of the State Plan and budget. There are 38 ministries and commissions together with the People's Bank of China and the State Auditing Administration which are currently under the authority of the State Council.

        The Chinese Communist Party ("CCP") plays a leading role in formulating policy and selecting and providing personnel at all levels of the State structure.

        Administratively, the PRC is divided into 23 provinces (which includes Taiwan), three municipalities (Beijing, Shanghai and Tianjin) and five autonomous regions. At the local level, administrative entities derive their authority from, and are accountable to, the People's Congresses at the provincial and municipal levels.

ECONOMIC REVIEW

ECONOMIC STRUCTURE.

        The PRC's economy contains four major sectors: state-owned enterprises, collectively-owned enterprises, individually-owned enterprises and other enterprises including enterprises with foreign capital. The proportion of industrial output attributable to state-owned enterprises has been decreasing, but state-owned enterprises still play a leading role in the economy. In 1993, state-owned enterprises accounted for approximately 43% of the PRC's output and enterprises owned by collectives and individuals accounted for 38.4% and 8.4%, respectively. The fastest growing sector of the economy is other types of enterprises, including enterprises with foreign capital, which accounted for 10.2% of the total industrial output in 1993, representing an increase of approximately 43.7% over 1992 figures.

        A recent reform has been the conversion of selected state-owned enterprises into limited liability shareholding companies and the issue of shares to public and private investors (including employees). Several of these state-owned enterprises, after being converted into limited liability shareholding companies, have been granted approval to list on the Shanghai Stock Exchange and the Shenzhen Stock Exchange, the two emerging stock markets in the PRC.

        Collectively-owned enterprises are predominately located in rural areas and concentrated in industries with lower demands for capital and technology or with greater consumer orientation. Collectively-owned enterprises are not subject to strict control but are only under the guidance of the State Plan. This allows them more operational flexibility than state-owned enterprises but entitles them to fewer state subsidies. In 1992, collectively-owned enterprises accounted for approximately 38% of total industrial production value in the PRC.

        Individually-owned enterprises are typically family-run small businesses. Individually-owned and other enterprises generally engage in service industries or retail businesses and are not covered by the State Plan.

ECONOMIC PLANS AND DEVELOPMENT.

        The development of the PRC's economy has been characterized by the adoption, since 1953, of Five Year Plans. Implementation of the plans is carried out under the supervision of the State Planning Commission, which reports directly to the State Council. The Ninth Five Year Plan for national, economic and social development for 1996-2000 was adopted earlier this year by the Standing Committee of the NPC.

        One objective for the Plan is for the PRC's output to grow at an average annual rate of growth of about 8%. From 1980 to 1990, the PRC had an average GNP growth rate of approximately 9%.

        The Plan also calls for the establishment of an economic structure consistent with a socialist planned economy based on public ownership and market regulation. In addition, emphasis is placed on the further opening of the PRC to the outside world by expanding economic and technological exchanges with other countries. The Plan also seeks to relieve supply problems which have arisen from rapid growth during the 1980s and to allocate resources to the priority areas of agriculture, energy, transportation, telecommunications and basic materials industries.

ECONOMIC REFORMS.

        In 1978, the PRC began implementing an economic reform program in an effort to revitalize the economy and improve the standard of living. Since that time, the PRC Government's economic policies have allowed for an increasing degree of liberalization from a centrally-planned economy to a more market-oriented economy. At the fourteenth Party Congress held in October 1992, the Congress called for a "socialist market economy" in which full rein should be given to market forces with the government limiting its role to setting and implementing broad macro-economic policies. This was later endorsed by the eighth session of the NPC amending the Constitution. As part of the economic reforms, managers of enterprises have been granted more decision-making powers and responsibilities in relation to matters such as production, marketing, use of funds, and employment and disciplining of staff.

        The PRC Government is gradually relaxing many of its controls over product prices. Although some products are still controlled and distributed by the PRC Government at planned prices, the range of products subject to planned prices has been substantially reduced, particularly in 1992 and the first half of 1993. Products which are not subject to the State Plan are generally sold at prices determined by market conditions. In addition, a state-owned enterprise which has fulfilled its production obligations under the State Plan may obtain additional raw materials and sell products which it has produced in excess of the State Plan at market prices in both the international and domestic markets.

        The following table sets out major economic indicators of the PRC from 1989 to 1993:

                                       1989    1990   1991   1992    1993
                                       ----    ----   ----   ----    ----
Gross national product
        % change                        4.4     4.1     8.2   13.4    13.2
Industrial output
        % change                        8.5     7.8    14.8   27.5    28.0
  Light industries                      8.2     9.2    13.0   26.1     n/a
  Heavy industries                      8.9     6.2    14.5   29.0     n/a
Per capita GNP
        % change                        2.8     9.0    12.8   19.1    27.2
Inflation rate
        % change in Retail
        Price Index                    17.8     2.1     2.9    5.4    13.2
Gross industrial output value
        % change                        8.5     7.8    14.8   27.5    28.0
Merchandise exports
        US$ billion                    52.5    62.1    71.9   85.0    91.8
        % change                       10.6    18.2    15.7   18.2     8.0
Merchandise imports
        US$ billion                    59.1    53.4    63.8   80.6   104.0
        % change                        7.0    -9.8    19.6   26.4    29.0
Trade balance
        US$ billion                    -6.6     8.7     8.1    4.4   -12.2

------------------------------

Source:    State Statistical Bureau of the PRC China Statistical Yearbook 1994;

        As indicated in the table above, industrial output in the PRC has grown rapidly since 1988. The last decade of economic reform has resulted in a great change in the PRC's industrial pattern. In the first three decades after 1949, the PRC placed great emphasis on heavy industry rather than light industry and as a result the growth rate of heavy industry consistently out-performed that of light industry. In recent years growth in industrial output has become relatively balanced between light industry and heavy industry.

        The PRC's economic reform has had its problems. Overheating of the economy, inflation and stagnation in its basic infrastructure development prompted the government to implement policies to curb inflation from time to time during the 1980s. An austerity policy in 1988, in particular, led to two years of stagnant markets and an economic downswing. Starting in early 1992, boosted by Deng Xiaoping's calls for faster economic development during his visit to southern China, the pace of the PRC's economic reform has accelerated.

        At present, the PRC is in another period of very fast economic development. However, economic problems are being encountered mainly due to over-investment in fixed assets, rapid growth in the monetary supply, serious bottle- neck problems in transport infrastructure, excessive increases in the prices of some consumer goods and the costs of production. Commencing in the second half of 1993, the PRC implemented macro-economic and fiscal policies in an effort to control its overheated economy. The plan included raising interest rates, calling in speculative loans, cutting government expenditure and suspending some price reform measures. The challenge facing the PRC's economic planners is to ensure that the economy continues to grow but that this growth takes place in a stable and non-inflationary environment.

FOREIGN TRADE.

        The PRC's foreign trade has grown rapidly since 1987. Trading partners now include about 170 countries and regions. From 1978 to 1993, the value of total trade grew from US$20.6 billion to US$195.7 billion.

        In 1993, the PRC's foreign trade yielded a trade deficit of US$12.2 billion. Exports reached US$91.8 billion, representing an increase of 8% over those of 1992, and imports reached US$103.95 billion, representing an increase of 29%.

        The PRC currently enjoys Most Favored Nation ("MFN") trading status with the United States, which status is subject to renewal on an annual basis. The PRC's MFN status means that the PRC maintains those trading privileges enjoyed by all normal trading partners of the United States. The PRC has retained MFN privileges since 1980. Rescission of MFN status would subject PRC exports to the United States to significantly higher tariffs.

FOREIGN INVESTMENT.

        Since 1978, the number of enterprises with foreign investment has increased rapidly in the PRC. By the end of 1993, about 167,507 foreign investment enterprises with an aggregate amount of contracted investment of about US$382 billion had been established. In 1990, foreign investment enterprises constituted approximately 4.3% of the PRC's total industrial production value. Since 1978, the PRC Government has afforded even greater flexibility to foreign parties in relation to the industries in which investments may be made, access to domestic markets, and management of foreign investment enterprises, including greater latitude in the hiring and dismissal of employees, in setting levels of wages, bonuses and allowances, and in purchasing raw materials and marketing products.

FOREIGN INVESTMENT IN THE PRC FROM 1979 TO 1993.
(excluding joint stock limited companies)

                                             1979-84  1985-89   1990    1991    1992      1993
                                             -------  -------   ----    ----     ----     ----
 Number of contracts                          3,248    18,530   7,273  12,978   48,764   83,437
 Contractual value (in U.S.$ billions)        10.41     26.46    6.60   11.98     58.1    111.4


-------------------------
Source:    State Statistical Bureau of the PRC.

LEGAL SYSTEM

        The legal system of the PRC is based principally on written laws and regulations as supplemented by State Council Commission and Ministry level measures, rules, interpretations, procedures and directives. Government departments under the State Council in charge of state planning, economic restructuring, foreign trade and investment, tax, customs and environmental protection in particular have broad powers to establish binding legal rules applicable to all industrial and commercial enterprises. Decided court cases have no generally binding effect, although such cases are used for the purposes of judicial reference and guidance. To date, court decisions have not played a significant role in the interpretation of the PRC legislation relating to the economy.

        As stated above, the NPC is responsible for enacting national laws in the PRC. The People's Congresses at the provincial and municipal levels have power to promulgate rules and regulations which are effective only within the relevant provinces and municipalities. The State Council, certain government agencies under the State Council and the People's Congresses at the provincial and municipal levels have authority to issue administrative measures, but such administration measures, rules, regulations, decisions and directives must not be in conflict with national laws.

        The PRC is still in the course of developing a comprehensive system of laws since its adoption of the economic opening-up policy and reform in 1978. It has promulgated a series of laws and regulations principally on various economic matters and foreign investment in the PRC. Such laws and regulations mainly deal with foreign investments in the PRC, taxation, foreign trade, economic contracts between PRC entities and foreign parties, technology transfer and the protection of certain intellectual property rights. The PRC Constitution was amended in December 1982 to permit investment by foreign entities and individuals in the PRC and guarantee protection of the lawful rights and interests of foreign investors in the PRC.

THE JUDICIAL SYSTEM.

        The PRC judicial system is composed of four levels of court: the Supreme People's Court, the Higher People's Court, the Intermediate People's Court and the Basic People's Court. The People's Court is established with criminal, civil and economic tribunals. In addition to these three tribunals, the People's Court may establish other tribunals (such as an intellectual property rights tribunal) if necessary. A higher-level People's Court and People's Procuratorate are both responsible for the supervision of a lower-level People's Court. The Supreme People's Court is the highest judicial authority in the PRC judicial system and exercises supervisory power over the various levels of People's Courts. The PRC adopts a two-tier final appeal system for ordinary civil cases. Such cases are first heard by a People's Court of first instance and then subject to appeal to the People's Court of second instance at the next higher level, whose decision is final. However, an application for re-trial may be made to the court of original jurisdiction which delivered the judgment or ruling, or a higher-level court pursuant to the Judicial Supervisory Procedures.

        The PRC legal system is based on statutes, and court cases do not constitute binding precedents. The National People's Congress and its standing committee, the Supreme People's Court, the Supreme People's Procuratorate and the State Council may give opinions on the interpretation of laws and regulations so as to resolve uncertainties and ambiguities. Interpretations made by legislative bodies carry general legal effect. Interpretations made by the Supreme People's Court and the Supreme People's Procuratorate are divided into specific interpretations, which are binding interpretations in respect of specific cases and general interpretations, which carry general legal effect. Interpretations made by the State Council carry general legal effect but their scope is restricted to administrative rules, regulations and provisions.

        For civil cases, if a party fails to comply with a legally binding judgment, ruling or settlement agreement, the other party to the dispute may apply to the court of jurisdiction for enforcement. There are time limits imposed on the right to apply for such enforcement. If at least one of the parties to the dispute is an individual, the time limit is one year. If both parties to the dispute are legal persons or other institutions, the time limit is six months.

        Foreign judgments and rulings will be recognized and enforced by the People's Courts, if there is an international treaty or other reciprocal enforcement between the PRC and the relevant foreign country and the enforcement will not violate the public security, state sovereignty, public interests or basic principles of law of the PRC.

ARBITRATION AND ENFORCEMENT OF ARBITRATION AWARDS.

        The Arbitration Law of the People's Republic of China became effective September 1, 1995. The Arbitration Law provides that it is applicable to trade disputes involving foreign parties. The parties thereto may, pursuant to their arbitration agreement, submit their dispute to arbitration before an arbitration committee constituted in accordance with the Arbitration Law. The arbitration rules to be applied by the arbitration committee shall be formulated in accordance with Arbitration Law and the PRC Civil Procedure Law.

        The China International Economic and Trade Arbitration Commission ("CIETAC") is one of the arbitration institutions in the PRC, whose jurisdiction covers foreign related disputes arising from "international economic and trade transactions" where the parties have reached an arbitration agreement selecting CIETAC to be the venue of the arbitration.

        An award made by CIETAC is final and binding on the parties. Under the PRC Civil Procedure Law and the Arbitration Law, the People's Court shall enforce arbitration awards governed by CIETAC unless certain errors or irregularities relating to the jurisdiction, arbitration procedures or composition of the tribunal are proved or if in the view of the People's Court the execution of the award would be contrary to the interests of the place of domicile of the party subject to execution or the place where his property is located.

        Foreign arbitration awards may be enforced in China in accordance with the PRC Civil Procedure Law provided that the relevant foreign country has entered into an international treaty or other reciprocal enforcement arrangement with China. An application for enforcement shall be submitted to the Intermediate People's Court.

        In 1987, China acceded to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"). Because Hong Kong participates in the New York Convention by virtue of the United Kingdom being a signatory to the New York Convention, an award by an arbitration organization in Hong Kong can generally be enforced in the PRC. However, the PRC's accession is subject to the reservation that (a) the PRC will recognize and enforce foreign arbitration awards on the principles of reciprocity, and (b) the PRC will only abide by the New York Convention in disputes considered to be arising from contractual and non-contractual mercantile legal relations under Chinese laws.

EXCHANGE CONTROL

        On December 28, 1993, the People's Bank of China, authorized by the State Council of the PRC, announced that the dual exchange rate system for Renminbi against foreign currencies would be replaced by a unified exchange rate system, with effect from January 1, 1994. The PRC's foreign exchange control system has been in a state of flux since that time. Numerous rules and regulations and implementation measures have been issued. To the extent that existing provisions stipulated in previous regulations do not contradict new regulations as mentioned above, the existing regulations should remain valid. Set out below is a summary of these regulations which remain valid and effective:

        (1) Foreign exchange dealings are centralized and administered by the State Administration for Exchange Control and its branches ("SAEC"). Foreign exchange transactions are to be carried out under the approval of SAEC in the PRC through authorized banks and other financial institutions, including certain designated foreign banks.

        (2) PRC residents and foreigners residing in the PRC with foreign exchange incomes may deposit the foreign exchange in banks or sell the foreign exchange to banks.

        (3) Foreign parties to Sino-foreign equity joint ventures, Sino-foreign cooperative joint ventures, foreign investors in wholly foreign-owned enterprises and other foreign enterprises in China are permitted to remit their profits out of the PRC, subject to the availability of foreign exchange.

        Since March 1, 1993, each PRC or non-PRC resident has been permitted to bring in or take out of the PRC RMB6,000 in cash.

        The People's Bank of China, with authority from the State Council, on December 28,1993 issued the Notice on Further Reform of the Foreign Exchange Control Structure with effect from January 1, 1994. The Notice unifies the official Renminbi exchange rate and the market rate for Renminbi established at the foreign exchange swap centers throughout the PRC. Under the Notice, all foreign exchange income of PRC enterprises must be sold to designated banks authorized to deal in foreign exchange. However, enterprises with foreign equity interests and enterprises allowed to have foreign exchange bank accounts are allowed to retain their foreign exchange earnings.

        Control on the purchase of foreign exchange is also relaxed. Enterprises which require foreign exchange for their ordinary trading activities may purchase foreign exchange from designated foreign exchange banks if the applicant is supported by proper import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and the relevant required documents. For non-trading activities, any application for purchase of foreign exchange needs to be supported by payment contracts or payment notices from relevant overseas organizations. According to Article 14 of the Provisional Regulations on the Sale, Purchase and Payment of Foreign Exchange, the payment of dividends to foreign shareholders is one of the activities permitting the purchase of foreign exchange through the banking system.

        A unified foreign exchange inter-bank market among designated foreign banks is to be established, to be supervised and administered by the People's Bank of China through the SAEC.

        A single exchange rate system has been set up to replace the official rate and the swap center rate. Based on market conditions and supply and demand, and based on the PRC interbank foreign exchange market rate on the previous day, with reference to current exchange rates in the world financial markets, the People's Bank of China announces each day an exchange rate which is to be followed by all designated foreign exchange banks within the permitted range.

        Further, foreign investment enterprises may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated foreign exchange banks. Should such foreign exchange be insufficient, enterprises may apply to the relevant department of the state for permission to purchase foreign exchange from designated foreign exchange banks.

        The foreign exchange quota system is being phased out and outstanding holdings of foreign exchange quota and other entitlements may still be used to obtain foreign currencies through swap centers which shall continue to operate for an interim period.

                                    PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following are all expenses of this issuance and distribution. Brokers' commissions will be paid equal to five percent of the gross proceeds from the sale of 150,000 shares of Common Stock being offered by the Registrant to the extent any of such shares are sold by NASD broker-dealers rather than directly by the Registrant. All expenses are being paid by the Company.

   Item                                             Amount
                                                   --------
Registration fees                                  $  2,090
Printing and engraving                                3,000
Legal                                                35,000
Accounting & auditors                                10,000
                                                   --------
                                                   $ 50,090

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        There is set forth in the Prospectus under "Enforcement of Civil Liabilities and Certain Foreign Issuer Considerations" a description of the laws of the Territory of the British Virgin Islands with respect to the indemnification of officers, directors, and agents of corporations incorporated in the Territory of the British Virgin Islands.

        The Company has Memorandum and Articles of Association provisions that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.

        To the extent of the indemnification rights provided by the Territory of the British Virgin Islands statutes and provided by the Company's Memorandum and Articles of Association, and to the extent of the Company's abilities to meet such indemnification obligations, the officers, directors and agents of the Company would be beneficially affected.

RECENT SALES OF UNREGISTERED SECURITIES.

         Certain issuances of securities by the Registrant have been made either in contemplation or in effectuation of a merger-spinoff transaction involving the Registrant and Dransfield Paper Holdings Limited (which merger occurred on February 26, 1997), and SuperCorp, Inc., an Oklahoma corporation, which created a public market for the Registrant's Common Stock by distributing on February 13, 1997, to its shareholders (the "spinoff") 461,572 shares of Common Stock of the Registrant. The spinoff part of the merger-spinoff transaction was registered with the Commission on a Form S-1 Registration Statement which became effective on February 12, 1997 (Commission File No. 333-11637).

        On June 30, 1996 the Registrant issued 461,572 shares of its common stock to its corporate parent, SuperCorp Inc., an Oklahoma corporation, for a cash consideration of $462, or $0.001 a share, and on August 15, 1996 issued 26,786 shares of its Series B Preferred Stock to J. Douglas Bowey and 11,642 shares of its Series B Preferred Stock to T.E. King for a cash consideration of $38, or $0.001 a share, which shares were exchanged on February 13, 1997, for 38,428 shares of Common Stock of the Company.

        On August 15, 1996 the Registrant issued to 9 persons, for services rendered, options to purchase 100,000 shares of its Common Stock at $0.50 a share, each option expiring December 31, 1997. These options were exchanged on February 13, 1997, for 500,000 Callable Warrants. The persons to whom the shares of Series B Preferred Stock and the options were issued have the following relationships with the Registrant:

                                                                                             Shares of
                                  Position with                             Series B          Number
                                    Company or                              Preferred           of
Insider                             SuperCorp                                Stock           Options(1)
-------                             ---------                                -----           -------
J. Douglas Bowey                  Finder                                    26,786(2)          6,000

T.E. King                         Company president and                     11,642(2)         50,000
                                  sole director; Super-
                                  Corp president and
                                  director

Thomas J. Kenan                   Company counsel;                             0              4,000(3)
                                  SuperCorp counsel;
                                  SuperCorp officer
                                  and director

Albert L. Welsh                   SuperCorp officer                            0               8,000
                                  and director

George W. Cole                    None                                         0               8,000(4)

John E. Adams                     None                                         0               8,000(5)

Robert G. Rader                   None                                         0               8,000(6)

Gary E. Bryant                    None                                         0               8,000(7)


-------------------------

(1) On February 13, 1997, and immediately prior to the Company's merger with Dransfield Paper Holdings Limited, 500,000 Callable Warrants were exchanged for the 100,000 options that were issued to the 8 insiders listed above as partial payment for the services described immediately below. The options entitled the option holders to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and would have expired if not exercised on December 31, 1997. Each Callable Warrant entitles the holder to purchase 1 share of the Company's Common Stock for $5.50 and expires 18 months from the effective date of the Merger with Dransfield Paper. The Warrants are callable by the Company on 30 days notice at such time as the Company's Common Stock has traded at $8 a share for 10 consecutive days.

(2) Immediately prior to the merger between the Company and Dransfield Paper, shares of Common Stock were received by the holders in exchange for an equal number of shares of Series B Preferred Stock of the Company that were issued to the two insiders listed above as partial payment for the services described immediately below. The Series B Preferred Stock had the same rights as the Company's Common Stock and, in addition, was entitled to receive in liquidation $1 a share before liquidating distributions are made to the Common Stock holders.

(3) These warrants are held by the Marilyn C. Kenan Trust, of which trust Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary.

(4)     These warrants are held by Marjorie J. Cole, Mr. Cole's spouse.

(5) These warrants are held by Meridyne Corporation, of which Mr. Adams is an officer and director.

(6)     These warrants are held by Judith Rader, Mr. Rader's spouse.

(7)     Half of these warrants are held by Suzanne Kerr, Mr. Bryant's wife.

SERVICES RENDERED BY INSIDERS.

        Mr. Bowey's finder services consisted of introducing Mr. King to SuperCorp in 1995, and the Company securities he will receive represent compensation to him for these services.

        Mr. King developed personal contacts with officers of Dransfield Paper in 1995 and, together with Messrs. Kenan and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper. Subsequent to the November 1995 due diligence trip and throughout 1996, Mr. King has done additional due diligence services, financial and economic analyses, economic projections with respect to the business of Dransfield Paper and near-daily liaison with officers of Dransfield Paper. Mr. King was the sole officer and director of the Company prior to the Merger, and is and will be the Company's agent for service of process after the Merger. For these services, Mr. King has received $45,000 from Dransfield Paper and will receive the securities listed above.

        Mr. Kenan, together with Messrs. King and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper and throughout 1996 has done additional due diligence services and has performed legal services in organizing the Company and registering the Spinoff transaction with the Securities and Exchange Commission ("the Commission"). For these services and for additional legal services Mr. Kenan is to perform with respect to the Commission should the Merger be approved by Dransfield Paper, Mr. Kenan has been paid $60,000 by Dransfield Paper and will receive the securities listed above.

        Mr. Welsh, together with Messrs. King and Kenan during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper.

        Other than as stated above, none of the insiders has received any compensation from SuperCorp or the Company with respect to the transaction with Dransfield Paper. Further, none has received a salary or other compensation from SuperCorp for his services as an officer or director of SuperCorp.

        All of the insiders have performed services for SuperCorp, Messrs. Kenan and Adams since 1989, Mr. Welsh since 1991, and the others since 1994, such services being in the nature of searching for and developing candidates, such as Dransfield Paper, for a spinoff-merger transaction that will benefit SuperCorp shareholders. These services go uncompensated, and the attendant expenses in most instances go unreimbursed unless and until an opportunity for indirect compensation presents itself, such as the 500,000 U.S. Callable Warrants to be distributed or attributed to the eight insiders. Until such time, should it ever occur, that the Company's Common Stock should qualify as a "covered security" under the National Securities Market Improvement Act, the distribution of these warrants to approximately 2,500 SuperCorp shareholders in 48 states on a pro rata basis would require registration under the state Blue Sky laws and would be economically prohibitive and, in some states, impossible, due to state securities laws and regulations. Yet, the distribution and potential exercise of the 500,000 U.S. Callable Warrants was essential to the negotiation of the transaction with Dransfield Paper.

        There was no underwriter, and none of the above-described securities were offered to any persons other than the present holders of these securities.

        The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506. Each of the 8 persons was a promoter and insider to the organization of the Registrant and fully informed as to the details of organization of the Registrant.

        On February 26, 1997, the merger between the Registrant and Dransfield Paper Holdings Limited became effective. The Registrant is the surviving corporation. Consistent with the terms of the merger agreement (Exhibit 2 to this Registration Statement), on February 26, 1997, the Registrant issued 9,300,000 shares of its Common Stock, 2,300,000 shares of its Series A Convertible Preferred Stock, and 446,004 Callable Common Stock Purchase Warrants to the sole shareholder of Dransfield Paper Holdings Limited, Dransfield Holdings Limited, and acquired, through the merger, all the assets and assumed all the liabilities of Dransfield Paper Holdings Limited.

        The 2,300,000 shares of Series A Convertible Preferred Stock were converted into 2,300,000 shares of Common Stock on May 30, 1997, by Dransfield Holdings Limited. Also on May 30, 1997, the Registrant issued 1,000,000 shares of its Common Stock to Dransfield Holdings Limited in exchange for the cancellation of $5,000,000 of debt owed to Dransfield Holdings Limited.

        The issuances of the securities in the merger and on May 30, 1997, to Dransfield Holdings Limited were not registered under the Securities Act of 1933 (i) as not being subject to the provisions of Section 5 of the

Securities Act of 1933, due to the lack of jurisdiction of the Federal securities laws over a transaction involving the issuance by a foreign corporation of securities to another foreign person outside the boundaries of the United States, and (ii) as exempt from registration in reliance upon the exemption from registration provided by Regulation S and Regulation D of the Commission.

        In early June 1997 the Registrant sold 150,000 shares of its Common Stock for cash at $5.00 a share to 37 persons, two of whom are non-U.S. persons and residents of Hong Kong and the rest are U.S. persons and residents of the U.S. The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506.

        The names of the 37 persons and the number of shares each bought are as follows, the first two being the non-U.S. persons and residents of Hong Kong:


                                                                                      No. of
                            Name                                                      Shares
                            ----                                                      -------
                Kingsway Securities Holdings Limited                                   50,000

                Ko Kim Hang                                                            50,000

                Fred Bell C/F Brooks Bell                                               1,000
                NC Unf Transfer to Minors Act

                Fred Bell and Nancy Bell, Jt Ten WROS                                   8,000

                William L. Burroughs                                                    2,000

                Carol Cotton IRA,
                Rauscher Pierce Refsnes C/F                                             1,000

                Florence Cour and Thomas Cour, Jt Ten                                   1,000

                Michael Davidson                                                          500

                Jerry M. Dennis                                                         5,000

                M. Wright Evins IRA,                                                    1,000
                Rauscher Pierce Refsnes C/F

                Mark D. Ferguson IRA,                                                   1,000
                Rauscher Pierce Refsnes C/F

                Margaret E. Gentzle IRA,                                                1,000
                Raymond James & Assoc Inc CSDN

                Louis Greer SEP/IRA,                                                    1,000
                Rauscher Pierce Refsnes C/F

                Sally Holt IRA,                                                         2,000
                Rauscher Pierce Refsnes C/F

                Charles E. Jordan and
                Frances C. Jordan, Jt Ten                                               1,000

                Paul A. McLean                                                          2,000

                Jamie Meekins                                                             500

                Edward A. Nicholson and                                                 1,000
                Beverly M. Nicholson, JT WROS

                Patricia T. Osborne IRA,                                                2,000
                Rauscher Pierce Refsnes C/F

                Gary D. Pigg                                                              500

                Sarah E. Ritter                                                           500

                Robert Michael Slemp                                                    2,000

                William D. Smith IRA,                                                     500
                Rauscher Pierce Refsnes C/F

                Wayne A. Smith                                                          2,000

                Eugene Tinker                                                             500

                Adalberto Torres                                                        1,000

                William Wells                                                             500

                Kathy D. White IRA,                                                     4,000
                Rauscher Pierce Refsnes C/F

                Wiley White #2, Wiley White SEP/IRA,                                    2,000
                Rauscher Pierce Refsnes C/F

                Michale Wilkes                                                            500

                Ruby D. Wilks IRA,                                                      2,000
                Raymond James & Assoc Inc CSDN

                Grady H. Williams SEP/IRA,                                                500
                Rauscher Pierce Refsnes C/F

                Franz J. Schubert                                                         500

                Lillard T. Walker, Jr. and
                Lillard T. Walker, III, Jt Ten                                            500

                Henry H. Quimby and Ruth H. Quimby,
                Tenants in Common                                                         500

                Robert B. Johnson, Personal Representative
                Estate of Annette B. Johnson                                              500

                Robert B. Johnson                                                         500

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        Separately bound but filed as part of this Registration Statement are the following exhibits:

        Exhibit                                                     Item
        -------                                                     ----
           1                      -       Broker's Agency Agreement - by and between Dransfield China Paper Corporation and Birchtree Financial Services, Inc.****

           2                      -       Agreement of Merger of August 1, 1996, between Dransfield China Paper
                                          Corporation and Dransfield Paper Holdings Limited.*

           2.1                    -       Certificate of Merger issued on February 26, 1997, by the Registrar of
                                          Companies of the British Virgin Islands, evidencing the merger between
                                          Dransfield China Paper Corporation (the Registrant), as the surviving company, and Dransfield Paper Holdings Limited, as the discontinuing company.***

           3(i)                   -       Memorandum of Association of Dransfield China Paper Corporation.*

           3(ii)                  -       Restated and Amended Articles of Association of Dransfield China Paper
                                          Corporation.**

           4                      -       Relevant portion of the Memorandum of Association of Dransfield China Paper
                                          Corporation defining the rights of the holder of its Series A Convertible
                                          Preferred Stock.*

           5                      -       Opinion of Harney, Westwood & Riegels as to legality of the securities covered by this Registration Statement.****

           8                      -       Opinion by Harney, Westwood & Riegels as to matters concerning British Virgin
                                          Islands law.****

          10                      -       1996 Share Option Scheme, as amended, adopted by Dransfield China Paper
                                          Corporation.****

          10.1                    -       Chinese-Foreign Equity Joint Venture - Jiang Ying Dransfield Paper Co., Ltd. -
                                          Articles of Association - China Jiangsu Huaxi Holdings Company - Dransfield
                                          Broadsino Paper Holdings Co. Ltd.***

          10.2                    -       Document of Conghua County Foreign Economic Relations & Trade Committee -
                                          No.(1993) 334 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Co-operative Venture - Dransfield Paper (Guangzhou) Ltd.***

          10.3                    -       Document of Conghua City Foreign Economic Relations & Trade Committee -
                                          No.(1995) 018 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Second Supplementary Agreement of the Co-operative Venture
                                          Contract for Dransfield Paper (Guangzhou) Ltd.***

          10.4                    -       Document of Conghua City Foreign Economic Relations & Trade Committee -
                                          No.(1995) 097 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Third Supplementary Agreement of the Co-operative Venture
                                          Contract for Dransfield Paper (Guangzhou) Ltd.***

          10.5                    -       Document of Conghua City Foreign Economic Relations & Trade Committee -
                                          No.(1995) 131 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fourth Supplementary Agreement of the Co-operative Venture
                                          Contract for Dransfield Paper (Guangzhou) Ltd.***

          10.6                    -       Document of Conghua City Foreign Economic Relations & Trade Committee -
                                          No.(1995) 161 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fifth Supplementary Agreement of the Co-operative Venture
                                          Contract for Dransfield Paper (Guangzhou) Ltd.***

          10.7                    -       Document of Conghua City Foreign Economic Relations & Trade Committee -
                                          No.(1995) 178 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Sixth Supplementary Agreement of the Co-operative Venture
                                          Contract for Dransfield Paper (Guangzhou) Ltd.***

          10.8                    -       Distributor's Agreement - By and between Proctor & Gamble AG and Grandom
                                          Dransfield Int'l and Co.***

          10.9                    -       Contract on Transfer of Land - Transferor: Xinhui City Sanjiang Town Industry
                                          Overall Company - Transferee: Guangzhou Dransfield Paper Ltd.***

          21                      -       List of all subsidiaries of the Registrant.* (Superseded by Exhibit 1 to
                                          Form 20-F)*****

          23                      -       Consent of Ernst & Young, independent auditors of Dransfield Paper Holdings
                                          Limited before its merger with the Company and, since its merger on

                                          February 26, 1997, with the Company, now the independent auditors of the
                                          Company.  (Superseded by Exhibit 23.5)

          23.1                    -       Consent of Harney, Westwood & Riegels, solicitors, to the reference to them as experts who have passed upon certain information contained in the Registration
                                          Statement.****

          23.2                    -       Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration
                                          Statement.****

          23.3                    -       Consent of Jan Yang to the reference to him as a director of Dransfield China
                                          Paper Corporation.****

          23.4                    -       Consent of Hogan & Slovacek, independent auditors of Dransfield China Paper
                                          Corporation before its merger with Dransfield Paper Holding Limited.****

          23.5                    -       Consent of Ernst & Young, independent auditors of Dransfield China Paper
                                          Corporation since its merger with Dransfield Paper Holdings Limited.+

          23.6                    -       Consent of Ernst & Young, independent auditors of Dransfield China Paper
                                          Corporation since its merger with Dransfield Paper Holdings Limited.

          27                      -       Financial Data Schedule.****

          99                      -       Designation of Thomas J. Kenan as the authorized representative in the United
                                          States of Dransfield China Paper Corporation.****

        * Previously filed with the Registrant's Form S-1 (SEC File No. 333-11637); incorporated herein.

        ** Previously filed with the Registrant's Amendment No. 1 to Form S-1 (SEC File No. 333-11637); incorporated herein.

        *** Previously filed with the Registrant's Form 6-K filed on March 7, 1997; incorporated herein.

        **** Previously filed with the Registrant's Amendment No. 2 on Form F-1; incorporated herein.

        ***** Previously filed with the Registrant's Form 20-F (SEC File No. 000-21919); incorporated herein.

        + Previously filed with the Registrant's Post-Effective Amendment No. 1 to Form F-1 (SEC File No. 333- 11641); incorporated herein.

        UNDERTAKINGS.

        Dransfield China Paper Corporation, the undersigned registrant, hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                (4) To file a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Dransfield China Paper Corporation pursuant to the foregoing provisions, or otherwise, Dransfield China Paper Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dransfield China Paper Corporation of expenses incurred or paid by a director, officer or controlling person of Dransfield China Paper Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dransfield China Paper Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the date set forth below.

Date: March 11, 1998                      Dransfield China Paper Corporation



                                          By: /s/ Horace Yao Yee Cheong
                                             -------------------------------
                                             Horace Yao Yee Cheong, chief
                                             executive officer





        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: March 11, 1998                /s/ Horace Yao Yee Cheong
                                    --------------------------------------
                                    Horace Yao Yee Cheong, director and
                                    chief executive officer



Date: March 11, 1998                /s/ Jeremy Lu Yuen Tong
                                    --------------------------------------
                                    Jeremy Lu Yuen Tong, director



Date: March 11, 1998                /s/ Warren Ma Kwok Hung
                                    --------------------------------------
                                    Warren Ma Kwok Hung, director, and principal
                                    financial and accounting officer



Date: March 10, 1998                /s/ Thomas J. Kenan
                                    --------------------------------------
                                    Thomas J. Kenan, director and authorized
                                    representative in the United States of the
                                    registrant


Date: March 11, 1998                /s/ Jan Yang
                                    --------------------------------------
                                    Jan Yang, Ph.D., director

                               INDEX TO EXHIBITS



         Exhibit                        Item
         -------                        ----
            1              -      Broker's Agency Agreement - by and between Dransfield China Paper Corporation and
                                  Birchtree Financial Services, Inc.****

            2              -      Agreement of Merger of August 1, 1996, between Dransfield China Paper Corporation and
                                  Dransfield Paper Holdings Limited.*

            2.1            -      Certificate of Merger issued on February 26, 1997, by the Registrar of Companies of
                                  the British Virgin Islands, evidencing the merger between Dransfield China Paper
                                  Corporation (the Registrant), as the surviving company, and Dransfield Paper Holdings
                                  Limited, as the discontinuing company.***

            3(i)           -      Memorandum of Association of Dransfield China Paper Corporation.*

            3(ii)          -      Restated and Amended Articles of Association of Dransfield China Paper Corporation.**

            4              -      Relevant portion of the Memorandum of Association of Dransfield China Paper
                                  Corporation defining the rights of the holder of its Series A Convertible Preferred
                                  Stock.*

            5              -      Opinion of Harney, Westwood & Riegels as to legality of the securities covered by this
                                  Registration Statement.****

            8              -      Opinion by Harney, Westwood & Riegels as to matters concerning British Virgin Islands law.****

           10              -      1996 Share Option Scheme, as amended, adopted by Dransfield China Paper
                                  Corporation.****

           10.1            -      Chinese-Foreign Equity Joint Venture - Jiang Ying Dransfield Paper Co., Ltd. -
                                  Articles of Association - China Jiangsu Huaxi Holdings Company - Dransfield Broadsino
                                  Paper Holdings Co. Ltd.***

           10.2            -      Document of Conghua County Foreign Economic Relations & Trade Committee - No.(1993)
                                  334 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Co-operative
                                  Venture - Dransfield Paper (Guangzhou) Ltd.***

           10.3            -      Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 018
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Second
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

           10.4            -      Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 097
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Third
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

           10.5            -      Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 131
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fourth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

           10.6            -      Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 161
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fifth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

           10.7            -      Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 178
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Sixth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

           10.8            -      Distributor's Agreement - By and between Proctor & Gamble AG and Grandom Dransfield
                                  Int'l and Co.***

           10.9            -      Contract on Transfer of Land - Transferor: Xinhui City Sanjiang Town Industry Overall
                                  Company - Transferee: Guangzhou Dransfield Paper Ltd.***

           21              -      List of all subsidiaries of the Registrant.* (Superseded by Exhibit 1 to Form 20-F)*****

           23              -      Consent of Ernst & Young, independent auditors of Dransfield Paper Holdings Limited before its merger with the Company and, since its merger on

                                  February 26, 1997, with the Company, now the independent auditors of the Company.
                                  (Superseded by Exhibit 23.5)

           23.1            -      Consent of Harney, Westwood & Riegels, solicitors, to the reference to them as experts who have passed upon certain information contained in the Registration Statement.****

           23.2            -      Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.****

           23.3            -      Consent of Jan Yang to the reference to him as a director of Dransfield China Paper
                                  Corporation.****

           23.4            -      Consent of Hogan & Slovacek, independent auditors of Dransfield China Paper
                                  Corporation before its merger with Dransfield Paper Holding Limited.****

           23.5            -      Consent of Ernst & Young, independent auditors of Dransfield China Paper Corporation since its merger with Dransfield Paper Holdings Limited.+

           23.6            -      Consent of Ernst & Young, independent auditors of Dransfield China Paper Corporation since its merger with Dransfield Paper Holdings Limited.

           27              -      Financial Data Schedule.****

           99              -      Designation of Thomas J. Kenan as the authorized representative in the United States of Dransfield China Paper Corporation.****

         * Previously filed with the Registrant's Form S-1 (SEC File No. 333-11637); incorporated herein.

         ** Previously filed with the Registrant's Amendment No. 1 to Form S-1 (SEC File No. 333-11637); incorporated herein.

         *** Previously filed with the Registrant's Form 6-K filed on March 7, 1997; incorporated herein.

         **** Previously filed with the Registrant's Amendment No. 2 on Form F-1; incorporated herein.

         ***** Previously filed with the Registrant's Form 20-F (SEC File No. 000-21919); incorporated herein.

         + Previously filed with the Registrant's Post-Effective Amendment No. 1 to Form F-1 (SEC File No. 333- 11641); incorporated herein.